Exhibit 10.72
EXECUTION VERSION

Dated 30 October 2020

ROYAL CARIBBEAN CRUISES LTD.
as Borrower

CITIBANK N.A., LONDON BRANCH
as ECA Agent

CITIBANK EUROPE PLC, UK BRANCH
as Facility Agent

BANCO SANTANDER, S.A.,
MUFG BANK, LTD. (FORMERLY KNOWN AS THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.)
CITIBANK N.A., LONDON BRANCH, HSBC FRANCE, SOCIÉTÉ GÉNÉRALE

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) AND
SMBC BANK INTERNATIONAL PLC
as Mandated Lead Arrangers

and

THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN
as Lenders

SIXTH SUPPLEMENTAL AGREEMENT
relating to a credit agreement in respect of the financing of the acquisition of m.v. Symphony of the Seas (ex hull no. B34)

Contents
Clause    Page

1	Definitions	1
2	Amendments to Principal Agreement	3
3	Representations and warranties	3
4	Conditions	4
5	Covenant to provide other ECA guarantees	5
6	Costs and expenses	5
7	Miscellaneous and notices	6
Schedule 1 The Mandated Lead Arrangers and the Lenders		7
Schedule 2 Conditions Precedent		11
Schedule 3 Form of Amended and Restated Facility Agreement		13
Schedule 4 Form of Amendment Effective Date certificate		14
Schedule 5 Form of First Priority Guarantee		15
Schedule 6 Form of Second Priority Guarantee		16
Schedule 7 Form of Third Priority Guarantee		17
Schedule 8 Form of Senior Parties Subordination Agreement		19
Schedule 9 Form of Other Senior Parties Subordination Agreement		20

THIS SIXTH SUPPLEMENTAL AGREEMENT (this Agreement) is dated 30 October 2020 and made BETWEEN:

(1) ROYAL CARIBBEAN CRUISES LTD. as Borrower;

(2) CITIBANK N.A., LONDON BRANCH as ECA Agent;

(3) Citibank Europe plc, UK Branch as Facility Agent;

(4) BANCO SANTANDER, S.A., MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), CITIBANK N.A., LONDON BRANCH, HSBC FRANCE, SOCIÉTÉ GÉNÉRALE, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) and SMBC BANK INTERNATIONAL PLC as Mandated Lead Arrangers; and

(5) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein as Lenders.

WHEREAS:

(A) This Agreement is supplemental to a credit agreement dated 30 January 2015 (as novated, amended and restated pursuant to a novation agreement dated 30 January 2015, and as further amended and restated pursuant to a first supplemental agreement dated 9 February 2016, a second supplemental agreement dated 7 February 2017, a third supplemental agreement dated 16 March 2018, and a fourth supplemental agreement dated 29 April 2020 and as supplemented by a supplemental agreement dated 28 July 2020 (the Supplemental Agreement), the Principal Agreement) in respect of the financing of the acquisition of m.v. Symphony of the Seas (ex hull no. B34) and made between, amongst others, the Borrower, the ECA Agent, the Facility Agent and the Lenders and subject to the conditions of which each of the Lenders agreed to advance (and have advanced) its respective Commitment of an aggregate amount not exceeding the Maximum Loan Amount (the Loan).

(B) Pursuant to the Supplemental Agreement, the Lenders have agreed to grant the Financial Covenant Waiver (as defined and more particularly set out in the Supplemental Agreement) on the condition that the Guarantees are granted in favour of the Lenders and the Principal Agreement be amended and restated on the basis set out in this Agreement.
NOW IT IS HEREBY AGREED as follows:

1 Definitions

1.1 Defined expressions

Words and expressions defined in the Principal Agreement and, with effect from the Amendment Effective Date, the Facility Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2 Definitions

In this Agreement, unless the context otherwise requires:

Amendment Effective Date means the date specified as the “Amendment Effective Date” in the certificate signed by the Facility Agent in accordance with clause 4.3, which confirmation the Facility Agent shall be under no obligation to give if a Default or a Prepayment Event shall have occurred or if such date falls after 7 December 2020 (or such later date as may, with the approval of BpiFAE, be agreed between the Parties).

Applicable Jurisdiction means, with respect to a Guarantor, the jurisdiction or jurisdictions under which such Guarantor is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

ECA Financing has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Facility Agreement means the Principal Agreement as amended, supplemented and restated by this Agreement.

Finance Parties means the Mandated Lead Arrangers, the Facility Agent and the Lenders.

First Priority Guarantee has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Guarantees has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Guarantor means each guarantor under the First Priority Guarantee, the Second Priority Guarantee and the Third Priority Guarantee.

Loan Documents has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3 but, for the purposes of this Agreement, shall also include the letter referred to in paragraph 3.2 of Schedule 2.

Material Adverse Effect means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment obligations under the Loan Documents to which it is a party.

Other Senior Parties has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Party means each of the parties to this Agreement.

Second Priority Guarantee has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Senior Parties has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Subordination Agreement has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Third Priority Guarantee has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

1.3 Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Amendment Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4 Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5 Designation as a Loan Document

This Agreement is designated as a Loan Document.

2 Amendments to Principal Agreement

2.1 Amendments to Principal Agreement

With effect on and from the Amendment Effective Date, (i) the Principal Agreement shall be (and it is hereby) amended and restated so as to read in accordance with the form of the amended and restated Facility Agreement set out in Schedule 3 and (ii) Schedules 5 through 9 hereto shall be attached to the Principal Agreement as new Exhibits I through M thereto, and the Principal Agreement (as so amended) will continue to be binding upon each Party hereto in accordance with its terms as so amended and restated.

2.2 Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and each of the Principal Agreement and this Agreement shall be read and construed as one instrument.

3 Representations and warranties

The Borrower represents and warrants that:

(a) each of the representations contained in article VI of the form of the amended and restated Facility Agreement set out in Schedule 3 (excluding those in section 6.10) shall be deemed repeated by the Borrower at the date of this Agreement and at the Amendment Effective Date, in each case by reference to the facts and circumstances then pertaining, as if references to the Loan Documents include this Agreement and as if the amended and restated Facility Agreement was effective at the time of each such repetition; and

(b) at the date of this Agreement and at the Amendment Effective Date, in each case, by reference to the facts and circumstances then pertaining:

(i) Each Guarantor is validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation; each Guarantor is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each Guarantor has full power and authority, has taken all organizational action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document to which it is a party and to perform its obligations thereunder.

(ii) The execution, delivery and performance by each Guarantor of each Loan Document to which it is party, are within the such Guarantor’s organizational powers, have been duly authorized by all necessary organizational action, and do not:

(A) contravene such Guarantor’s articles of incorporation or by-laws (or any equivalent organizational or governing document of such Guarantor), inclusive of any amendments thereto;

(B) contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

(C) contravene any court decree or order binding on such Guarantor or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;

(D) contravene any contractual restriction binding on such Guarantor or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

(E) result in, or require the creation or imposition of, any Lien on any of such Guarantor’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

(iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Guarantor of the Loan Documents to which it is party (except for authorizations or approvals not required to be obtained on or prior to the date of this Agreement or the Amendment Effective Date, as applicable, or that have been obtained or actions not required to be taken on or prior to the date of this Agreement or the Amendment Effective Date, as applicable, or that have been taken). Each Guarantor holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the date of this Agreement or the Amendment Effective Date, as applicable, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

(iv) Each Guarantee to which a Guarantor is a party constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(v) There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against any Guarantor, that purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated thereby.

(vi) The obligations of the Guarantor under the First Priority Guarantee rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of such Guarantor other than Indebtedness preferred as a matter of law.

(vii) Each Guarantor is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party. No Guarantor nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to its obligations under the Loan Documents to which it is a party (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

4 Conditions

4.1 Documents and evidence

The agreement of the Parties referred to in clause 2 shall be subject to the receipt, by no later than 7 December 2020 or, in the case of the conditions set out in paragraphs 3.1 and 3.4 of Schedule 2, no later than 9 November 2020 (or, in each case, such later date as may, with the approval of BpiFAE, be agreed between the Parties), by the Facility Agent or its duly authorised representative of the documents and evidence specified in Schedule 2, in each case in form and substance satisfactory to the Facility Agent.

4.2 General conditions precedent

The agreement of the Parties referred to in clause 2 shall be subject to the further conditions that on the Amendment Effective Date:

(a) the representations and warranties of Borrower contained in clause 3 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect which shall be accurate in all respects) on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

(b) no Event of Default or Prepayment Event shall have occurred and be continuing or would result from the amendment of the Principal Agreement pursuant to this Agreement.

4.3 Amendment Effective Date certificate

Upon fulfilment or waiver of the conditions in this clause 4, the Facility Agent shall sign a certificate in the form set out in Schedule 4 confirming that the Amendment Effective Date has occurred and such certificate shall be binding on all Parties.

5 Covenant to provide other ECA guarantees

The Borrower covenants and undertakes with the Facility Agent that it shall, on or before the Amendment Effective Date or as soon as reasonably practicable thereafter:

(a) enter into an amendment agreement (with such amendments being on substantially the same terms as those set out in this Agreement and the Facility Agreement (as applicable)) to each ECA Financing in existence as at the date of this Agreement in order to substantially reflect the amendments set out in the Facility Agreement and, in particular, the existence of the guarantees referred to in (b) below; and

(b) procure that the Guarantors enter into each guarantee (on materially the same terms as the equivalent Guarantee provided by the relevant Guarantor) required to be entered into by it in connection with the amended ECA Financing agreements referred to above.

6 Costs and expenses

6.1 Out-of-pocket cost and expenses

The Borrower agrees to pay on demand, on an after-tax basis, all costs and expenses in connection with:

(a) the preparation, execution and delivery of; and

(b) the administration, modification and amendment of,

this Agreement and all other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Lenders and the Facility Agent.

6.2 Value Added Tax

All fees, costs and expenses payable pursuant to this clause 6 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

6.3 Stamp and other duties

The Borrower agrees to pay on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by a Party) imposed on or in connection with this Agreement and shall indemnify the other Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

7 Miscellaneous and notices

7.1 Each Lender hereby authorises the Facility Agent to enter into each Subordination Agreement on behalf of the Lenders and agrees that each such Subordination Agreement (including any Additional Subordination Agreement or New Guarantor Subordination Agreement to be entered into in accordance with the terms of the Facility Agreement) shall be binding on, and enforceable against, that Lender and accordingly each Lender agrees to take any action or inaction (as the case may be) as may be necessary to comply with the provisions of each such Subordination Agreement.

7.2 This Agreement and any non-contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English law.

7.3 The provisions of sections 11.2 (Notices), 11.8 (Execution in Counterparts; Effectiveness, etc.), 11.9 (Third Party Rights), 11.14.2 (Jurisdiction) and 11.14.3 (Alternative Jurisdiction) and 11.14.4 (Service of Process) of the Facility Agreement shall apply to this Agreement as if they are set out in full and as if (a) references to each Party are references to each Party to this Agreement and (b) references to the Facility Agreement include this Agreement.

7.4 The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

IN WITNESS whereof the Parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
The Mandated Lead Arrangers and the Lenders

Name	Facility Office and contact details
Banco Santander, S.A.
Ciudad Financiera Avenida de Cantabria s/n Edificio Encinar 2a planta 28600 Boadilla del Monte Spain
Fax No: +34 91 257 1682

Attention: Elise Regnault
Julián Arroyo
Angela Rabanal
Ecaterina Mucuta
Vanessa Berrio Vélez
Ana Sanz Gómez

Tel No: +34 912893722
+1 212-297-2919
+1 212-297-2942
+33 1 53 53 70 46
+34 91 289 10 28
+34 91 289 17 90

E-mail:
elise.regnault@gruposantander.com
Julian.Arroyo@santander.us
arabanal@santander.us
ecaterina.mucuta@gruposantander.com
vaberrio@gruposantander.com
anasanz@gruposantander.com

MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)
Immeuble Le Centorial
16-18 rue du Quatre Septembre
75002 Paris
France
Tel No: +44207 577 5803 / 580
Email: Eca.finance@uk.mufg.jp
with a copy to:
ECA Finance
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
Great Britain
Fax No: +44 207 577 155
Tel No: +44 207 577 5803 / 580
Email: Eca.finance@uk.mufg.j

Citibank N.A., London Branch
Citigroup Centre Canada Square London E14 5LB United Kingdom
Attention: Wei-Fong Chan Kara Ca
Romina Coates Antoine Paycha

Fax No: +44 20 7986 4881 Tel No: +44 20 7986 3036 / +44 20 7508 03
+44 20 7986 4824
+44 20 7500 0907 /

E-mail:
weifong.chan@citi.com
kara.catt@citi.com
romina.coates@citi.com
antoine.paycha@citi.com

HSBC France
HSBC France – Global Banking
Agency Operations (GBAO)
Transaction Manager Unit
103 avenue des Champs Elysées
75008 Paris
France

Attention: Florencia Thoma
Alexandra Penda

Fax No: +33 1 40 70 28 8
Tel No: +33 1 40 70 73 81
+33 1 41 02 67 50

Email: florencia.thomas@hsbc.f
alexandra.penda@hsbc.fr

Copy to:

HSBC France
103 avenue des Champs Elysées
75008 Paris
France

Attention: Celine Karsenty / Julie Bellais

Fax No: +33 1 40 70 78 93
Tel No: +33 1 40 70 28 59 /
+33 1 40 70 22 97

Email: celine.karsenty@hsbc.fr
julie.bellais@hsbc.fr

Skandinaviska Enskilda Banken AB (publ)
Facility Office:
Kungsträdgårdsgatan 8 106 40 Stockholm Sweden

Address for Notices:

One Carter Lane London EC4V 5AN United Kingdom
Attention: Malcolm Stonehouse
Fax No: +44 20 7588 0929
Tel No: +44 20 7246 4310
E-mail: malcolm.stonehouse@seb.co.u

With a copy to:

One Carter Lane London EC4V 5AN United Kingdom
Attention: Ina Kulies
Fax No: +44 20 7588 0929
Tel No: +44 20 7246 4069
E-mail: ina.kuliese@seb.co.u

Société Générale
Société Générale Facility Office 29 Boulevard Haussmann 75009 Paris France

For operational/servicing matters:

Bouchra BOUMEZOUED / Tatiana BYCHKOVA
Société Générale
189, rue d’Aubervilliers 75886
PARIS CEDEX 18
OPER/FIN/CAF/DMT6

Phone: +33 1 57 29 13 12 / +33 1 58 98 43 05

Email: bouchra.boumezoued@sgcib.com
tatiana.bychkova@sgcib.com
par-oper-caf-dmt6@sgcib.com

For credit matters:

Attention: Tingting Y
Patricia SACCO
Address: 189, rue d’Aubervillier
75886 Paris
CEDEX 18
OPER/FIN/SMO/EXT
Tel No: +33 1 57 29 54 19 /
+33 1 42 14 58 15
Email: tingting.yu@sgcib.co
patricia.sacco@sgcib.com

SMBC Bank International plc.
1/3/5 rue Paul Cézanne 75008 Paris France
Attention:Cedric le Duigou
Guillaume Branco
Herve Billi
Claire Lucien
Fax No: +33 1 44 90 48 01
Tel No:
Cedric le Duigou: + 33 1 44 90 48 83
Guillaume Branco: + 33 1 44 90 48 71
Herve Billi: +33 1 44 90 48 4
Claire Lucien: + 33 1 44 90 48 49
Helene Ly: +33 1 44 90 48 76
E-mail: cedric_leduigou@fr.smbcgroup.co
guillaume_branco@fr.smbcgroup.com
herve_billi@fr.smbcgroup.com
claire_lucien@fr.smbcgroup.com
helene_ly@fr.smbcgroup.com

Schedule 2

Conditions Precedent
1 Borrower

1.1 A certificate of the Borrower’s and each Guarantor’s Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Agreement or the relevant Guarantee (as applicable) and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Agreement.

1.2 A Certificate of Good Standing issued by the relevant authorities in respect of the Borrower and (to the extent applicable) each Guarantor.

1.3 A certificate from the Borrower confirming that guaranteeing the obligations guaranteed pursuant to a particular Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the relevant Guarantor to be exceeded.

2 Legal opinions

The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender from:

2.1 Watson Farley & Williams LLP, counsel to the Borrower as to Liberian law;

2.2 Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law; provided that such opinion shall not be required to address any matters with respect to RCL Investments Ltd.;

2.3 Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of French law;

2.4 Norton Rose Fulbright US LLP, counsel to the Facility Agent as to matters of New York law; and

2.5 Campbells, counsel to the Borrower as to matters of Cayman Islands law,

or, where applicable, a written approval in principle (which can be given by email) by any of the above counsel of the arrangements contemplated by this Agreement and a confirmation that a formal legal opinion will follow promptly after the Amendment Effective Date.

3 Other documents and evidence

3.1 Evidence that the Guarantors have executed and delivered each of the Guarantees to which they are to be a party in accordance with the terms of this Agreement.

3.2 A letter duly executed by each Guarantor, the Borrower and the Facility Agent, pursuant to which each of the Guarantors agrees to be bound by certain provisions of the Facility Agreement, including clauses 4.6, 4.8, 8.1.5(c) and 8.1.5(d).

3.3 An amendment to the BpiFAE Insurance Policy duly signed and issued by BpiFAE in a form and substance satisfactory to the Lenders.

3.4 Evidence that each of the Facility Agent, the Senior Parties, and the Other Senior Parties have executed and delivered the Subordination Agreements required to be executed by such Person as a condition to the execution of the Second Priority Guarantee and the Third Priority Guarantee, as applicable.

3.5 Evidence that any amounts payable in respect of any documented costs and expenses due from the Borrower under clause 6 of this Agreement, together with any fees separately agreed in writing between the Borrower and any Finance Party, have been paid or will be paid promptly when due or on being demanded.

3.6 Evidence that any process agent appointed pursuant to clause 7.3 of this Agreement has accepted its appointment.

3.7 Such documentation and information as any Finance Party may reasonably request through the Facility Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party.

Schedule 3

Form of Amended and Restated Facility Agreement

_________________________________________
SYMPHONY OF THE SEAS (EX HULL NO. B34)
CREDIT AGREEMENT
_________________________________________
dated 30 January 2015 as novated, amended and restated
on the Actual Delivery Date pursuant to
a novation agreement dated 30 January 2015 (as amended)
(as amended and restated by a first supplemental agreement dated 9 February 2016, a second supplemental agreement dated 7 February 2017, a third supplemental agreement dated 16 March 2018, and a fourth supplemental agreement dated 29 April 2020, as supplemented by a supplemental agreement dated 28 July 2020 and as further amended and restated by a sixth supplemental agreement dated 30 October 2020)
BETWEEN
Royal Caribbean Cruises Ltd.
as the Borrower,
the Lenders from time to time party hereto,
Citibank N.A., London Branch
as ECA Agent
and
Citibank Europe plc, UK Branch
as Facility Agent
and
Banco Santander, S.A., Citibank N.A., London Branch, HSBC France, Société Générale, SMBC Bank International plc, MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) and Skandinaviska Enskilda Banken AB (publ)
as Mandated Lead Arrangers

PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1. Defined Terms    2
SECTION 1.2. Use of Defined Terms    26
SECTION 1.3. Cross-References    26
SECTION 1.4. Accounting and Financial Determinations    26
ARTICLE II COMMITMENTS AND BORROWING PROCEDURES
SECTION 2.1. Commitment    27
SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments    27
SECTION 2.3. Borrowing Procedure    28
SECTION 2.4. Funding    31
ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1. Repayments    32
SECTION 3.2. Prepayment    32
SECTION 3.3. Interest Provisions.    33
SECTION 3.3.1. Rates.    33
SECTION 3.3.2. Election of Floating or Fixed Rate.    34
SECTION 3.3.3. Interest stabilisation.    34
SECTION 3.3.4. Post-Maturity Rates.    34
SECTION 3.3.5. Payment Dates.    35
SECTION 3.3.6. Interest Rate Determination; Replacement Reference Banks    35
SECTION 3.3.7. Unavailability of LIBO Rate    35

SECTION 3.4. Commitment Fees.    37
SECTION 3.4.1. Payment.    37
SECTION 3.5. Other Fees.    38
ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
SECTION 4.1. LIBO Rate Lending Unlawful.    38
SECTION 4.2. Deposits Unavailable    38
SECTION 4.3. Increased LIBO Rate Loan Costs, etc.    39
SECTION 4.4. Funding Losses    41
SECTION 4.4.1. Indemnity.    41
SECTION 4.4.2. Exclusion    42
SECTION 4.5. Increased Capital Costs    42
SECTION 4.6. Taxes    44
SECTION 4.7. Reserve Costs    46
SECTION 4.8. Payments, Computations, etc.    47
SECTION 4.9. Replacement Lenders, etc.    47
SECTION 4.10. Sharing of Payments    48
SECTION 4.10.1. Payments to Lenders.    48
SECTION 4.10.2. Redistribution of payments.    49
SECTION 4.10.3. Recovering Lender's rights.    49
SECTION 4.10.4. Reversal of redistribution    49
SECTION 4.10.5. Exceptions.    49
SECTION 4.11. Set-off    49
SECTION 4.12. Use of Proceeds    50
SECTION 4.13. FATCA Information.    50

SECTION 4.14. Resignation of the Facility Agent    51
SECTION 4.15. Deferred Costs    51
ARTICLE V CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan    52
SECTION 5.1.1. Resolutions, etc.    52
SECTION 5.1.2. Opinions of Counsel.    53
SECTION 5.1.3. BpiFAE Insurance Policy.    53
SECTION 5.1.4. Closing Fees, Expenses, etc.    53
SECTION 5.1.5. Compliance with Warranties, No Default, etc    53
SECTION 5.1.6. Loan Request    54
SECTION 5.1.7. Foreign Exchange Counterparty Confirmations.    54
SECTION 5.1.8. Protocol of delivery.    54
SECTION 5.1.9. Title to Purchased Vessel.    54
SECTION 5.1.10. Interest Stabilisation.    54
SECTION 5.1.11. Escrow Account Security.    55
SECTION 5.1.12. Deferred Tranche    55
ARTICLE VI REPRESENTATIONS AND WARRANTIES
SECTION 6.1. Organization, etc.    56
SECTION 6.2. Due Authorization, Non-Contravention, etc.    56
SECTION 6.3. Government Approval, Regulation, etc.    56
SECTION 6.4. Compliance with Environmental Laws    56
SECTION 6.5. Validity, etc.    57
SECTION 6.6. No Default, Event of Default or Prepayment Event    57
SECTION 6.7. Litigation    57

SECTION 6.8. The Purchased Vessel    57
SECTION 6.9. Obligations rank pari passu; Liens    57
SECTION 6.10. Withholding, etc.    58
SECTION 6.11. No Filing, etc. Required    58
SECTION 6.12. No Immunity    58
SECTION 6.13. Investment Company Act    58
SECTION 6.14. Regulation U    58
SECTION 6.15. Accuracy of Information    58
SECTION 6.16. Compliance with Laws    59
ARTICLE VII COVENANTS
SECTION 7.1. Affirmative Covenants    59
SECTION 7.1.1. Financial Information, Reports, Notices, etc.    59
SECTION 7.1.2. Approvals and Other Consents.    61
SECTION 7.1.3. Compliance with Laws, etc.    61
SECTION 7.1.4. The Purchased Vessel.    62
SECTION 7.1.5. Insurance    63
SECTION 7.1.6. Books and Records    63
SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements    63
SECTION 7.1.8. Performance of building contract obligations    63
SECTION 7.2. Negative Covenants    64
SECTION 7.2.1. Business Activities    64
SECTION 7.2.2. Indebtedness    64
SECTION 7.2.3. Liens    65
SECTION 7.2.4. Financial Condition    67

SECTION 7.2.5. Additional Undertakings.    67
SECTION 7.2.6. Consolidation, Merger, etc.    74
SECTION 7.2.7. Asset Dispositions, etc.    75
SECTION 7.3. Lender incorporated in the Federal Republic of Germany    75
ARTICLE VIII EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default    75
SECTION 8.1.1. Non-Payment of Obligations    76
SECTION 8.1.2. Breach of Warranty    76
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations    76
SECTION 8.1.4. Default on Other Indebtedness    76
SECTION 8.1.5. Bankruptcy, Insolvency, etc.    77
SECTION 8.2. Action if Bankruptcy    78
SECTION 8.3. Action if Other Event of Default    78
ARTICLE IX PREPAYMENT EVENTS
SECTION 9.1. Listing of Prepayment Events    78
SECTION 9.1.1. Change of Control    79
SECTION 9.1.2. Unenforceability    79
SECTION 9.1.3. Approvals    79
SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations    79
SECTION 9.1.5. Judgments    79
SECTION 9.1.6. Condemnation, etc.    79
SECTION 9.1.7. Arrest    80
SECTION 9.1.8. Sale/Disposal of the Purchased Vessel    80
SECTION 9.1.9. BpiFAE Insurance Policy    80

SECTION 9.1.10. Illegality.    80
SECTION 9.1.11. Dividend or New Debt    80
SECTION 9.1.12. Breach of Principles    81
SECTION 9.2. Mandatory Prepayment    81
SECTION 9.3. Mitigation    81
ARTICLE X THE FACILITY AGENT AND THE ECA AGENT
SECTION 10.1. Actions    82
SECTION 10.2. Indemnity    82
SECTION 10.3. Funding Reliance, etc    83
SECTION 10.4. Exculpation    83
SECTION 10.5. Successor    84
SECTION 10.6. Loans by the Facility Agent    85
SECTION 10.7. Credit Decisions    85
SECTION 10.8. Copies, etc    85
SECTION 10.9. The Agents’ Rights    86
SECTION 10.10. The Facility Agent’s Duties    86
SECTION 10.11. Employment of Agents    86
SECTION 10.12. Distribution of Payments    87
SECTION 10.13. Reimbursement    87
SECTION 10.14. Instructions    87
SECTION 10.15. Payments    88
SECTION 10.16. “Know your customer” Checks    88
SECTION 10.17. No Fiduciary Relationship    88
SECTION 10.18. Illegality    88

ARTICLE XI MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc.    88
SECTION 11.2. Notices    90
SECTION 11.3. Payment of Costs and Expenses    91
SECTION 11.4. Indemnification    91
SECTION 11.5. Survival    93
SECTION 11.6. Severability    93
SECTION 11.7. Headings    93
SECTION 11.8. Execution in Counterparts, Effectiveness, etc.    93
SECTION 11.9. Third Party Rights    93
SECTION 11.10. Successors and Assigns    94
SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan    94
SECTION 11.11.1. Assignments    94
SECTION 11.11.2. Participations    95
SECTION 11.11.3. Register.    96
SECTION 11.12. Other Transactions    97
SECTION 11.13. BpiFAE Insurance Policy.    97
SECTION 11.13.1. Terms of BpiFAE Insurance Policy    97
SECTION 11.13.2. Obligations of the Borrower.    97
SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.    98
SECTION 11.14. Law and Jurisdiction    99
SECTION 11.14.1. Governing Law    99
SECTION 11.14.2. Jurisdiction    99
SECTION 11.14.3. Alternative Jurisdiction    99
SECTION 11.14.4. Service of Process    99

SECTION 11.15. Confidentiality    99
SECTION 11.16. French Authority Requirements.    100
SECTION 11.17. Waiver of immunity.    101
SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.    101

EXHIBITS
Exhibit A    -    Form of Loan Request
Exhibit B-1    -    Form of Opinion of Liberian Counsel to Borrower
Exhibit B-2    -    Form of Opinion of English Counsel to the Facility Agent and the Lenders
Exhibit B-3    -    Form of Opinion of French Counsel to the Facility Agent and the Lenders
Exhibit B-4    -    Form of Opinion of US Tax Counsel to the Lenders
Exhibit C    -    Form of Lender Assignment Agreement
Exhibit D-1    -    Form of Delivery Non-Yard Costs Certificate
Exhibit D-2    -    Form of Final Non-Yard Costs Certificate
Exhibit E    -    Repayment Schedule
Exhibit F    -    The Principles
Exhibit G    -    Information Package
Exhibit H    -     Silversea Indebtedness and Liens
Exhibit I    -    Form of First Priority Guarantee
Exhibit J    -    Form of Second Priority Guarantee
Exhibit K    -    Form of Third Priority Guarantee
Exhibit L    -    Form of Senior Parties Subordination Agreement
Exhibit M    -    Form of Other Senior Parties Subordination Agreement

CREDIT AGREEMENT
SYMPHONY OF THE SEAS (EX HULL NO. B34) CREDIT AGREEMENT, dated 30 January 2015 as novated, amended and restated on the Actual Delivery Date (as defined below), and as further amended and restated by a first supplemental agreement dated 9 February 2016, a second supplemental agreement dated 7 February 2017, a third supplemental agreement dated 16 March 2018 and a fourth supplemental agreement dated 29 April 2020, as supplemented by a supplemental agreement dated 28 July 2020 and as further amended and restated by a sixth supplement agreement dated 30 October 2020, is among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), Citibank N.A., London Branch in its capacity as agent for the Lenders referred to below in respect of matters related to BpiFrance Assurance Export (in such capacity, the “ECA Agent”), Citibank Europe plc, UK Branch in its capacity as facility agent (in such capacity, the “Facility Agent”) and the financial institutions listed in Schedule 1 to the Novation Agreement (as defined below) as lenders (in such capacity, together with each of the other Persons that shall become a “Lender” in accordance with clause 12 of the Novation Agreement or Section 11.11.1 hereof, each of them individually a “Lender” and, collectively, the “Lenders”).
W I T N E S S E T H:
WHEREAS,
(A)    The Borrower and Chantiers de l’Atlantique S.A. (previously known as STX France S.A.) (the “Builder”) have entered on 6 June 2014 into a Contract for the Construction and Sale of m.v. Symphony of the Seas (ex hull no. B34) (as amended from time to time, the “Construction Contract”) pursuant to which the Builder has agreed to design, construct, equip, complete, sell and deliver the passenger cruise vessel Symphony of the Seas bearing Builder’s hull number B34, which shall be owned by a Subsidiary of the Borrower, Symphony of the Seas Inc. (the “Purchased Vessel”);
(B)    The Lenders have agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility calculated on the amount (the “Maximum Loan Amount”) equal to the EUR sum of:
(i)    eighty per cent (80%) of the Contract Price (as defined below) of the Purchased Vessel, and including Non-Yard Costs of up to EUR100,000,000 (the “Maximum Non-Yard Costs Amount”), but which amount shall not exceed in aggregate EUR1,159,852,994;
(ii)    eighty per cent (80%) of the change orders of up to EUR66,542,359.27 (representing up to 6.28% of the Basic Contract Price) effected in accordance with the Construction Contract; and
(iii)    100% of the BpiFAE Premium (as defined below),

1

    being an amount no greater than EUR1,004,172,515.27 and being made available in the US Dollar Equivalent of that Maximum Loan Amount (as such Dollar amount may be adjusted pursuant to clause 5.3 of the Novation Agreement);
(C)    Of the amounts referred to in recital (B)(i) and (ii) above, the Lenders have made certain amounts available to the Original Borrower during the period prior to the Actual Delivery Date pursuant to this Agreement (the liability for which amount has been assumed by the Borrower following the novation of this Agreement pursuant to the Novation Agreement) and, in relation to the amount referred to in recital (B)(i) the balance (namely, EUR137,600,000) has been or shall be made available to the Borrower as an Additional Advance pursuant to the Novation Agreement and this Agreement.
(D)    The Lenders have also (but without increasing the Maximum Loan Amount and/or the Commitment of each Lender) agreed to make available to the Borrower, upon the terms and conditions contained herein, a US dollar loan facility in the amount equal to the aggregate of the principal portion of the repayment installments of the Loan payable on the Repayment Dates (as defined below) falling during the Advanced Loan Deferral Period (as defined below) (the “Deferred Tranche Maximum Loan Amount”). An advance under the Deferred Tranche (as defined below) will be available for the purpose of paying the principal portion of the repayment instalment due on each Repayment Date falling during such Advanced Loan Deferral Period. Each advance of the Deferred Tranche will be automatic and notional only, effected by means of a book entry to finance the repayment installment then due.
(E)    In consideration of the Lenders agreeing to extend the Financial Covenant Waiver Period on the basis set out herein, the Borrower has agreed to procure the execution of the Guarantees and to make certain amendments to this Agreement to reflect the existence of such Guarantees.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Actual Delivery Date” means the date on which the Purchased Vessel is delivered by the Builder to, and accepted by, the Borrower under the Construction Contract, being also the date on which the final balance of the Loan is advanced by way of the Additional Advances.
“Additional Advances” is defined in the Novation Agreement.
“Additional Basic Contract Price” is defined in the Novation Agreement.
“Additional Guarantee” means a guarantee of the Obligations provided by a New Guarantor in a form and substance substantially the same as the other Guarantees (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and acceptable to BpiFAE.
“Additional Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee, as applicable, in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the beneficiaries of any Indebtedness incurred by the relevant Guarantor, as applicable, and acceptable to BpiFAE.
“Advanced Loan Deferral Period” means the period between 1 April 2020 and 31 March 2021 (inclusive).
“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agent” means either the ECA Agent or the Facility Agent and “Agents” means both of them.
“Agreed Lien Basket Modification” means an amendment to Sections 7.2.2 and 7.2.3 of this Agreement in a form and substance satisfactory to the Borrower, the Facility Agent and BpiFAE.
“Agreement” means, on any date, this credit agreement as originally in effect on the Signing Date and as novated, amended and restated by the Novation Agreement and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.
“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Commitment Rate” means (x) from the Signing Date through and including April 12, 2016, 0.15% per annum, (y) from April 12, 2016 through and including April 12, 2017, 0.25% per annum, and (z) from April 12, 2017 until the Commitment Fee Termination Date, 0.30% per annum.
“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.
“Approved Appraiser” means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.
“Assignee Lender” is defined in Section 11.11.1.
“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Bank Indebtedness” means the Borrower’s Indebtedness up to a maximum aggregate principal amount of $5,300,000,000 under the following agreements (as amended, restated, supplemented, extended, refinanced, replaced or otherwise modified from time to time): (a) the USD1,550,000,000 revolving credit facility maturing in 2022 with Nordea Bank AB (publ), New York Branch as agent, (b) the USD1,925,000,000 revolving credit facility maturing in 2024 with The Bank of Nova Scotia as agent, (c) the USD1,000,000,000 term loan maturing on 5 April 2022 with Bank of America, N.A. as agent, (d) the USD300,000,000 term loan maturing on 7 June 2028 with Nordea Bank ABP, New York Branch as agent, (e) the USD55,827,065 term loan maturing on 5 December 2022 with Sumitomo Mitsui Banking Corporation as agent, (f) the €80,000,000 term loan maturing in November 2024 with Skandinaviska Enskilda Banken AB (publ) as agent, (g) the USD130,000,000 term loan maturing on 2 February 2023 with Industrial and Commercial Bank of China Limited, New York Branch as agent, (h) that certain guarantee dated 18 July 2016 with SMBC Leasing and Finance, Inc. as agent in connection with liabilities relating to the “Lease”, the “Construction Agency Agreement”, the “Participation Agreement” and any other “Operative Document” (as each term is defined in such guarantee) and (i) any other agreement (other than in connection with Credit Card Obligations) as to which the Second Priority Guarantors provide a first priority guarantee package.
“Bank of Nova Scotia Agreement” means the U.S. $1,925,000,000 amended and restated credit agreement dated as of December 4, 2017 among the Borrower, as borrower, the various financial institutions as are or shall become parties thereto, as lenders, and The Bank of Nova Scotia, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.
“Basic Contract Price” is as defined in the Construction Contract.
“Borrower” is defined in the preamble.
“BpiFAE” means BpiFrance Assurance Export, the French export credit agency, a French société par action simplifiée à associé unique with its registered office at 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France, registered at the trade and companies registry of Créteil under number 815 276 308 and includes its successors in title or any other person succeeding to BpiFrance Assurance Export in the role as export credit agency of the Republic of France to manage and provide under its control, on its behalf and in its name the public export guarantees as provided by article L 432-1 of the French insurance code.
“BpiFAE Insurance Policy” means the export credit insurance policy in respect of the Loan issued by BpiFAE for the benefit of the Lenders.
“BpiFAE Premium” means the premium payable to BpiFAE under and in respect of the BpiFAE Insurance Policy.
“Builder” is defined in the preamble.
“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, London, Madrid, Stockholm or Paris, and if the applicable Business Day relates to an advance of all or part of the Loan, an Interest Period, prepayment or conversion, in each case with respect to the Loan bearing interest by reference to the LIBO Rate, a day on which dealings in deposits in Dollars are carried on in the London interbank market.
“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.
“Capitalization” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.
“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“CIRR” means 3.27% per annum being the Commercial Interest Reference Rate determined in accordance with the OECD Arrangement for Officially Supported Export Credits to be applicable to the Loan hereunder.
“Citibank” means Citibank N.A., London Branch.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Commitment” is defined in Section 2.2 and means, relative to any Lender, such Lender’s obligation to make the Loan pursuant to Section 2.1.
“Commitment Fees” is defined in Section 3.4.
“Commitment Fee Termination Date” is defined in Section 3.4.

“Commitment Termination Date” means (a) in respect of the Loan other than the Deferred Tranche, the Back Stop Date (as defined in the Receivable Purchase Agreement) (or such later date as the Lenders and BpiFAE may agree) and (b) in respect of the Deferred Tranche, March 31, 2021.
“Construction Contract” is defined in the preamble.
“Contract Price” is as defined in the Construction Contract and which includes a lump sum amount in respect of the Non-Yard Costs.
“Contractual Delivery Date” means, at any time, the date which at such time is the date specified for delivery of the Purchased Vessel under the Construction Contract, as such date may be modified from time to time pursuant to the terms of the Construction Contract.
“Covered Taxes” is defined in Section 4.6.
“Credit Card Obligations” means any obligations of the Borrower under credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business of the Borrower.
“DDTL Indebtedness” means the Borrower’s Indebtedness (or, if such Indebtedness has not yet been incurred, the commitments by lenders to provide Indebtedness to the Borrower as of the effectiveness of the Sixth Supplemental Agreement) in connection with that certain Commitment Letter, dated as of August 12, 2020, between the Borrower and MORGAN STANLEY SENIOR FUNDING INC. (as amended, restated, extended, supplemented, refinanced, replaced or otherwise modified from time to time).
“Debt Incurrence” means any incurrence of indebtedness for borrowed money by the Borrower, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities) or an incurrence of loans under any loan or credit facility, or any issuance of bonds, other than:
a)    any indebtedness incurred by the Borrower between April 1, 2020 and December 31, 2021 (or such later date as may, with the prior consent of BpiFAE, be agreed between the Borrower and the Lenders) for the purpose of providing crisis and/or recovery-related funding;
b)    any indebtedness incurred in order to finance any capital expenditure of the Borrower in respect of which the Borrower is already committed but, as of the date of the Fourth Supplemental Agreement, the Borrower has yet to obtain financing for (which, in each case, will be listed in the Information Package submitted to the ECA Agent (for providing to BpiFAE) prior to the Deferred Tranche Effective Date);
c)    indebtedness incurred for the sole purpose of refinancing a maturity payment under any existing loan or credit facility or issued bonds of the Borrower which, in each case, will be listed in the Information Package submitted to the ECA Agent (for providing to BpiFAE) prior to the Deferred Tranche Effective Date;
d)    indebtedness incurred in the ordinary course of business of the Borrower and its Subsidiaries in order to meet capital expenditure costs in an aggregate amount not greater than €5,000,000 (or its equivalent in another currency) per annum;
e)    indebtedness provided by banks or other financial institutions under the Borrower's senior unsecured revolving credit facilities in an aggregate amount not greater than the commitments thereunder as in effect on the Deferred Tranche Effective Date plus the amount of any existing uncommitted incremental facilities (i.e. any unused accordion) on such facilities; and
f)    vessel financings and amendments thereto in respect of vessels for which shipbuilding contracts have been executed on or prior to the Deferred Tranche Effective Date (provided, however, that a refinancing of a vessel financing shall not be included in the carve-out hereunder).
There shall be a presumption that any indebtedness incurred by the Borrower between April 1, 2020 and December 31, 2021 shall be for the purpose of providing crisis and/or recovery-related funding unless the intended use of proceeds from such indebtedness are specifically identified to be used for an alternative purpose. In the event there is any question as to whether funding qualifies as "crisis and/or recovery-related", BpiFAE, the Facility Agent and the Borrower shall negotiate a resolution in good faith for a maximum period of fifteen (15) Business Days.
“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
“Deferred Costs Percentage” means 0.60% per annum.
“Deferred Tranche” means the advances deemed to be made by the Lenders under this Agreement from time to time during the Advanced Loan Deferral Period in an aggregate amount not to exceed the Deferred Tranche Maximum Loan Amount or, as the case may be, the aggregate outstanding amount of such advances from time to time.
“Deferred Tranche Effective Date” has the meaning given to it in the Fourth Supplemental Agreement.
“Deferred Tranche Maximum Loan Amount” has the meaning given to it in Recital (D).
“Delivery Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit D-1 on or prior to the Actual Delivery Date certifying the amount in EUR and Dollars of the Paid Non-Yard Costs and the Unpaid Non-Yard Costs as at the Actual Delivery Date, duly signed by the Borrower and endorsed by the Builder.

“Designated Cruise Brand” means any cruise brand in which the Borrower owns an equity interest as of the Deferred Tranche Effective Date (other than a cruise brand wholly owned by the Borrower) and a “Designated Person” shall mean any person other than the Borrower who holds at least 30% of the outstanding equity of a Designated Cruise Brand.
“Dispose” means to sell, transfer, license, lease, distribute or otherwise transfer, and “Disposition” shall have a correlative meaning.
“Dollar” and the sign “$” mean lawful money of the United States.
“ECA Agent” is defined in the preamble.
“ECA Financed Vessel” means any Vessel subject to any ECA Financing.
“ECA Financing” means any financing arrangement pursuant to which one or more ECA Guarantor provides guarantees or other credit support (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, and, for the avoidance of doubt, committed but undrawn export credit agency facilities), entered into by the Borrower or a Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Equity Interests of entities owning, or to own, Vessels.
“ECA Guarantor” means BpiFrance Assurance Export, Finnvera plc or Euler Hermes Aktiengesellschaft (or, in each case, any successor thereof).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.
“Effective Time” means the Novation Effective Time as defined in the Novation Agreement.
“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding any debt securities convertible into such Equity Interests.
“Equity Issuance” means any issuance of Equity Interests by the Borrower, whether pursuant to a public offering or a Rule 144A or other private placement, other than:
a)    issuances pursuant to employee and/or director stock plans in the ordinary course and consistent with past practice;
b)    employee and/or director compensation plans in the ordinary course and consistent with past practice;
c)    issuances between April 1, 2020 and December 31, 2021 (or such later date as may, with the prior consent of BpiFAE, be agreed between the Borrower and the Lenders) for the purpose of providing crisis and recovery-related funding; and
d)    shares of the Borrower’s common stock issued by the Borrower to a Designated Person solely to satisfy existing earn-out obligations and/or to acquire outstanding equity securities of a Designated Cruise Brand that is named or identified in the BpiFAE Insurance Policy (or any amendment of it) held by such Designated Person.
There shall be a presumption that equity issued by the Borrower between April 1, 2020 and December 31, 2021 shall be for the purpose of providing crisis and recovery-related funding unless the intended use of proceeds from such issuance is specifically identified to be used for an alternative purpose. In the event there is any question as to whether funding qualifies as "crisis and/or recovery-related", BpiFAE, the Facility Agent and the Borrower shall negotiate a resolution in good faith for a maximum period of fifteen (15) Business Days.
“Escrow Account” means the Dollar escrow account of the Borrower opened or to be opened with the Escrow Account Bank for the purpose of receiving the relevant amount of the Additional Advances in respect of Unpaid Non-Yard Costs in accordance with Section 2.3h).
“Escrow Account Bank” means Citibank N.A., London Branch of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB.
“Escrow Account Security” means the account security in respect of the Escrow Account executed or, as the context may require, to be executed by the Borrower in favour of the Security Trustee in the form agreed by the Lenders and the Borrower.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR” and the sign “€” mean the currency of participating member states of the European Monetary Union pursuant to Council Regulation (EC) 974/98 of 3 May 1998, as amended from time to time.
“Event of Default” is defined in Section 8.1.
“Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the Signing Date.
“Facility Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Facility Agent, and as shall have accepted such appointment, pursuant to Section 10.5.
“FATCA” means (a) Sections 1471 through 1474 of the Code, as in effect at the date hereof, and any current or future regulations promulgated thereunder or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.
“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” means any letter entered into by reference to this Agreement between any or all of the Facility Agent, the Mandated Lead Arrangers, the Arrangers, the Lenders and/or the Borrower setting out the amount of certain fees referred to in, or payable in connection with, this Agreement, and including the fee letters entered into in connection with the Fourth Supplemental Agreement.
“Fifth Supplemental Agreement” means the supplemental agreement dated July 28, 2020 and made between the parties hereto, pursuant to which this Agreement was supplemented.
“Final Maturity” means (a) in respect of the Loan (other than the Deferred Tranche) twelve (12) years after the Actual Delivery Date and (b) in respect of the Deferred Tranche, March 23, 2025.
“Final Non-Yard Costs Certificate” means the certificate to be provided to the Facility Agent in the form of Exhibit D-2 on or prior to the NYC Cut Off Date certifying the amount of the Paid Non-Yard Costs as at the date of that certificate, duly signed by the Borrower.
“Financial Covenant Waiver Period” means the period between 1 April 2020 and 31 December 2021 (inclusive).

“First Priority Assets” means the Vessels known on the date the Sixth Supplemental Agreement becomes effective as or that sailed under the name (i) Celebrity Constellation, (ii) Celebrity Equinox, (iii) Celebrity Millennium, (iv) Celebrity Silhouette, (v) Celebrity Summit, (vi) Celebrity Eclipse, (vii) Celebrity Infinity, (viii) Celebrity Reflection and (ix) Celebrity Solstice (it being understood that such Vessels shall remain “First Priority Assets” regardless of any change in name or ownership after such date).
“First Priority Guarantee” means the first priority guarantee granted by the First Priority Guarantor prior to the Amendment Effective Date (as defined in the Sixth Supplemental Agreement) (and any other first priority guarantee granted by a First Priority Holdco Subsidiary in connection with becoming a First Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit I.
“First Priority Guarantor” means Celebrity Cruise Lines Inc. (and any of its successors) and any other First Priority Holdco Subsidiary that has granted or, prior to that entity becoming a First Priority Holdco Subsidiary pursuant to a Disposal of a First Priority Asset in accordance with Section 7.2.5(a)(v)(A), will grant a First Priority Guarantee.
“First Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any First Priority Assets.
“First Priority Release Event” means the occurrence of both (1) the effectiveness of the Agreed Lien Basket Modification and (2) any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Sixth Supplemental Agreement (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Sixth Supplemental Agreement (being $3,320,000,000):
a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and
b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower.
Notwithstanding the foregoing, a First Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a First Priority Release Event would have occurred but for the continuance of the payment default described above, then a First Priority Release Event will occur immediately upon that payment default being remedied.

“First Supplemental Agreement” means the supplemental agreement dated February 9, 2017 and made between, amongst others, the parties hereto, pursuant to which this Agreement was amended.
“Fiscal Quarter” means any quarter of a Fiscal Year.
“Fiscal Year” means any annual fiscal reporting period of the Borrower.
“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:
a)    net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower’s consolidated statement of cash flow for such period, to
b)    the sum of:
i)    dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus
ii)    scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities) of the Borrower and its Subsidiaries for such period.
“Fixed Rate” means a rate per annum equal to the sum of the CIRR plus the Fixed Rate Margin.
“Fixed Rate Loan” means the Loan (including any undrawn portion of the Deferred Tranche) bearing interest at the Fixed Rate.
“Fixed Rate Margin” means 0.55% per annum.
“Floating Rate” means a rate per annum equal to the sum of the LIBO Rate plus the Floating Rate Margin.
“Floating Rate Loan” means any drawn portion of the Deferred Tranche and all or any part of the outstanding Loan bearing interest at the Floating Rate.
“Floating Rate Margin” means, for each Interest Period, 1.10% per annum.
“Fourth Supplemental Agreement” means the supplemental agreement dated April 29, 2020 and made between the parties hereto, pursuant to which this Agreement was amended in connection with, amongst other things, the Principles.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as BpiFAE and Natixis DAI.
“Funding Losses Event” is defined in Section 4.4.1.
“GAAP” is defined in Section 1.4.
“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.
“Guarantee” means the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee and (if applicable) any Additional Guarantee and “Guarantees” means any or all of them.
“Guarantor” means the provider of any Guarantee from time to time and “Guarantors” means any or all of them.
“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.
“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.
“Historic Screen Rate” means, in relation to the Loan, the most applicable recent rate which appeared on Thomson Reuters LIBOR 01 Page (or any similar page) for the currency of the Loan and for a period equal to the applicable Interest Period for the Loan and which is no more than 7 days before the commencement of the applicable Interest Period for which such rate may be applicable.
“Illegality Notice” is defined in Section 3.2(b).
“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered and (ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation); (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.
“Indemnified Liabilities” is defined in Section 11.4.
“Indemnified Parties” is defined in Section 11.4.
“Information Package” means the general test scheme/information package in connection with the application for a debt holiday in the form of Exhibit G hereto submitted or to be submitted (as the case may be) by the Borrower in order to obtain the benefit of the measures provided for in the Principles for the purpose of this Agreement and certain of its obligations under this Agreement.
“Interest Payment Date” means each Repayment Date.
“Interest Period” means the period between the Actual Delivery Date and the first Repayment Date, and subsequently each succeeding period between two consecutive Repayment Dates.
“Interest Stabilisation Agreement” means an agreement on interest stabilisation entered into between Natixis and each Lender in connection with the Loan.
“Investment” means, relative to any Person,
a)    any loan or advance made by such Person to any other Person (excluding commission, travel, expense and similar advances to officers and employees made in the ordinary course of business); and
b)    any ownership or similar interest held by such Person in any other Person.
“Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Exhibit C.

“Lender” and “Lenders” are defined in the preamble.
“Lending Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in a Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Facility Agent, whether or not outside the United States but subject in all cases to the arrangements with Natixis DAI relating to the CIRR, which shall be making or maintaining the Loan of such Lender hereunder.
“LIBO Rate” means the rate per annum of the offered quotation for deposits in Dollars for six months (or for such other period as shall be agreed by the Borrower and the Facility Agent) which appears on Thomson Reuters LIBOR01 Page (or any successor page) at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period; provided that:
a)    subject to Section 3.3.6, if no such offered quotation appears on Thomson Reuters LIBOR01 Page (or any successor page) at the relevant time the LIBO Rate shall be the Historic Screen Rate or, if it is not possible to calculate an Historic Screen Rate, it shall be the rate per annum certified by the Facility Agent to be the average of the rates quoted by the Reference Banks as the rate at which each of the Reference Banks was (or would have been) offered deposits of Dollars by prime banks in the London interbank market in an amount approximately equal to the amount of the Loan and for a period of six months;
b)    for the purposes of determining the post-maturity rate of interest under Section 3.3.4, the LIBO Rate shall be determined by reference to deposits on an overnight or call basis or for such other period or periods as the Facility Agent may determine after consultation with the Lenders, which period shall be no longer than one month unless the Borrower otherwise agrees; and
c)    if that rate is less than zero, the LIBO Rate shall be deemed to be zero.
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.
“Loan” means the advances made by the Lenders under this Agreement from time to time in an aggregate amount not to exceed the Maximum Loan Amount (and including for this purpose, the Deferred Tranche Maximum Loan Amount) or, as the case may be, the aggregate outstanding amount of such advances from time to time.
“Loan Documents” means this Agreement, the Novation Agreement, the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Fifth Supplemental Agreement, the Sixth

Supplemental Agreement, the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee, any Additional Guarantee, the Subordination Agreements, any Additional Subordination Agreement, any New Guarantor Subordination Agreement, the Fee Letters and the Escrow Account Security and any other document designated as a Loan Document by the Borrower and the Facility Agent.
“Loan Request” means the loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.
“Margin” means the Fixed Rate Margin and/or (as the context requires hereunder) the Floating Rate Margin.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents to which it is a party.
“Material Guarantor” means (i) each of Celebrity Cruise Lines Inc., RCI Holdings LLC, RCL Cruise Holdings LLC and RCL Cruises Ltd (and each of their respective successors) and (ii) any other entity that becomes a First Priority Guarantor, a Second Priority Guarantor or a Third Priority Guarantor after the effectiveness of Sixth Supplemental Agreement.
“Material Litigation” is defined in Section 6.7.
“Maximum Loan Amount” is defined in the preamble.
“Natixis” means Natixis, a French société anonyme with its registered office at 30, avenue Pierre Mendès France, 75013 Paris, France, registered with the Paris Commercial and Companies Registry under number 542 044 524 RCS Paris.
“Natixis DAI” means Natixis DAI Direction des Activités Institutionnelles.
“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, the principal portion of all capitalized leases) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);
a)    all cash on hand of the Borrower and its Subsidiaries; plus
b)    all Cash Equivalents.
“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.
“New Financings” means proceeds from:

a)    borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and
b)    the issuance and sale of equity securities.
“New Guarantor” means, with respect to any Vessel delivered after the effectiveness of the Sixth Supplemental Agreement, the Subsidiary of the Borrower that (a) directly owns the Equity Interests of the Principal Subsidiary that acquired such Vessel and (b) delivers an Additional Guarantee.
“New Guarantor Subordination Agreement” means a subordination agreement pursuant to which the Lenders’ rights under the applicable Additional Guarantee will be fully subordinated in right of payment to the rights of the beneficiaries of the applicable Senior Guarantee, which subordination agreement shall be in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the agent, trustee or other representative for such Senior Guarantee.
“Non-Yard Costs” has the meaning assigned to “NYC Allowance” in Article II.1 of the Construction Contract and, when such expression is prefaced by the word “incurred”, shall mean such amount of the Non-Yard Costs, not exceeding EUR 100,000,000, as shall at the relevant time have been paid, or become payable, to the Builder by the Borrower under the Construction Contract as part of the Contract Price.
“Nordea Agreement” means the U.S. $1,150,000,000 amended and restated credit agreement dated as of October 12, 2017, among the Borrower, as the borrower, the various financial institutions as are or shall become parties thereto and Nordea Bank AB (publ), New York Branch as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.
“Novated Loan Balance” is as defined in the Novation Agreement.
“Novation Agreement” means the novation agreement dated 30 January 2015 (as amended) and made between the Original Borrower and the parties hereto pursuant to which (amongst other things) this Agreement was novated, amended and restated.
“NYC Cut Off Date” means the date falling 60 days after the Actual Delivery Date or such later date as the Lenders (with the approval of BpiFAE) may agree.
“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement.
“Obligors” means the Borrower and the Guarantors.
“Option Period” is defined in Section 3.2(c).

“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.
“Original Borrower” means Frosaitomi Finance Ltd. of 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.
“Other ECA Parties” means the facility agents acting on behalf of the creditors under any ECA Financing, whether existing on or after the effectiveness of the Sixth Supplemental Agreement (excluding the Facility Agent acting in any representative capacity in connection with this Agreement).
“Other Guarantees” means the guarantees issued, or to be issued, by any of the First Priority Guarantor, the Second Priority Guarantors, the Third Priority Guarantor or any New Guarantor in favor of any Other ECA Party; provided that any Other Guarantee issued by (a) the First Priority Guarantor shall be pari passu in right of payment with the First Priority Guarantee, (b) any Second Priority Guarantor shall be pari passu (or junior) in right of payment with the Second Priority Guarantee, (c) the Third Priority Guarantor shall be pari passu (or junior) in right of payment with the Third Priority Guarantee and (d) any New Guarantor shall be pari passu in right of payment with each Additional Guarantee issued by such New Guarantor.
“Other Senior Parties” means each agent, trustee or other representative in respect of Bank Indebtedness or Credit Card Obligations.
“Paid Non-Yard Costs” means as at any relevant date, the amount in Euro of the Non-Yard Costs which have been paid for by the Borrower and, where applicable, supplied, installed and completed on the Purchased Vessel and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate or, as the case may be, the Final Non-Yard Costs Certificate as at such time.
“Participant” is defined in Section 11.11.2.
“Participant Register” is defined in Section 11.11.2.
“Percentage” means, relative to any Lender, the percentage set forth opposite its signature hereto or as set out in the applicable Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Section 4.9 or pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.
“Permitted Refinancing” means, in respect of any Indebtedness or commitments, any amendment, restatement, extension, renewal, refinancing or replacement that does not increase the aggregate principal amount of such Indebtedness or commitments outstanding at the time of such Permitted Refinancing other than by the amount of unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses associated with such amendment, restatement, supplement, refinancing or other modification.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.
“Prepayment Event” is defined in Section 9.1.
“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel.
“Principles” means the document titled "Cruise Debt Holiday Principles" and dated April 6, 2020 in the form of Exhibit F hereto, which document sets out certain key principles and parameters relating to, amongst other things, the temporary suspension of repayments of principal in connection with certain qualifying Loan Agreements (as defined therein) and being applicable to BpiFAE-covered loan agreements such as this Agreement.
“Purchased Vessel” is defined in the preamble.
“Purchase Price” means, with respect to any Vessel, the book value of such Vessel at the time initially acquired by a Principal Subsidiary.
“Receivable Purchase Agreement” is as defined in the Novation Agreement.
“Reference Banks” means three leading international banks active in the London interbank market as are nominated by the Facility Agent before the Actual Delivery Date or such other banks as are nominated by the Facility Agent at any time thereafter and, in each case, as are reasonably acceptable to the Borrower and each additional Reference Bank and/or each replacement Reference Bank appointed by the Facility Agent pursuant to Section 3.3.6.
“Register” is defined in Section 11.11.3.
“Repayment Date” means, subject to Section 4.8(c), each of the dates for payment of the repayment installments of the Loan pursuant to Section 3.1.
“Required Lenders” means, at any time, Lenders that in the aggregate, hold more than 50% of the aggregate unpaid principal amount of the Loan or, if no such principal amount is then outstanding, Lenders that in the aggregate have more than 50% of the Commitments.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property (other than Equity Interests), with respect to any Equity Interests in the Borrower, or any share buy-back program or other payment (whether in cash, securities or other property (other than Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating, organized or resident in a Sanctioned Country.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Second Priority Assets” means the Vessels known on the date the Sixth Supplemental Agreement becomes effective as or that sailed under the name (i) Azamara Quest, (ii) Azamara Pursuit, (iii) Azamara Journey, (iv) Celebrity Edge, (v) Celebrity Apex, (vi) Celebrity Flora, (vii) Celebrity Xpedition, (viii) Celebrity Xperience, (ix) Celebrity Xploration, (x) Monarch, (xi) Horizon and (xii) Sovereign (it being understood that such Vessels shall remain “Second Priority Assets” regardless of any change in name or ownership after such date).
“Second Priority Guarantee” means the second priority guarantee granted by the Second Priority Guarantors prior to the Amendment Effective Date (as defined in the Sixth Supplemental Agreement) (and any other second priority guarantee granted by a Second Priority Holdco Subsidiary in connection with becoming a Second Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit J.
“Second Priority Guarantors” means RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd and RCL Investments Ltd (and any of their respective successors) and any other Second Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Second Priority Holdco Subsidiary pursuant to a Disposal of a Second Priority Asset in accordance with Section 7.2.5(b)(iii)(A), will grant a Second Priority Guarantee.

“Second Priority Holdco Subsidiaries” means (a) RCL Cruises Ltd. or any other Subsidiaries of the Borrower that directly own all of the equity interests in (i) RCL TUI Cruises German Verwaltungs GmbH and (ii) RCL TUI Cruises German Holding GmbH & Co. KG and (b) one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Second Priority Asset. For the avoidance of doubt, Second Priority Holdco Subsidiaries shall not include any Principal Subsidiary.
“Second Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Sixth Supplemental Agreement (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Sixth Supplemental Agreement (being $3,320,000,000):
a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and
b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Second Priority Guarantors in respect of the Bank Indebtedness.
Notwithstanding the foregoing, a Second Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Second Priority Release Event would have occurred but for the continuance of the payment default described above, then a Second Priority Release Event will occur immediately upon that payment default being remedied.
“Second Supplemental Agreement” means the supplemental agreement dated February 7, 2017 and made between, amongst others, the parties hereto, pursuant to which this Agreement was amended.
“Secured Note Indebtedness” means the Borrower’s Indebtedness under the Secured Note Indenture.
“Secured Note Indenture” means that certain Indenture, dated as of May 19, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the $1,000,000,000 10.875% senior secured notes due 2023 and $2,320,000,000 11.50% senior secured notes due 2025, by and among the Borrower, as issuer, the guarantors party thereto from time to time, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee and as security agent.
“Security Trustee” means Citicorp Trustee Company Limited of Citigroup Centre, Canada Square, London E14 5LB in its capacity as security trustee for the purpose of the Escrow Account Security.
“Senior Guarantee” means any guarantee by a New Guarantor of Indebtedness incurred by the Borrower or any of its Subsidiaries after the effectiveness of the Sixth Supplemental Agreement; provided that the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee shall in no case exceed 10.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel.
“Senior Parties” means each agent, trustee or other representative in respect of Unsecured Note Indebtedness or DDTL Indebtedness.
“Signing Date” means the date of the Novation Agreement.
“Sixth Supplemental Agreement” means the supplemental agreement dated 30 October 2020 and made between the parties hereto, pursuant to which this Agreement was amended.
“Spot Rate of Exchange” means, for the purposes of determining an equivalent amount in EUR of Dollars on any relevant date, the FX Rate EUR/USD (published on the basis of the 1:00pm London BFIX rate) two (2) Business Days before that date.
“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.
“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP, provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Signing Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity.
“Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee executed by the Facility Agent and any of the Senior Parties or Other Senior Parties.
“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Third Priority Assets” means the Vessels known on the date the Sixth Supplemental Agreement becomes effective as (i) Symphony of the Seas, (ii) Oasis of the Seas, (iii) Harmony of the Seas, (iv) Spectrum of the Seas, (v) Quantum of the Seas, (vi) Ovation of the Seas and (vii) Anthem of the Seas (it being understood that such Vessels shall remain “Third Priority Assets” regardless of any change in name or ownership after the such date).
“Third Priority Guarantee” means the third priority guarantee granted by RCI Holdings LLC prior to the Amendment Effective Date (as defined in the Sixth Supplemental Agreement) (and any other third priority guarantee granted by a Third Priority Holdco Subsidiary in connection with becoming a Third Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Exhibit K.
“Third Priority Guarantor” means RCI Holdings LLC (and any of its successors) and any other Third Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Third Priority Holdco Subsidiary pursuant to a Disposal of a Third Priority Asset in accordance with Section 7.2.5(c)(iii)(A), will grant a Third Priority Guarantee.
“Third Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Third Priority Asset.
“Third Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Sixth Supplemental Agreement (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Unsecured Note Indebtedness and the DDTL Indebtedness outstanding as of the effectiveness of the Sixth Supplemental Agreement (being, in aggregate, $1,700,000,000):
a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and
b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Third Priority Guarantor in respect of the Unsecured Note Indebtedness, the DDTL Indebtedness and the Bank Indebtedness.
Notwithstanding the foregoing, a Third Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Third Priority Release Event would have occurred but for the continuance of the payment default described above, then a Third Priority Release Event will occur immediately upon that payment default being remedied.
“Third Restatement Date” means March 20, 2018, being the date on which the form of this Agreement was further amended and restated pursuant to the Third Supplemental Agreement.
“Third Supplemental Agreement” means the supplemental agreement dated March 16, 2018 and made between, amongst others, the parties hereto, pursuant to which this Agreement was amended.
“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 of Directive 2014/59/EU) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.
“Unpaid Non-Yard Costs” means, as at the Actual Delivery Date, the amount in Euro of the Non-Yard Costs which have not been paid for by the Borrower and/or where applicable, supplied, installed and completed on the Purchased Vessel as at the Actual Delivery Date and as determined in accordance with the relevant amounts certified in the Delivery Non-Yard Costs Certificate.
“Unsecured Note Indebtedness” means the Borrower’s Indebtedness under the Unsecured Note Indenture.
“Unsecured Note Indenture” means that certain Indenture, dated as of June 9, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the $1,000,000,000 9.125% senior notes due 2023, by and among the Borrower, as issuer, the guarantor party thereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.
“US Dollar Equivalent” means (a) for all EUR amounts payable in respect of the Additional Advances for the amount of the Non-Yard Costs referred to in clause 5.2(a) of the Novation Agreement (and disregarding for the purposes of this definition that the Additional Advance in respect of such amounts shall be drawn in Dollars), such EUR amounts converted to a corresponding Dollar amount at the Weighted Average Rate of Exchange and (b) for the EUR amount payable in respect of the Additional Advance for the BpiFAE Premium referred to in clause 5.2(c) of the Novation Agreement, the Additional Advance for the Additional Basic Contract Price referred to in clause 5.2(b) of the Novation Agreement and for the calculation and payment of the Novated Loan Balance (as defined in the Novation Agreement), the amount thereof in EUR converted to a corresponding Dollar amount as determined by the Facility Agent on the basis of the Spot Rate of Exchange. The US Dollar Equivalent of the Maximum Loan Amount shall be calculated by the Borrower in consultation with the Facility Agent no less than two (2) Business Days prior to the proposed Actual Delivery Date.
“Vessel” means a passenger cruise vessel owned by the Borrower or one of its Subsidiaries.
“Weighted Average Rate of Exchange” means the weighted average rate of exchange that the Borrower has agreed, either in the spot or forward currency markets, to pay its counterparties for the purchase of the relevant amounts of euro with Dollars for the payment of the euro amount of the Contract Price (including the portion thereof comprising the change orders and the Non-Yard Costs) and including in such weighted average calculation (a) the NYC Applicable Rate (as defined in the Novation Agreement) in relation to the portion of the Contract Price comprising the Non-Yard Costs and (b) the spot rates for any other euro amounts that have not been hedged by the Borrower.
“Write-Down and Conversion Powers” means (a) with respect to any Resolution Authority, the write-down and conversion powers of such Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation.
SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Loan Request and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.
SECTION 1.3. Cross-References Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 6.15, there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Section 7.2.4 in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Section 7.2.4 continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on the Third Restatement Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for the purposes of this Agreement regardless of any change in GAAP following the Third Restatement Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capital leases.
ARTICLE II
COMMITMENTS AND BORROWING PROCEDURES
SECTION 2.1. Commitment. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make its portion of the Loan pursuant to its Commitment described in Section 2.2. No Lender’s obligation to make its portion of the Loan shall be affected by any other Lender’s failure to make its portion of the Loan.

SECTION 2.2. Commitment of the Lenders; Termination and Reduction of Commitments.
a)    Each Lender will make its portion of the relevant part of the Loan available to the Borrower in accordance with relevant provisions of Section 2.3 either (i) in the case of the Loan (other than the Deferred Tranche) on the Actual Delivery Date or (ii) in the case of the Deferred Tranche, on each relevant Repayment Date falling during the Advanced Loan Deferral Period. The commitment of each Lender described in this Section 2.2 (herein referred to as its “Commitment”) shall be the commitment of such Lender to make available to the Borrower its portion of (y) the Loan (excluding for this purpose the Deferred Tranche) and (z) the Deferred Tranche. The Commitment referred to in (y) above is expressed as the initial amount set forth opposite such Lender’s name on its signature page attached hereto and the Commitment referred to in (z) above is expressed as that Lender’s share of the Deferred Tranche as at the Deferred Tranche Effective Date, in each such case, as such amount may be reduced from time to time pursuant clause 10.2 of the Novation Agreement or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.11.1. If any Lender becomes a Lender pursuant to an assignment pursuant to Section 11.11.1, its Commitment shall be the amount set forth as such Lender’s Commitment in the related Lender Assignment Agreement. Notwithstanding the foregoing, each Lender’s Commitment shall (A) in the case of the Loan (other than the Deferred Tranche), terminate on the earlier of (1) the Commitment Termination Date if the Purchased Vessel is not delivered prior to such date and (2) the Actual Delivery Date and (B) in the case of the Deferred Tranche, terminate on the last Repayment Date falling during the Advanced Loan Deferral Period.
b)    If any Lender shall default in its obligations under Section 2.1, the Facility Agent shall, at the request of the Borrower, use reasonable efforts to assist the Borrower in finding a bank or financial institution acceptable to the Borrower to replace such Lender.
SECTION 2.3. Borrowing Procedure.
a)    Any advance under the Deferred Tranche shall be automatically made available in the manner contemplated by Recital (D) and, accordingly, other than this paragraph a), the provisions of this Section 2.3 shall not apply to a deemed advance of any part of the Deferred Tranche, and all references to Loan in the remainder of this Section 2.3 shall be deemed to exclude the Deferred Tranche.
b)    Part of the Loan in an amount equal to the Novated Loan Balance shall be assumed by the Borrower and be deemed to be advanced to, and borrowed by the Borrower, pursuant to the provisions of clause 3 of the Novation Agreement and thereafter converted into Dollars pursuant to clause 5.1 of the Novation Agreement.
c)    In relation to the amount of the Loan comprised by the Additional Advances, the Borrower shall deliver a Loan Request and the documents required to be delivered pursuant to Section 5.1.1.a) to the Facility Agent on or before 3:00 p.m., London time, not less than two (2) Business Days prior to the anticipated Actual Delivery Date. The Additional Advances shall be drawn in Dollars.
d)    The Facility Agent shall promptly notify each Lender of the Loan Request in respect of the Additional Advances by forwarding a copy thereof to each Lender, together with its attachments. On the terms and subject to the conditions of this Agreement, the portion of the Loan in respect of the Additional Advances shall be made on the Actual Delivery Date. On or before 11:00 a.m., London time, on the Actual Delivery Date, the Lenders shall, without any set-off or counterclaim, deposit with the Facility Agent same day funds in an amount equal to such Lender’s Percentage of the requested portion of the Additional Advances in Dollars. Such deposits will be made to such account which the Facility Agent shall specify from time to time by notice to the Lenders. To the extent funds are so received from the Lenders (and having regard, where applicable, to Sections 2.3 e), f), g) and h) below, the Facility Agent shall, without any set-off or counterclaim, make such funds available to the Borrower on the Actual Delivery Date by wire transfer of same day funds to the accounts the Borrower shall have specified in its Loan Request.
e)    If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(c)(i) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request. The amount of the advance in Dollars (the “US Dollar BpiFAE Advance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Advance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Advance Amount with the Facility Agent in accordance with Section 2.3.d). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Advance Amount. If the Borrower elects to so finance the BpiFAE Premium, the Borrower will be deemed to have directed the Facility Agent to pay over directly to BpiFAE on behalf of the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the portion of the US Dollar BpiFAE Advance Amount attributable to the BpiFAE Premium paid by the Facility Agent to BpiFAE on behalf of the Borrower.
f)    If the Borrower elects to finance that part of the BpiFAE Premium payable by the Borrower with an Additional Advance under clause 5.2(c)(ii) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request (and whether it wishes to receive such amount in EUR or in Dollars). The amount of the advance in Dollars (the “US Dollar BpiFAE Balance Amount”) that will fund the BpiFAE Premium shall be equal to the Dollar amount that corresponds to the EUR amount of the BpiFAE Premium to be financed with such advance, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar BpiFAE Balance Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar BpiFAE Balance Amount with the Facility Agent in accordance with Section 2.3.d). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar BpiFAE Balance Amount. If the Borrower elects to so finance the BpiFAE Premium and receive the proceeds in EUR, the Borrower will be deemed to have directed the Facility Agent to pay over to the Borrower or, if the Borrower so requires in a Loan Request, directly to the Builder on behalf of the Borrower that portion of the EUR amount of the BpiFAE Premium to be financed with the proceeds of the advance on the Actual Delivery Date and to retain for its own account deposits made by the Lenders in Dollars in an amount equal to the US Dollar BpiFAE Balance Amount.
g)    If the Borrower elects to finance the Additional Basic Contract Price payable by the Borrower with an Additional Advance under clause 5.2(b) of the Novation Agreement, the Borrower shall indicate such election in the Loan Request (and whether it wishes such amount to be made available in EUR or in Dollars). The amount of the advance in Dollars (the “US Dollar ABCP Amount”) that will fund the Additional Basic Contract Price shall be equal to the Dollar amount that corresponds to eighty per cent (80%) of the EUR amount of the Additional Basic Contract Price, which amount shall be determined by the Facility Agent based on the Spot Rate of Exchange. The Facility Agent shall notify the Borrower and the Lenders of the US Dollar ABCP Amount on the date such Loan Request is delivered, and the Lenders shall deposit such US Dollar ABCP Amount with the Facility Agent in accordance with Section 2.3 d). The Facility Agent shall furnish a certificate to the Borrower on the date such Loan Request is delivered setting forth such Spot Rate of Exchange, its derivation and the calculation of the US Dollar ABCP Amount. If the Borrower elects to so finance the relevant part of the Additional Basic Contract Price and requests that the proceeds of that advance be made available in EUR then (i) the Facility Agent will acquire EUR in an amount equal to the relevant Additional Basic Contract Price to be financed with that advance, (ii) the Borrower will be deemed to have directed the Facility Agent to pay over directly to the Builder on behalf of the Borrower the said portion of the EUR amount of the Additional Basic Contract Price to be financed with the proceeds of that advance on the Actual Delivery Date and (iii) the Facility Agent shall retain for its own account deposits made by the Lenders in Dollars in an amount equal to the US Dollar ABCP Amount.
h)    In relation to any Additional Advance that is to be advanced to the Borrower in respect of the Non-Yard Costs it is agreed that:
i)    an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Paid Non-Yard Costs shall be advanced to the Borrower on the Actual Delivery Date in accordance with the provisions of Section 2.3 d), which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate; and

ii)    an amount equal to the US Dollar Equivalent of eighty per cent (80%) of the Unpaid Non-Yard Costs, which amount shall be determined by the Facility Agent based on the amounts contained in the Delivery Non-Yard Costs Certificate (the “Escrow Amount”), shall be remitted by the Facility Agent (and the Borrower hereby instructs the Facility Agent to make such remittance) to the Escrow Account and such amount shall be regulated in accordance with the following provisions of this Section 2.3 h) and the Escrow Account Security, subject to the aggregate of the amounts referred to in i) and ii) above not exceeding the Maximum Non-Yard Costs Amount.
Where an Escrow Amount payment is made to the Escrow Account pursuant to ii) above, the Borrower shall be entitled at any time prior to the NYC Cut Off Date to provide the Facility Agent with the Final Non-Yard Cost Certificate setting out the final amount of the Paid Non-Yard Costs. Where the Final Non-Yard Costs Certificate is so received by the Facility Agent, the Facility Agent shall determine promptly the final EUR amount of the Paid Non-Yard Costs based on the amounts contained in the Final Non-Yard Costs Certificate and the US Dollar Equivalent of such EUR amount and within one Business Day thereafter shall authorize the release of the Escrow Amount (or, if less, an amount equal to the US Dollar Equivalent of eighty per cent of the Final Paid Non-Yard Costs (as determined above) less the amount previously advanced to the Borrower under i) above) to the Borrower. Any interest accruing on the Escrow Account shall be released to the Borrower at the same time as the release of the Escrow Amount (or, if applicable, part thereof) to the Borrower pursuant to this provision.
If any amount of the Escrow Amount remains on the Escrow Account on the day falling immediately after the NYC Cut Off Date (having regard to any applicable permitted release of moneys from the Escrow Account to the Borrower referred to above) then on the Business Day thereafter the Facility Agent shall be entitled to request the withdrawal of that amount from the Escrow Account and shall apply the amount so received, on behalf of the Borrower, in or towards prepayment of the Loan.
The basis on which the Escrow Account Security is held by the Security Trustee for the benefit of the Lenders is regulated under the agency and trust deed dated 30 January 2015 (as amended and restated and as acceded to by the Borrower) between the parties to this Agreement and the Security Trustee.
SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make or continue its portion of the Loan hereunder by causing a branch or Affiliate (or an international banking facility created by such Lender) other than that indicated next to its signature to this Agreement or, as the case may be, in the relevant Lender Assignment Agreement, to make or maintain such portion of the Loan; provided that such portion of the Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such portion of the Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that the Borrower shall not be required to pay any amount under Sections 4.2.c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had the Lender not caused such branch or Affiliate (or international banking facility) to make or maintain such portion of the Loan.
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1. Repayments.
a)    The Borrower shall repay (i) the Loan (but for this purpose excluding the Deferred Tranche) in the instalments and on the dates set out in Part A of Exhibit E and (ii) the Deferred Tranche in the instalments and on the dates set out in Part B of Exhibit E.

b)    No such amounts repaid by the Borrower pursuant to this Section 3.1 may be re-borrowed under the terms of this Agreement.
SECTION 3.2. Prepayment.
a)    The Borrower
i)    may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:
(A)    all such voluntary prepayments shall require at least five (5) Business Days’ prior written notice to the Facility Agent; and
(B)    all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000,000 and a multiple of $1,000,000 (or in the remaining amount of the Loan) and shall be applied in inverse order of maturity or ratably among all remaining installments, as the Borrower shall designate to the Facility Agent, in satisfaction of the remaining repayment installments of the Loan, save that where there is an outstanding amount of the Deferred Tranche, any such prepayment shall first be applied against the Deferred Tranche and either in inverse order of maturity or ratably across the remaining installments of the Deferred Tranche (as the Borrower shall designate in writing); and
ii)    shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Section 8.2 or 8.3 or the mandatory prepayment of the Loan pursuant to Section 9.2, repay the Loan (or, in the case of a Prepayment Event arising pursuant to Section 9.1.11 or 9.1.12, repay the Deferred Tranche).

b)    If it becomes unlawful in any jurisdiction for any Lender to perform any of its obligations under the Loan Documents or to maintain or fund its portion of the Loan, the affected Lender may give written notice (the "Illegality Notice") to the Borrower and the Facility Agent of such event, including reasonable details of the relevant circumstances.
c)    If an affected Lender delivers an Illegality Notice, the Borrower, the Facility Agent and the affected Lender shall discuss in good faith (but without obligation) what steps may be open to the relevant Lender to mitigate or remove such circumstances but, if they are unable to agree such steps within 20 Business Days or if the Borrower so elects, the Borrower shall have the right, but not the obligation, exercisable at any time within 50 days after receipt of such Illegality Notice or, if earlier, the date upon which the unlawful event referred to in (b) above will apply (but not being a date falling earlier than the end of the 20 Business Day period referred to above) (the "Option Period"), either (1) to prepay the portion of the Loan (including the relevant portion of the Deferred Tranche) held by such Lender in full on or before the expiry of the Option Period, together with all unpaid interest and fees thereon accrued to but excluding the date of such prepayment, or (2) to replace such Lender on or before the expiry of the Option Period with one or more financial institutions (I) acceptable to the Facility Agent (such consent not to be unreasonably withheld or delayed) and (II) where relevant, eligible to benefit from an Interest Stabilisation Agreement, pursuant to assignment(s) notified to and consented in writing by BpiFAE and, where relevant Natixis DAI, provided that (x) in the case of a single assignment, any such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or, in the case of more than one assignment, an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that collectively cover all of the rights and obligations of the assigning Lender under this Agreement and (y) no Lender shall be obliged to make any such assignment as a result of an election by the Borrower pursuant to this Section 3.2.c) unless and until such Lender shall have received one or more payments from one or more Assignee Lenders and/or the Borrower in an aggregate amount at least equal to the portion of the Loan (including the relevant part of the Deferred Tranche) held by such Lender, together with all unpaid interest and fees thereon accrued to but excluding the date of such assignment (and all other amounts then owing to such Lender under this Agreement).
Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No amounts prepaid by the Borrower may be re-borrowed under the terms of this Agreement.
SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Section 3.3.
SECTION 3.3.1. Rates. The Loan (but for this purpose excluding the Deferred Tranche) shall accrue interest from the Actual Delivery Date to the date of repayment or prepayment of the Loan in full to the Lenders at either the Fixed Rate or the Floating Rate (as elected by the Borrower pursuant to Section 3.3.2). Any drawn portion of the Deferred Tranche shall accrue interest at the Floating Rate without requiring an election pursuant to Section 3.3.2. Interest calculated at the Fixed Rate or the Floating Rate shall be payable semi-annually in arrears on each Repayment Date. The Loan (including the Deferred Tranche) shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to the Loan or, as the case may be, the Deferred Tranche. In this regard, the Deferred Tranche shall accrue interest from the first Repayment Date to fall during the Advanced Loan Deferral Period (or, in the case of a further advance in respect of the Deferred Tranche after the first advance and in respect of that further advance, from the relevant Repayment Date in respect of the Loan to which that further advance of the Deferred Tranche relates) to the date of repayment or prepayment of the Deferred Tranche in full to the Lenders at the Floating Rate. The first deemed advance and the second deemed advance in respect of the Deferred Tranche shall be consolidated at, and run concurrently from, the time of the making of the second advance and interest on the advances in respect of the Deferred Tranche shall be payable on each Repayment Date. All interest shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.
SECTION 3.3.2. Election of Floating or Fixed Rate.
a)    By written notice to the Facility Agent and delivered in accordance with clause 7 of the Novation Agreement prior to the date that is not less than seven Business Days prior to the expected Actual Delivery Date, the Borrower shall elect whether to pay interest on the Loan at the Floating Rate or the Fixed Rate.
b)    The election made under Section 3.3.2.a) and clause 7 of the Novation Agreement may only be made one time during the term of the Loan and shall be irrevocable.
c)    If the Borrower fails to make an election under Section 3.3.2.a) by the date referred to in that Section, it shall be deemed to have elected to pay interest on the Loan at the Floating Rate.
d)    It is acknowledged that the Borrower has by written notice to the Facility Agent on 3 December 2015 elected to pay interest on the Loan at the Fixed Rate.
e)    It is agreed that this Section 3.3.2 shall not apply to the Deferred Tranche, and that any drawn portion of the Deferred Tranche shall accrue interest at the Floating Rate notwithstanding the absence of any election pursuant to this Section 3.3.2.

SECTION 3.3.3. Interest stabilisation. Each Lender who is a party hereto on the Third Restatement Date represents and warrants to the Borrower that it has entered into an Interest Stabilisation Agreement and any Lender not a party hereto on the Third Restatement Date represents and warrants to the Borrower on the date that such Lender becomes a party hereto that it has entered into an Interest Stabilisation Agreement on or prior to becoming a party hereto.
SECTION 3.3.4. Post-Maturity Rates. After the date any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum certified by the Facility Agent to the Borrower (which certification shall be conclusive in the absence of manifest error) to be equal to the sum of the Floating Rate plus 2% per annum.
SECTION 3.3.5. Payment Dates. Interest accrued on the Loan shall be payable, without duplication, on the earliest of:
a)    each Interest Payment Date;
b)    each Repayment Date;
c)    the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and
d)    on that portion of the Loan the repayment of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.
SECTION 3.3.6. Interest Rate Determination; Replacement Reference Banks. Where Section 3.3.4 or the Floating Rate applies, the Facility Agent shall obtain from each Reference Bank timely information for the purpose of determining the LIBO Rate in the event that no offered quotation appears on Thomson Reuters LIBOR01 Page (or any successor page) and the LIBO Rate is to be determined by reference to quotations supplied by the Reference Banks and not by reference to the Historic Screen Rate. If any one or more of the Reference Banks shall fail to furnish in a timely manner such information to the Facility Agent for any such interest rate, the Facility Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Banks. If the Borrower elects to add an additional Reference Bank hereunder or a Reference Bank ceases for any reason to be able and willing to act as such, the Facility Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders, appoint a replacement for such Reference Bank reasonably acceptable to the Borrower, and such replaced Reference Bank shall cease to be a Reference Bank hereunder. The Facility Agent shall furnish to the Borrower and to the Lenders each determination of the LIBO Rate made by reference to quotations of interest rates furnished by

Reference Banks (it being understood that the Facility Agent shall not be required to disclose to any party hereto (other than the Borrower) any information regarding any Reference Bank or any rate quoted by a Reference Bank, including, without limitation, whether a Reference Bank has provided a rate or the rate provided by any individual Reference Bank).
Interest accrued on the Loan or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.
SECTION 3.3.7. Unavailability of LIBO Rate
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Facility Agent determines (which determination shall, in the absence of manifest error, be conclusive) or the Borrower or the Required Lenders notify the Facility Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or the Required Lenders (as applicable) have determined that:
a)    adequate and reasonable means would not exist for ascertaining (should the Floating Rate apply) the LIBO Rate for the relevant Interest Period including, without limitation, because the LIBO Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
b)    the administrator of the LIBO Rate or a governmental authority having jurisdiction over the Facility Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or
c)    syndicated loans currently being executed, or existing syndicated loans that include language similar to that contained in this section 3.3.7, are being executed and/or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by the Facility Agent or receipt by the Facility Agent of such notice, as applicable, or if the Borrower otherwise requests, the Facility Agent and the Borrower may amend this Agreement to replace the LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBO Successor Rate”), and also together with any proposed LIBO Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 P.M. (London time) on the fifth (5) Business Day after the Facility Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Facility Agent written notice that such Required Lenders do not accept such amendment. Such LIBO Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Facility Agent, such LIBO Successor Rate shall be applied in a manner as otherwise reasonably determined by the Facility Agent.
If no LIBO Successor Rate has been determined and the circumstances under paragraph a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Facility Agent will promptly notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to fund or maintain the affected part of the Loan (including the Deferred Tranche) at the LIBO Rate (to the extent of the affected part of the Loan, the Deferred Tranche or Interest Periods) shall be suspended and the Borrower shall pay interest on such part of the Loan at a rate equal to the sum of the Floating Rate Margin and the weighted average of the cost to the Lenders of funding the respective portions of the affected part of the Loan (as notified to the Facility Agent and the Borrower no later than five (5) Business Days prior to the start of the relevant Interest Period). Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any part of the Loan (to the extent of the affected part of the Loan, the Deferred Tranche or Interest Periods).
Notwithstanding anything else herein, any definition of LIBO Successor Rate shall provide that in no event shall such LIBO Successor Rate be less than zero for purposes of this Agreement.
For the purposes of this Agreement, “LIBO Successor Rate Conforming Changes” means, with respect to any proposed LIBO Successor Rate, any conforming changes to the definition of Floating Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Facility Agent in consultation with the Borrower, to reflect the adoption of such LIBO Successor Rate and to permit the administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBO Successor Rate exists, in such other manner of administration as the Facility Agent determines is reasonably necessary in connection with the administration of this Agreement).
SECTION 3.4. Commitment Fees. a) Subject to clause 10.1 of the Novation Agreement, the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee (the “Commitment Fee”) on its daily unused portion of Maximum Loan Amount (as such amount may be adjusted from time to time), for the period commencing on the Signing Date and continuing through the earliest to occur (the “Commitment Fee Termination Date”) of (i) the Actual Delivery Date, (ii) the date upon which the Facility Agent has provided the Borrower with written notice that the Lenders will not advance the Loan because the Commitments have been terminated pursuant to Section 8.2 or 8.3, (iii) the Commitment Termination Date and (iv) the date the

Commitments shall have been terminated in full pursuant to clause 10.2 of the Novation Agreement. b) Paragraph a) above shall not (but without prejudice to any commitment commission that has been paid by the Borrower to the Lenders prior to the Deferred Tranche Effective Date) apply to any Lender’s Commitment in respect of the Deferred Tranche, in respect of which the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee on the basis, and at the times, set out in a Fee Letter to be entered into on or about the date of the Fourth Supplemental Agreement.
SECTION 3.4.1. Payment. The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender six-monthly in arrears, with the first such payment (the “First Commitment Fee Payment”) to be made on the day falling six months following the Signing Date and the final such payment to be made on the Commitment Fee Termination Date (each date on which a Commitment Fee payment is required to be made in accordance with this Section 3.4.1 referred to herein as a “Commitment Fee Payment Date”). The Commitment Fee shall be in the amount in EUR equal to the product of the Applicable Commitment Rate, multiplied by, for each day elapsed since the preceding Commitment Fee Payment Date (or, in the case of the First Commitment Fee Payment, the Signing Date), the daily unused portion of the Maximum Loan Amount, divided by 360 days.
SECTION 3.5. Other Fees. The Borrower agrees to pay to the Facility Agent the agreed-upon fees set forth in the Fee Letters on the dates and in the amounts set forth therein.
ARTICLE IV
CERTAIN LIBO RATE AND OTHER PROVISIONS
SECTION 4.1. LIBO Rate Lending Unlawful. If after the Signing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful for such Lender to make, continue or maintain its portion of the Loan bearing interest at a rate based on the LIBO Rate (including the Deferred Tranche) or at the Fixed Rate where the relevant Lender has funded itself in the interbank market at a rate based on the LIBO Rate, the obligation of such Lender to make, continue or maintain its portion of the Loan shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its portion of the Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its portion of the Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the LIBO Rate for the relevant Interest Period plus the Floating Rate Margin.

SECTION 4.2. Deposits Unavailable. If (i) in respect of any drawn portion of the Deferred Tranche, (ii) on or after the date the Borrower elects the Floating Rate pursuant to Section 3.3.2 and/or (iii) where the Fixed Rate applies and any Lender has funded itself in the interbank market, the Facility Agent shall have determined that:
a)    Dollar deposits in the relevant amount and for the relevant Interest Period are not available to each Reference Bank in its relevant market, or
b)    by reason of circumstances affecting the Reference Banks’ relevant markets, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate loans for the relevant Interest Period, or
c)    the cost to Lenders that in the aggregate hold more than 50% of the aggregate outstanding principal amount of the Loan then held by Lenders of obtaining matching deposits in the relevant interbank market for the relevant Interest Period would be in excess of the LIBO Rate (provided, that no Lender may exercise its rights under this Section 4.2.c) for amounts up to the difference between such Lender’s cost of obtaining matching deposits on the date such Lender becomes a Lender hereunder less the LIBO Rate on such date), then the Facility Agent shall give notice of such determination (hereinafter called a “Determination Notice”) to the Borrower and each of the Lenders. The Borrower, the Lenders and the Facility Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement. If the Borrower, the Lenders and the Facility Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring fifteen (15) Business Days after the giving of such Determination Notice, the Facility Agent shall (after consultation with the Lenders) set an interest rate and an interest period (or interest periods), in each case to take effect at the end of the Interest Period current at the date of the Determination Notice, which rate (or rates) shall be equal to the sum of the Floating Rate Margin and the weighted average of the corresponding interest rates at or about 11:00 a.m. (London time) two (2) Business Days before the commencement of the relevant Interest Period on Thomson Reuters’ pages KLIEMMM, GARBIC01 and FINA01 (or such other pages as may replace Thomson Reuters’ pages KLIEMMM, GARBIC01 or FINA01 on Thomson Reuters’ service) (or, in the case of clause (c) above, the lesser of (x) the respective cost to the Lenders of funding the respective portions of the Loan held by the Lenders and (y) such weighted average). The Facility Agent shall furnish a certificate to the Borrower as soon as reasonably practicable after the Facility Agent has given such Determination Notice setting forth such rate(s). In the event that the circumstances described in this Section 4.2 shall extend beyond the end of an interest period agreed or set pursuant hereto, the foregoing procedure shall be repeated as often as may be necessary.
SECTION 4.3. Increased LIBO Rate Loan Costs, etc. If after the Signing Date a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority including, without limitation, any agency of the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:
a)    subject any Lender to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its portion of the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 4.6, withholding taxes); or
b)    change the basis of taxation to any Lender (other than a change in taxation on the overall net income of any Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or
c)    impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Section 4.5 and the reserve costs described in Section 4.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or
d)    impose on any Lender any other condition affecting its portion of the Loan or any part thereof, and the result of any of the foregoing is either (i) to increase the cost to such Lender of making its portion of the Loan or maintaining its portion of the Loan or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) such Lender shall (through the Facility Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.
It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for amounts of increased costs that accrue before the Effective Time on the Actual Delivery Date (with any such amounts arising before the Effective Time being the responsibility of the Original Borrower).
SECTION 4.4. Funding Losses.
SECTION 4.4.1. Indemnity. In the event any Lender shall incur any loss or expense (for the avoidance of doubt excluding loss of profit) by reason of the liquidation or re-employment (at not less than the market rate) of deposits or other funds acquired by such Lender, to make, continue or maintain any portion of the principal amount of its portion of the Loan as a result of:
i)    if at the time interest is calculated at the Floating Rate on such Lender’s portion of the Loan (including the Deferred Tranche), any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan or, as the case may be, the Deferred Tranche on a date other than the scheduled last day of an Interest Period or otherwise scheduled date for repayment or payment;
ii)    if at the time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, any repayment or prepayment or acceleration of the principal amount of such Lender’s portion of the Loan, other than any repayment made on the date scheduled for such repayment; or

iii)    the relevant portion of the Loan not being made in accordance with the Loan Request therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in clause 6.1(b) of the Novation Agreement and Article V not being satisfied,
(a “Funding Losses Event”) then, upon the written notice of such Lender to the Borrower (with a copy to the Facility Agent), the Borrower shall, within three (3) days of its receipt thereof:
a)    if at that time interest is calculated at the Floating Rate on such Lender’s portion of the Loan , pay directly to the Facility Agent for the account of such Lender an amount equal to the amount by which:
(i)    interest calculated at the Floating Rate (excluding the Floating Rate Margin) which such Lender would have received on its share of the amount of the Loan subject to such Funding Losses Event for the period from the date of receipt of any part of its share in the Loan to the last day of the applicable Interest Period, exceeds:
(ii)    the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period; or
b)    if at that time interest is calculated at the Fixed Rate on such Lender’s portion of the Loan, pay to the Facility Agent the amount notified to it following the calculation referred to in the next paragraph.
Since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the CIRR mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the prepayment date by taking into account the differential (the “Rate Differential”) between the CIRR and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below. Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and:
(A)     the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and

(B)     if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.
Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.
SECTION 4.4.2. Exclusion In the event that a Lender’s wilful misconduct or gross negligence has caused the loss or cancellation of the BpiFAE Insurance Policy, the Borrower shall not be liable to indemnify that Lender under Section 4.4.1 for its loss or expense arising due to the occurrence of the Prepayment Event referred to in Section 9.1.9.
SECTION 4.5. Increased Capital Costs. If after the Signing Date any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or its portion of the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that in relation to increased costs or reductions arising after the Effective Date the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.
It is acknowledged that the Borrower shall have no liability to compensate any Lender under this Section for reduced returns that accrue before the Effective Time on the Actual Delivery Date (with any compensation liability to the Lenders arising before the Effective Time being the responsibility of the Original Borrower).
SECTION 4.6. Taxes. All payments by any Obligor of principal of, and interest on, the Loan and all other amounts payable under any Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the applicable Obligor’s activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called “Covered Taxes”). In the event that any withholding or deduction from any payment to be made by an Obligor under any Loan Document is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:
a)    pay directly to the relevant authority the full amount required to be so withheld or deducted;
b)    promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and
c)    pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder, the Facility Agent or such Lender may pay such Covered Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such person would have received had no such Covered Taxes been asserted.
Any Lender claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower of the assertion of a liability related to the payment of Covered Taxes). For purposes of this Section 4.6, a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.
If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Section 4.6 or by reason of any payment made by the Borrower pursuant to Section 4.3, such Lender shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.
Each Lender (and each Participant) agrees with the Borrower and the Facility Agent that it will (i) in the case of a Lender or a Participant organized under the laws of a jurisdiction other than the United States (a) provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender or such Participant are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any Assignee Lender or Participant, on or prior to the date of the relevant assignment or participation), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, (b) notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) without prejudice to its obligations under Section 4.13, provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender Party (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender Party or such Participant, provided that the Lender Party or Participant is legally able to deliver such forms, certificates or other documents. For any period with respect to which a Lender (or Assignee Lender or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an Assignee Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or Assignee Lender or Participant) shall not be entitled to the benefits of this Section 4.6 with respect to Covered Taxes imposed by reason of such failure.
All fees and expenses payable pursuant to Section 11.3 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by a Lender or an Agent under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.
SECTION 4.7. Reserve Costs. Without in any way limiting the Borrower’s obligations under Section 4.3, the Borrower shall, with effect from the Deferred Tranche Effective Date, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period in which there remains an amount of the Deferred Tranche outstanding, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Deferred Tranche for each day during such Interest Period:
(i)    the principal amount of the Deferred Tranche outstanding on such day; and
(ii)    the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Deferred Tranche for such Interest Period as provided in this Agreement (less, if applicable, the Floating Rate Margin) and the denominator of which is one minus any increase after the Deferred Tranche Effective Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and
(iii)    1/360.
Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.
Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.
SECTION 4.8. Payments, Computations, etc.
a)    Unless otherwise expressly provided, all payments by an Obligor pursuant to any Loan Document shall be made by such Obligor to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Facility Agent shall be made, without set-off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds through the New York Clearing House Interbank Payments System (or such other funds as may be customary for the settlement of international banking transactions in Dollars), to such account as the Facility Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.
b)    Each Lender hereby instructs the Facility Agent, with respect to any portion of the Loan held by such Lender, to pay directly to such Lender interest thereon at the Fixed Rate or (in respect of any drawn portion of the Deferred Tranche, or otherwise where applicable) the Floating Rate, on the basis that, if interest on such portion of the Loan is then calculated at the Fixed Rate, such Lender will, where amounts are payable to Natixis by that Lender under the Interest Stabilisation Agreement, account directly to Natixis for any such amounts payable by that Lender under the Interest Stabilisation Agreement to which such Lender is a party.
c)    The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in clause (a) of this Section, deemed received) remit in same day funds to each Lender its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.
SECTION 4.9. Replacement Lenders, etc. If the Borrower shall be required to make any payment to any Lender pursuant to Section 4.2.c), 4.3, 4.4, 4.5, 4.6 or 4.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) terminate such Lender’s Commitment (where upon the Percentage of each other Lender shall automatically be adjusted to an amount equal to such Lender’s ratable share of the remaining Commitments), (b) prepay the affected portion of such Lender’s Loan in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not terminate any Lender’s Commitment pursuant to clause (a) or prepay any such Lender pursuant to this clause (b) without replacing such Lender pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Facility Agent shall have attempted in good faith to replace such Lender), and/or (c) replace such Lender with another financial institution reasonably acceptable to the Facility Agent and (if the Fixed Rate applies) Natixis DAI, provided that (i) each such transfer shall be either a transfer of all of the rights and obligations of the transferring Lender under this Agreement or a transfer of a portion of such rights and obligations made concurrently with another such transfer or other such transfers that together cover all of the rights and obligations of the transferring Lender under this Agreement and (ii) no Lender shall be obligated to make any such transfer as a result of a demand by the Borrower pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrower or one or more Assignee Lenders in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement. Each Lender represents and warrants to the Borrower that, as of the Signing Date (or, with respect to any Lender not a party hereto on the Signing Date, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Sections 4.3, 4.4, 4.5, 4.6 and 4.7 to or for account of such Lender.

SECTION 4.10. Sharing of Payments.
SECTION 4.10.1. Payments to Lenders. If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Section 4.8 (Payments, Computations, etc.) (a "Recovered Amount") and applies that amount to a payment due under the Loan Documents then:
a)    the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;
b)    the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the said Section 4.8, without taking account of any taxes which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
c)    the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with any applicable provisions of this Agreement.
SECTION 4.10.2. Redistribution of payments. The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Lender) (the "Sharing Lenders") in accordance with the provisions of this Agreement towards the obligations of the Borrower to the Sharing Lenders.
SECTION 4.10.3. Recovering Lender's rights. On a distribution by the Facility Agent under Section 4.10.2 of a payment received by a Recovering Lender from the relevant Obligor, as between that Obligor and the Recovering Lender, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the relevant Obligor.
SECTION 4.10.4. Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:
a)    each Sharing Lender shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay) (the "Redistributed Amount"); and

b)    as between the relevant Obligor and each relevant Sharing Lender, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the relevant Obligor.
SECTION 4.10.5. Exceptions.
a)    This Section 4.10 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Section 4.10, have a valid and enforceable claim against the relevant Obligor.
b)    A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)    it notified the other Lender of the legal or arbitration proceedings; and
(ii)    the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
SECTION 4.11. Set-off. Upon the occurrence and during the continuance of an Event of Default or a Prepayment Event, each Lender shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of any Obligor then or thereafter maintained with such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.10. Each Lender agrees promptly to notify the applicable Obligor and the Facility Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Lender may have.
SECTION 4.12. Use of Proceeds. a) The Borrower shall apply the proceeds of the Loan made available to the Borrower in respect of the Additional Advances for the purpose of making payments of, or reimbursing the Borrower for payments already made for, the amounts referred to in clauses 5.2, 5.3 and/or 5.4 of the Novation Agreement and, without limiting the foregoing, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U. b) The Deferred Tranche shall be used for the purpose set out in Recital (D) and, accordingly, the provisions of sub-section a) above shall not apply to the proceeds of the Deferred Tranche.

SECTION 4.13. FATCA Information.
a)    Subject to paragraph c) below, each party (other than the Borrower) shall, within ten Business Days of a reasonable request by another party (other than the Borrower):
(i)    confirm to that other party whether it is:
(A)    a FATCA Exempt Party; or
(B)    not a FATCA Exempt Party;
(ii)    supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party's compliance with FATCA;
(iii)    supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party's compliance with any other law, regulation, or exchange of information regime.
b)    If a party confirms to another party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.
c)    Paragraph a) above shall not oblige any Lender or the Facility Agent to do anything, and paragraph a)(iii) above shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:
(i)    any law or regulation;
(ii)    any fiduciary duty; or
(iii)    any duty of confidentiality.
d)    If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.
e)    Each party may make a FATCA Deduction from a payment under this Agreement that it is required to be made by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
SECTION 4.14. Resignation of the Facility Agent. The Facility Agent shall resign (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent) if, either:
a)    the Facility Agent fails to respond to a request under Section 4.13 and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;
b)    the information supplied by the Facility Agent pursuant to Section 4.13 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party; or
c)    the Facility Agent notifies the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party;
and (in each case) a Lender reasonably believes that a party to this Agreement will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.
SECTION 4.15. Deferred Costs. Independently to any other obligation to pay costs, expenses or interest under or in connection with this Agreement, the Borrower shall as a separate obligation, also pay to the Facility Agent (for distribution to each Lender) deferred costs in respect of any drawn portion of the Deferred Tranche at the Deferred Costs Percentage for each Interest Period during which any part of the Deferred Tranche remains outstanding. Whilst not an interest liability, such deferred costs shall be charged from and including the first day of the applicable Interest Period in which an amount of the Deferred Tranche is outstanding to (but not including) the last day of such Interest Period, and will be payable semi-annually in arrears on each Repayment Date. Any deferred costs payable in accordance with this Section 4.15 shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

ARTICLE V
CONDITIONS TO BORROWING
SECTION 5.1. Advance of the Loan. The obligation of the Lenders to fund the relevant portion of the Loan to be made available on the Actual Delivery Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1. The Facility Agent shall advise the Lenders of the satisfaction of the conditions precedent set forth in this Section 5.1 prior to funding on the Actual Delivery Date. Save for Section 5.1.12 below, no provision of this Section 5 shall be applicable to a deemed advance of the Deferred Tranche.
SECTION 5.1.1. Resolutions, etc. The Facility Agent shall have received from the Borrower:
a)    a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:
(x) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and
(y) Organic Documents of the Borrower,
and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and
b)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.
SECTION 5.1.2. Opinions of Counsel. The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender from:
a)    Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian Law, covering the matters set forth in Exhibit B-1 hereto (and which shall be updated to include reference to the Escrow Account Security);
b)    Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, covering the matters set forth in Exhibit B-2 hereto (and which shall be updated to include reference to the Escrow Account Security) and, if the BpiFAE Insurance Policy is to be re-issued or replaced or amended on or about the Actual Delivery Date, Exhibit B-3 hereto; and
c)    Clifford Chance US LLP, United States tax counsel to the Facility Agent for the benefit of the Lenders, covering the matters set forth in Exhibit B-4 hereto, each such opinion to be updated to take into account all relevant and applicable Loan Documents at the time of issue thereof.
SECTION 5.1.3. BpiFAE Insurance Policy. The Facility Agent or the ECA Agent shall have received the BpiFAE Insurance Policy duly issued and

BpiFAE shall not have, prior to the advance of the Loan, delivered to the Facility Agent or the ECA Agent any notice seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the drawing of the Additional Advances under this Agreement.
SECTION 5.1.4. Closing Fees, Expenses, etc. The Facility Agent shall have received for its own account, or for the account of each Lender or BpiFAE, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the Lenders) that are due and owing as of the date of such funding and all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent and the BpiFAE Premium) required to be paid by the Borrower pursuant to Section 11.3 or that the Borrower has otherwise agreed in writing to pay to the Facility Agent, in each case on or prior to the date of such funding.
SECTION 5.1.5. Compliance with Warranties, No Default, etc. Both before and after giving effect to the funding of the Loan the following statements shall be true and correct:
a)    the representations and warranties set forth in Article VI (excluding, however, those set forth in Section 6.10) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and
b)    no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.
SECTION 5.1.6. Loan Request. The Facility Agent shall have received a Loan Request duly executed by the Borrower together with:
a)    where an Additional Advance is requested in respect of the Non-Yard Costs, the Delivery Non-Yard Costs Certificate;
b)    certified as true (by the Builder) copies of the invoice and supporting documents received by the Builder from the Borrower pursuant to Appendix C of the Construction Contract in relation to the Paid Non-Yard Costs as at the time of issue;
c)    a copy of the final commercial invoice from the Builder showing the amount of the Contract Price (including the Non-Yard Costs) and the portion thereof payable to the Builder on the Actual Delivery Date under the Construction Contract; and
d)    copies of the wire transfers for all payments by the Borrower to the Builder under the Construction Contract in respect of the Basic Contract Price to the extent not already provided as part of the drawdown conditions for drawdowns made by the Original Borrower.

SECTION 5.1.7. Foreign Exchange Counterparty Confirmations. The Facility Agent shall have received the documentation and other information referred to in clause 5.6 of the Novation Agreement.
SECTION 5.1.8. Protocol of delivery. The Facility Agent shall have received a copy of the protocol of delivery and acceptance under the Construction Contract duly signed by the Builder and the Borrower or Symphony of the Seas Inc.
SECTION 5.1.9. Title to Purchased Vessel. The Facility Agent shall have received evidence that the Purchased Vessel is legally and beneficially owned by the Borrower or Symphony of the Seas Inc., free of all recorded Liens, other than Liens permitted by Section 7.2.3 and, to the extent not yet discharged, the Mortgage (as defined in the Novation Agreement).
SECTION 5.1.10. Interest Stabilisation. If the Fixed Rate applies, the ECA Agent shall have received a duly executed fixed rate approval from Natixis DAI issued to the Lenders in respect of the CIRR applicable to the Loan and shall have been informed by the French Authorities of the conditions of the interest make-up mechanisms (stabilisation du taux d'intérêt) applicable to the Loan under the applicable Interest Stabilisation Agreement in respect of the Lenders, such conditions to specify, among other things, that the CIRR has been retained under the interest make-up mechanisms applicable to the Loan.
SECTION 5.1.11. Escrow Account Security. The Facility Agent shall have received the Escrow Account Security duly executed by the Borrower together with a duly executed notice of charge and acknowledgement thereto executed by the Borrower and the Escrow Account Bank respectively.
SECTION 5.1.12. Deferred Tranche. The Deferred Tranche shall only be advanced pursuant to Section 2.3 and Recital (D) if prior to the date of the first such advance, the ECA Agent and the Facility Agent shall have received:
a)    the BpiFAE Insurance Policy duly signed and issued in respect of the Deferred Tranche either (i) in an original with ‘wet-ink’ signature(s) or (ii) if the execution of an original of the BpiFAE Insurance Policy is not practicable at the relevant time (having regard to the logistical difficulties caused by COVID-19), electronically signed and initialed, together with written confirmation from BpiFAE that (A) such electronic signature is binding upon BpiFAE, (B) BpiFAE will send an original executed ‘wet-ink’ version of the BpiFAE Insurance Policy to the ECA Agent and the Facility Agent as soon as practicable (again, having regard to the logistical difficulties caused by COVID-19) and (C) such electronically signed BpiFAE Insurance Policy is valid and enforceable irrespective of whether the signed and regularized ‘wet-ink’ policy has at that time been produced and circulated, and in each case, BpiFAE shall not have, prior to any deemed advance of the Deferred Tranche, delivered to the Facility Agent or the ECA Agent any notice seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy or the suspension of the deemed advance of the Deferred Tranche under this Agreement;
b)    an opinion from Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, on matters relating to the conformity of the BpiFAE Insurance Policy issued by BpiFAE in accordance with paragraph a) above with the arrangements relating to the Deferred Tranche set out in this Agreement;
c)    written confirmation from BpiFAE that the Borrower has paid any additional BpiFAE Premium then due and payable in respect of the issuance of the BpiFAE Insurance Policy referred to in paragraph a) above (and as contemplated by clause 5.3 of the Fourth Supplemental Agreement); and
d)    written confirmation from the Borrower that no Prepayment Event under Section 9.1.11 or 9.1.12 has occurred and is continuing.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Facility Agent to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Facility Agent and each Lender as set forth in this Article VI as of the Actual Delivery Date and the date of each deemed advance of the Deferred Tranche (except as otherwise stated).
SECTION 6.1. Organization, etc. The Borrower is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document to which it is a party and to perform the Obligations.
SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:
a)    contravene the Borrower’s Organic Documents;
b)    contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

c)    contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;
d)    contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or
e)    result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Actual Delivery Date or that have been obtained or actions not required to be taken on or prior to the Actual Delivery Date or that have been taken). The Borrower holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Actual Delivery Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.
SECTION 6.4. Compliance with Environmental Laws
. The Borrower is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.
SECTION 6.5. Validity, etc. This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
SECTION 6.6. No Default, Event of Default or Prepayment Event. No Default, Event of Default or Prepayment Event has occurred and is continuing.
SECTION 6.7. Litigation. There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower, that (i) except as set forth in filings made by the Borrower with the SEC in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

SECTION 6.8. The Purchased Vessel. Immediately following the delivery of the Purchased Vessel to the Borrower under the Construction Contract, the Purchased Vessel will be:
a)    legally and beneficially owned by the Borrower or one of the Borrower’s wholly owned Subsidiaries,
b)    registered in the name of the Borrower or one of the Borrower’s wholly owned Subsidiaries under the Bahamian or Maltese flag or such other flag as the parties may mutually agree,
c)    classed as required by Section 7.1.4.b),
d)    free of all recorded Liens, other than Liens permitted by Section 7.2.3,
e)    insured against loss or damage in compliance with Section 7.1.5, and
f)    exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries.
SECTION 6.9. Obligations rank pari passu; Liens.
a)    The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.
b)    As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are no less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.
SECTION 6.10. Withholding, etc.. As of the Signing Date, no payment to be made by the Borrower under any Loan Document is subject to any withholding or like tax imposed by any Applicable Jurisdiction.
SECTION 6.11. No Filing, etc. Required. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Actual Delivery Date or that have been made).
SECTION 6.12. No Immunity. The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment

(whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).
SECTION 6.13. Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 6.14. Regulation U
. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
SECTION 6.15. Accuracy of Information
. The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature. All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized). All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.
SECTION 6.16. Compliance with Laws
. The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
ARTICLE VII
COVENANTS
SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date (or, where applicable, from such time as may be stated in any applicable provision below) until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 7.1.
SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Facility Agent or, in the case of paragraphs j) and k) below, the Facility Agent and the ECA Agent (in each case with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:
a)    as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;
b)    as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;
c)    together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year compliance with the covenants set forth in Section 7.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);

d)    as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;
e)    as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;
f)    as soon as the Borrower becomes aware thereof, notice of any event which, in its reasonable opinion, would be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole;
g)    promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;
h)    such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Facility Agent may from time to time reasonably request (including an update to any information and projections previously provided to the Lenders where these have been prepared and are available);
i)    as soon as the Borrower becomes aware thereof, notice (with a copy to the ECA Agent and BpiFAE) of any matter that has, or may, result in a breach of section 7.1.8;
j)    during the Financial Covenant Waiver Period, as soon as available and in any event no later than five (5) days after the end of each monthly period starting on April 1, 2020, a written report containing cash-flow projections for the period from the date of the relevant report until 31 March 2022;
k)    during the period commencing upon the expiry of the Financial Covenant Waiver Period and ending on the date the Deferred Tranche is repaid in full, as soon as available and in any event within thirty (30) days after the end of each quarterly period starting with the quarterly period commencing on April 1, 2021 and ending on June 30, 2021, a written report containing cash-flow projections for the 24 months succeeding the date of the relevant quarterly report; and
l)    on one occasion during each calendar year from the start of the Financial Covenant Waiver Period until the Deferred Tranche has been repaid in full, the environmental plan of the Borrower as required to be published pursuant to the letter of the Borrower dated April 27, 2020 and which is referred to in the Fourth Supplemental Agreement, provided that information required to be furnished to the Facility Agent under subsections (a), (b), (g) and (l) of this Section 7.1.1 shall be deemed furnished to the Facility Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov.
SECTION 7.1.2. Approvals and Other Consents. The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) each Obligor to perform its obligations under the Loan Documents to which it is a party and (b) the operation of the Purchased Vessel in compliance with all applicable laws, except, in each case, to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect.
SECTION 7.1.3. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clauses (a) and (f) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):
a)    in the case of the Borrower, the maintenance and preservation of its corporate existence (subject to the provisions of Section 7.2.6);
b)    in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;
c)    the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;
d)    compliance with all applicable Environmental Laws;
e)    compliance with all anti-money laundering and anti-corrupt practices laws applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this agreement to the extent the same would be in contravention of such applicable laws; and
f)    the Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

SECTION 7.1.4. The Purchased Vessel. The Borrower will:
a)    cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one year;
b)    cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing;
c)    provide the following to the Facility Agent with respect to the Purchased Vessel:
(i)    evidence as to the ownership of the Purchased Vessel by the Borrower or one of the Borrower’s wholly owned Subsidiaries; and
(ii)    evidence of no recorded Liens on the Purchased Vessel, other than Liens permitted pursuant to Section 7.2.3;
d)    within seven days after the Actual Delivery Date, provide the following to the Facility Agent with respect to the Purchased Vessel:
(i)    evidence of the class of the Purchased Vessel; and
(ii)    evidence as to all required insurance being in effect with respect to the Purchased Vessel; and
e)    on or before the later of (i) 31 July and (ii) 30 days after its own receipt of a Statement of Compliance in each calendar year, supply, or procure the supply, to the Facility Agent (for distribution to BpiFAE and the Lenders) (in each case at the cost of the Borrower) of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI (as collated and reported to the Purchased Vessel’s flag state using the verification report submitted to that flag state) and any Statement of Compliance, in each case relating to the Purchased Vessel for the preceding calendar year, provided always that such information shall be confidential information for the purposes of Section 11.15 and, accordingly, no Lender shall publicly disclose such information with the identity of the Purchased Vessel or the Borrower (or, if applicable, the Borrower’s wholly owned Subsidiary that then owns the Purchased Vessel) without the prior written consent of the Borrower (it being expressly agreed however that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment).

SECTION 7.1.5. Insurance. The Borrower will maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and certifying as to compliance with this Section.
SECTION 7.1.6. Books and Records. The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.
SECTION 7.1.7. BpiFAE Insurance Policy/French Authority Requirements. The Borrower shall, on the reasonable request of the ECA Agent or the Facility Agent, provide such other information as required under the BpiFAE Insurance Policy and/or the Interest Stabilisation Agreement as necessary to enable the ECA Agent or the Facility Agent to obtain the full support of the relevant French Authority pursuant to the BpiFAE Insurance Policy and/or the Interest Stabilisation Agreement (as the case may be). The Borrower must pay to the ECA Agent or the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the ECA Agent or the Facility Agent in connection with complying with a request by any French Authority for any additional information necessary or desirable in connection with the BpiFAE Insurance Policy or the Interest Stabilisation Agreement (as the case may be); provided that the Borrower is consulted before the ECA Agent or Natixis incurs any such cost or expense.
SECTION 7.1.8. Performance of building contract obligations. The Borrower shall (and shall procure that each of its Subsidiaries shall) comply with its contractual commitments under and in respect of (i) each shipbuilding contract in existence as at the Deferred Tranche Effective Date (or which comes into existence at any time in which an amount of the Deferred Tranche remains outstanding) entered into with the Builder and (ii) any option agreements or similar binding contractual commitments (whether in respect of a firm order of a vessel or otherwise) in existence at the Deferred Tranche Effective Date (or which comes into existence at any time in which an amount of the Deferred Tranche remains outstanding) entered into by the Borrower (or its Subsidiary) and the Builder in connection with the potential entry into a shipbuilding contract at a future point in time (it being agreed that such obligation shall not require the Borrower or the relevant Subsidiary (as applicable) to exercise any option or other contractual right thereunder), save that this section 7.1.8 shall be subject to any change of any such shipbuilding contract, option agreement, contract or other related document if such change has, in consultation with BpiFAE, been agreed between the Borrower or, as the case may be, relevant Subsidiary and the Builder.
SECTION 7.2. Negative Covenants. The Borrower agrees with the Facility Agent and each Lender that, from the Effective Date until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.
SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related, ancillary or complimentary thereto or that are reasonable extensions thereof.
SECTION 7.2.2. Indebtedness. The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:
a)    Indebtedness secured by Liens of the type described in Section 7.2.3;
b)    Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
c)    Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the Effective Date;
d)    Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 7.2.3.b), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;
e)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and
f)    Indebtedness of Silversea Cruise Holding Ltd. and its Subsidiaries (“Silversea”) identified in Section 1 of Exhibit H hereto.

SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:
a)    Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Vessel, owns a Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;
b)    in addition to other Liens permitted under this Section 7.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 7.2.2.d), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;
c)    Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;
d)    Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;
e)    Liens securing Government-related Obligations;
f)    Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

g)    Liens of carriers, warehousemen, mechanics, material-men and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;
h)    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;
i)    Liens for current crew’s wages and salvage;
j)    Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;
k)    Liens on Vessels that:
(i)    secure obligations covered (or reasonably expected to be covered) by insurance;
(ii)    were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or
(iii)    were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;
provided that, in each case described in this clause (k), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;
l)    normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights in favor of banks or other depository institutions;
m)    Liens in respect of rights of set-off, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;
n)    Liens on cash or Cash Equivalents or marketable securities securing obligations in respect of Hedging Instruments not incurred for speculative purposes or securing letters of credit that support such obligations;
o)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

p)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
q)    licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and
r)    Liens on any property of Silversea identified in Section 2 of Exhibit H hereto.
SECTION 7.2.4. Financial Condition. The Borrower will not permit:
a)    Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1.
b)    Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.
SECTION 7.2.5. Additional Undertakings. From the effectiveness of the Sixth Supplemental Agreement, and notwithstanding anything to the contrary set out in this Agreement or any other Loan Document:
a)    First Priority Guarantee Matters. Until the occurrence of a First Priority Release Event:
(i)    the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the First Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);
(ii)    the First Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);
(iii)    the First Priority Guarantor will not incur any additional Indebtedness for borrowed money (including any guarantees in respect of Indebtedness), except in connection with any Other Guarantees;
(iv)    neither Celebrity Cruises Holdings Inc. nor Celebrity Cruises Inc will incur any additional Indebtedness for borrowed money (including any guarantees in respect of Indebtedness), except in connection with the Secured Note Indebtedness or any Permitted Refinancing thereof; and
(v)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any First Priority Assets or any Equity Interests

in a Subsidiary that owns, directly or indirectly, any First Priority Assets, other than:
(A)    to any other entity that is a First Priority Guarantor;
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of First Priority Assets made after the effectiveness of the Sixth Supplemental Agreement (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:
(1)    $250,000,000 plus
(2)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) First Priority Assets or other assets owned by another First Priority Guarantor immediately prior to acquisition) acquired by any First Priority Guarantor after the effectiveness of the Sixth Supplemental Agreement; or
(C)    if the net proceeds therefrom are applied in accordance with Section 4.09(b)(i) or 4.09(b)(iii) of the Secured Note Indenture, to the extent applicable at such time; provided, however, that if, within 450 days of such Disposition, any net proceeds of such Disposition have not been utilized in accordance with such provisions and are retained by the Borrower or any Subsidiary after such application (such retained net proceeds, “Excess Proceeds”), then:
(1)    if not already held by a First Priority Guarantor, such Excess Proceeds shall be promptly transferred to a First Priority Guarantor to be (x) retained in an account and on the balance sheet of that First Priority Guarantor and (y) used solely (i) for capital expenditures for the benefit of the remaining First Priority Assets or for the purposes of any asset purchase by that First Priority Guarantor or

(ii) to make an offer to each ECA Guarantor in accordance with the following sub-clause (2); or
(2)    where the Borrower has elected to utilize the Excess Proceeds in the manner referred to in (ii) above, the Borrower shall make a written offer contemporaneously to each ECA Guarantor to apply such Excess Proceeds as a pro rata prepayment of the Loan and the Indebtedness under each other ECA Financing that is pari passu in right of payment to the Obligations. If any ECA Guarantor provides written notice to the Borrower within 90 days of such offer accepting such offer, the Borrower shall prepay the relevant Indebtedness notified to it within 10 Business Days (or such longer period as may be agreed with the lenders under each relevant ECA Financing being prepaid) of the date of receipt of such notice. If any ECA Guarantor fails to accept such offer within the said 90 days referred to above, then the pro rata portion of such Excess Proceeds that would have been applied to prepay the ECA Financings with respect to such ECA Guarantor if such offer was accepted shall be retained and applied in accordance with the foregoing sub-clause (1)(i).
b)    Second Priority Guarantee Matters. Until the occurrence of a Second Priority Release Event:
(i)    the Borrower will not, and will not permit any of its Subsidiaries to, form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Second Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);
(ii)    no Second Priority Guarantor will form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and

(iii)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Second Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Second Priority Assets, other than:
(A)    to any other entity that is a Second Priority Guarantor; or
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of Second Priority Assets made after the effectiveness of the Sixth Supplemental Agreement (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A)) is less than the sum of:
(1)    $250,000,000 plus
(2)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Second Priority Assets or other assets owned by another Second Priority Guarantor immediately prior to acquisition) acquired by any Second Priority Guarantor after the effectiveness of the Sixth Supplemental Agreement.
c)    Third Priority Guarantee Matters. Until the occurrence of a Third Priority Release Event:
(i)    the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the Third Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);
(ii)    the Third Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and
(iii)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Third Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Third Priority Assets, other than:
(A)    to any other entity that is a Third Priority Guarantor;

(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of Third Priority Assets made after the effectiveness of the Sixth Supplemental Agreement (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:
(2)    $250,000,000 plus
(3)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Third Priority Assets or other assets owned by another Third Priority Guarantor immediately prior to acquisition) acquired by any Third Priority Guarantor after the effectiveness of the Sixth Supplemental Agreement; or
(C)    if the net proceeds therefrom are applied in accordance with those provisions of the Unsecured Note Indenture and/or the definitive documentation governing the DDTL Indebtedness to the extent applicable at the time which allow the Borrower to make an offer to prepay and/or repay the debt evidenced by the Unsecured Note Indenture and/or DDTL Indebtedness, as applicable; provided that, if any such net proceeds are retained by the Borrower or any Subsidiary after such application, the Borrower shall promptly repay or redeem all or any portion of any Indebtedness that is pari passu or senior in right of payment to the Obligations and for which a Third Priority Guarantor is a guarantor, in each case, subject to the terms of the documentation governing such Indebtedness (including the DDTL Indebtedness, the Unsecured Note Indebtedness, any Bank Indebtedness, any Credit Card Obligations, the Loan and any other Indebtedness under an ECA Financing); provided, further, that any repayment of Indebtedness under any revolving credit agreement pursuant to this paragraph shall be accompanied by a corresponding permanent reduction in the related revolving credit commitments.
d)    New Guarantor Matters. In the event the Borrower or any of its Subsidiaries acquires an ECA Financed Vessel:
(i)    the Borrower will, within 15 Business Days of the purchase of the relevant ECA Financed Vessel, cause the applicable New Guarantor to provide (A) an Additional Guarantee, together with each equivalent Other Guarantee required to be provided under the terms of the other ECA Financings (as amended from time to time) and (B) all documents and information required by the Lenders in order to satisfy any applicable “know your customer” checks and any other reasonable condition precedent requirements of the Lenders (excluding, for the avoidance of doubt, legal opinions); provided that, in each case, if such New Guarantor is party to a Senior Guarantee at such time, the Facility Agent shall have contemporaneously entered into a New Guarantor Subordination Agreement; and
(ii)    until the occurrence of a Second Priority Release Event and a Third Priority Release Event:
(A)    the Borrower will not permit the applicable New Guarantor to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness) other than the applicable Additional Guarantee, any Other Guarantee and any Senior Guarantee;
(B)    the Borrower will not permit the Principal Subsidiary that acquires the relevant ECA Financed Vessel to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness);
(C)    notwithstanding any other provision of this Agreement, the Borrower will not, and shall procure that no other Subsidiary shall Dispose (whether to a member of the Group or otherwise) the relevant ECA Financed Vessel (or any equity interests in a Subsidiary that owns, directly or indirectly, such ECA Financed Vessel); provided that (1) such ECA Financed Vessel may be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries and (2) the Borrower or such Subsidiary may charter out such ECA Financed Vessel (x) to entities other than the

Borrower and the Borrower’s wholly owned Subsidiaries and (y) on a time charter with a stated duration not in excess of one year; and
(D)    notwithstanding the provisions of Sections 7.2.2 and 7.2.3, the Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon the relevant ECA Financed Vessel, other than Liens permitted under Section 7.2.3 that do not secure Indebtedness for borrowed money.
e)    Further Assurances. At the Borrower’s reasonable request, the Facility Agent shall execute (i) any Additional Subordination Agreement or any Subordination Agreement, in substantially the form attached hereto as Exhibit L or Exhibit M with such changes, or otherwise in form and substance, reasonably satisfactory to the Facility Agent (acting upon the instructions of the Required Lenders and BpiFAE), to ensure the required priority of the Second Priority Guarantee and the Third Priority Guarantee and (ii) any New Guarantor Subordination Agreement contemporaneously with the execution of any Senior Guarantee by a New Guarantor if such New Guarantor has granted an Additional Guarantee at such time.
f)    Amount of Indebtedness. The Borrower shall ensure that:
(i)    the maximum aggregate principal amount of Bank Indebtedness (or any Permitted Refinancing thereof) guaranteed by the Second Priority Guarantors shall not exceed, in the aggregate, $5,300,000,000 (or its equivalent in any other currency) until the occurrence of a First Priority Release Event, a Second Priority Release Event, and a Third Priority Release Event;
(ii)    the maximum aggregate principal amount of Unsecured Note Indebtedness and DDTL Indebtedness (or any Permitted Refinancing of either of them), in each case, guaranteed by the Third Priority Guarantor shall not exceed, in the aggregate, $1,700,000,000 (or its equivalent in any other currency) until the occurrence of a Third Priority Release Event;
(iii)    until the occurrence of a Second Priority Release Event, none of the Second Priority Guarantors will grant any guarantee that is pari passu with or senior to its obligations under the Second Priority Guarantee, except in connection with (A) any Bank Indebtedness or any Permitted Refinancing thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of that guarantee) than that currently provided by that Second Priority Guarantor in connection with the relevant Indebtedness; and

(iv)    until the occurrence of a Third Priority Release Event, the Third Priority Guarantor will not grant any guarantee that is pari passu with or senior to its obligations under the Third Priority Guarantee, except in connection with (A) any Bank Indebtedness, Unsecured Note Indebtedness, DDTL Indebtedness or any Permitted Refinancing of any thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of that guarantee) than that currently provided by the Third Priority Guarantor in connection with the relevant Indebtedness.
g)    Releases of Guarantees. The Borrower agrees to give the Facility Agent written notice of the occurrence of any First Priority Release Event, Second Priority Release Event or Third Priority Release Event. The Facility Agent agrees that:
(i)    the First Priority Guarantee shall be automatically released upon the occurrence of a First Priority Release Event;
(ii)    the Second Priority Guarantee shall be automatically released upon the occurrence of a Second Priority Release Event;
(iii)    the Third Priority Guarantee shall be automatically released upon the occurrence of a Third Priority Release Event; and
(iv)    each Additional Guarantee shall be automatically released upon the occurrence of both a Second Priority Release Event and a Third Priority Release Event,
provided in each case that upon the Borrower’s request, the Facility Agent shall promptly confirm in writing the release of the applicable Guarantee following the occurrence of the relevant release event.
SECTION 7.2.6. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation except:
a)    any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 7.2.7; and
b)    so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i)    after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders’ Equity immediately prior thereto; and
(ii)    in the case of a merger involving the Borrower where the Borrower is not the surviving corporation (and without prejudice to the provisions of Sections 3.2b) and c) and 9.1.10, which shall not restrict the proposed merger but which can still apply to the extent that the proposed merger would give rise to any of the events or circumstances contemplated by such Sections):
(A)    the surviving corporation shall have assumed in a writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Loan Documents; and
(B)    the surviving corporation shall, promptly upon the request of the Facility Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Facility Agent or any Lender in order for the Facility Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.
SECTION 7.2.7. Asset Dispositions, etc. Subject to Section 7.2.5, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole, except sales of assets between or among the Borrower and Subsidiaries of the Borrower.
SECTION 7.2.8. Borrower’s Procurement Undertaking.1.     Where any of the covenants set out in this Agreement require performance by any Subsidiary of the Borrower, the Borrower shall procure the performance of that obligation by such Subsidiary.
SECTION 7.3. Lender incorporated in the Federal Republic of Germany. The representations and warranties and covenants given in Sections 6.16 and 7.1.3(f) respectively shall only be given, and be applicable to, a Lender incorporated in the Federal Republic of Germany insofar as the giving of and compliance with such representations and warranties do not result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 a no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of

Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation.
ARTICLE VIII
EVENTS OF DEFAULT
SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.
SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment when due of any principal of or interest (or, in respect of the Deferred Tranche, any deferred costs payable pursuant to Section 4.15) on the Loan or any Commitment Fee, or the Borrower shall default in the payment of any fee due and payable under the Fee Letter, provided that, in the case of any default in the payment of any interest (or, in respect of the Deferred Tranche, any deferred costs) on the Loan or of any Commitment Fee, such default shall continue unremedied for a period of at least five (5) Business Days after notice thereof shall have been given to the Borrower by the Facility Agent; and provided further that, in the case of any default in the payment of any fee due and payable under the Fee Letter, such default shall continue unremedied for a period of at least ten days after notice thereof shall have been given to the Borrower by the Facility Agent.
SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article V) or under any other Loan Document is or shall be incorrect in any material respect when made.
SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in Sections 7.1.1 i), 7.1.1 j), 7.1.1 k), 7.1.1 l), 7.1.4 e), 7.1.8 and 7.2.4 and the obligations referred to in Section 8.1.1) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).
SECTION 8.1.4. Default on Other Indebtedness. (a) The Borrower or any of the Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to Hedging Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods; or (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity; or (d) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); provided that any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this Section 8.1.4 so long as any required prepayment is made when due. For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time. This Section 8.1.4 is subject to the further proviso that any breach of financial covenants equivalent to those in Section 7.2.4 under or in relation to any other BpiFAE-backed facility agreement to which the Borrower is a party shall not, to the extent that such breach occurs during the Financial Covenant Waiver Period (but without prejudice to the rights of the Lenders in respect of any further breach that may occur following the expiry of the Financial Covenant Waiver Period), constitute an Event of Default under this Agreement provided that no Prepayment Event has occurred under Sections 9.1.11 or 9.1.12.
SECTION 8.1.5. Bankruptcy, Insolvency, etc. The Borrower, any of the Material Guarantors or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:
a)    generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

b)    apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;
c)    in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that in the case of such an event in respect of the Borrower or any Material Guarantor, such Person hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents;
d)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any Material Guarantor or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower, such Material Guarantor or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Material Guarantor or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each Material Guarantor hereby expressly authorizes the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their respective rights under the Loan Documents; or
e)    take any corporate action authorizing, or in furtherance of, any of the foregoing.
SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.5 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.
SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.5 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders (after consultation with BpiFAE who shall have the right to instruct the Lenders to waive such Event of Default), shall by notice to the Borrower declare all of the outstanding principal amount of the Loan and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.
ARTICLE IX
PREPAYMENT EVENTS
SECTION 9.1. Listing of Prepayment Events. Each of the following events or occurrences described in this Section 9.1 shall constitute a “Prepayment Event”.
SECTION 9.1.1. Change of Control. There occurs any Change of Control.
SECTION 9.1.2. Unenforceability. Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower or, to the extent applicable, any Material Guarantor (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit B-1 or in any opinion delivered to the Facility Agent after the Signing Date in connection with this Agreement or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by the Facility Agent.
SECTION 9.1.3. Approvals. Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower, any Material Guarantor or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.
SECTION 9.1.4. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of the covenants set forth in Sections 4.12 or 7.2.4, provided that any such default in respect of Section 7.2.4 that occurs during the Financial Covenant Waiver Period (but without prejudice to the rights of the Lenders in respect of any further breach that may occur following the expiry of the Financial Covenant Waiver Period) shall not (as long as no Event of Default under Section 8.1.5 has occurred and is continuing, or no Prepayment Event under Section 9.1.11 or 9.1.12 has occurred, in each case during the Financial Covenant Waiver Period) constitute a Prepayment Event.
SECTION 9.1.5. Judgments. Any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

a)    enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or
b)    there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.
SECTION 9.1.6. Condemnation, etc.. The Purchased Vessel shall be condemned or otherwise taken under color of law or requisitioned and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.
SECTION 9.1.7. Arrest. The Purchased Vessel shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.
SECTION 9.1.8. Sale/Disposal of the Purchased Vessel. The Purchased Vessel is sold to a company which is not the Borrower or any other Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or any other Subsidiary of the Borrower).
SECTION 9.1.9. BpiFAE Insurance Policy. The BpiFAE Insurance Policy is cancelled for any reason or ceases to be in full force and effect.
SECTION 9.1.10. Illegality. No later than the close of business on the last day of the Option Period related to the giving of any Illegality Notice by an affected Lender pursuant to Section 3.2.b), either: (x) the Borrower has not elected to take an action specified in clause (1) or (2) of Section 3.2.c) or (y) if any such election shall have been made, the Borrower has failed to take the action required in respect of such election. In such circumstances the Facility Agent (at the direction of the affected Lender) shall by notice to the Borrower require the Borrower to prepay in full all principal and interest and all other Obligations owing to such Lender either (i) forthwith or, as the case may be, (ii) on a future specified date not being earlier than the latest date permitted by the relevant law.
SECTION 9.1.11. Dividend or New Debt
a)    The Borrower declares, pays or makes or agrees to pay or make, directly or indirectly, any Restricted Payment, except for (i) dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests or options to purchase Equity Interests and (ii) Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans (including with respect to performance shares issued in the ordinary course of business) for present or former officers, directors, consultants or employees of the Borrower in the ordinary course of business consistent with past practice;
b)    the Borrower completes a Debt Incurrence;
c)    the Borrower completes an Equity Issuance; or
d)    the Borrower makes any payment of any kind under any shareholder loan other than any payments made pursuant to that certain $2,200,000,000 Term Loan Agreement, dated as of March 23, 2020, among the Borrower and Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., BOFA Securities, Inc., BNP Paribas Securities Corp. and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, or in any case resolves to do so.
SECTION 9.1.12. Breach of Principles. The Borrower shall default in the due performance and observance of the Principles, including, without limitation, a breach of the covenants set out in Sections 7.1.1 i), 7.1.1 j), 7.1.1 k), 7.1.1 l), 7.1.4 e) and 7.1.8, and, if capable of remedy, such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Facility Agent, provided that, if the default does not otherwise constitute a Default or a Prepayment Event under another section of this Agreement as amended to date, the Borrower, the Facility Agent, the ECA Agent and BpiFAE shall negotiate a resolution in good faith for a maximum period of fifteen (15) days after notice thereof shall have been given to the Borrower by the Facility Agent.
SECTION 9.2. Mandatory Prepayment. If any Prepayment Event (other than a Prepayment Event under Section 9.1.10) shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower (a) in the case of a Prepayment Event (other than a Prepayment Event under Sections 9.1.10, 9.1.11 or 9.1.12), require the Borrower to prepay in full on the date of such notice all principal of and interest on the Loan and all other Obligations or, in the case of a Prepayment Event arising under Sections 9.1.11 or 9.1.12, require the Borrower to prepay in full on the date of such notice all principal of and interest on the Deferred Tranche (and, in such event, the Borrower agrees to so pay the full unpaid amount of the Loan or the Deferred Tranche, as the case may be, and all accrued and unpaid interest thereon and all other Obligations in respect thereof), (b) in the case of a Prepayment Event arising under Sections 9.1.11 or 9.1.12, require that any part of the Deferred Tranche that has not been advanced as at the time of such Prepayment Event shall be automatically cancelled and, on the Repayment Date on which that portion of the Deferred Tranche would have otherwise been advanced, the Borrower shall continue to be obliged to make the relevant repayment of the Loan (and thus no deemed advance in respect of the Deferred Tranche shall occur) and (c) immediately terminate the waiver contained in Section 9.1.4 relating to the occurrence of any Prepayment Event in respect of Section 7.2.4, such that any breach of Section 7.2.4 in existence as at the date of the notice from the Facility Agent referred to above or any breach occurring at any time after such notice, shall constitute a Prepayment Event with all attendant consequences.
SECTION 9.3. Mitigation. If the ECA Agent, the Facility Agent or any of the Lenders become aware that an event or circumstance has arisen which will cause the BpiFAE Insurance Policy to be cancelled for any reason or no longer remain in full force and effect they shall notify the Borrower and the Lenders, the Borrower, the ECA Agent and the Facility Agent shall negotiate in good faith for a period of up to 30 days or, if less, the date by which the BpiFAE Insurance Policy shall be terminated or cease to be in full force and effect to determine whether the facility can be restructured and/or the Loan refinanced in a manner acceptable to each of the Lenders in their absolute discretion. The Lenders will use reasonable efforts to involve BpiFAE in such negotiations.
ARTICLE X
THE FACILITY AGENT AND THE ECA AGENT
SECTION 10.1. Actions. Each Lender hereby appoints Citibank Europe plc, UK Branch, as Facility Agent and Citibank as ECA Agent, as its agent under and for purposes of this Agreement and each other Loan Document (for purposes of this Article X, the Facility Agent and the ECA Agent are referred to collectively as the “Agents”). Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section 10.1 or as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Neither Agent shall be obliged to act on the instructions of any Lender or the Required Lenders if to do so would, in the opinion of such Agent, be contrary to any provision of this Agreement or any other Loan Document or the BpiFAE Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose such Agent to any actual or potential liability to any third party. As between the Lenders and the Agents, it is acknowledged that each Agent’s duties under this Agreement and the other Loan Documents are solely mechanical and administrative in nature.

SECTION 10.2. Indemnity. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s Percentage, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, such Agent in any way relating to or arising out of this Agreement and any other Loan Document or any action taken or omitted by such Agent under this Agreement or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party. Neither Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.
SECTION 10.3. Funding Reliance, etc. Each Lender shall notify the Facility Agent by 4:00 p.m., London time, one day prior to the advance of the Loan if it is not able to fund the following day. Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., London time, on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its Percentage of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.
SECTION 10.4. Exculpation. Neither of the Agents nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. Without limitation of the generality of the foregoing, each Agent (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts, (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Obligors or the existence at any time of any Default or Prepayment Event or to inspect the property (including the books and records) of the Obligors, (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (v) shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties, and (vi) shall have no responsibility to the Borrower or any Lender on account of (A) the failure of a Lender or the Obligors to perform any of its obligations under this Agreement or any Loan Document; (B) the financial condition of the Obligors; (C) the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement or any Loan Document, or in or pursuant to any document delivered pursuant to or in connection with this Agreement or any Loan Document; or (D) the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement or any Loan Document or of any document executed or delivered pursuant to or in connection with any Loan Document.
SECTION 10.5. Successor. The Facility Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders and shall resign where required to do in accordance with Section 4.14, provided that any such resignation shall not become effective until a successor Facility Agent has been appointed as provided in this Section 10.5 and such successor Facility Agent has accepted such appointment. If the Facility Agent at any time shall resign, the Required Lenders shall, subject to the immediately preceding proviso and subject to the consent of the Borrower (such consent not to be unreasonably withheld), appoint another Lender as a successor to the Facility Agent which shall thereupon become such Facility Agent’s successor hereunder (provided that the Required Lenders shall, subject to the consent of the Borrower unless an Event or Default or a Prepayment Event shall have occurred and be continuing (such consent not to be unreasonably withheld or delayed) offer to each of the other Lenders in turn, in the order of their respective Percentages of the Loan, the right to become successor Facility Agent). If no successor Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Facility Agent’s giving notice of resignation, then the Facility Agent may, on behalf of the Lenders, appoint a successor Facility Agent, which shall be one of the Lenders or a commercial banking institution having a combined capital and surplus of at least $1,000,000,000 (or the equivalent in other currencies), subject, in each case, to the consent of the Borrower (such consent not to be unreasonably withheld). Upon the acceptance of any appointment as Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall be entitled to receive from the resigning Facility Agent such documents of transfer and assignment as such successor Facility Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning Facility Agent, and the resigning Facility Agent shall be discharged from its duties and obligations under this Agreement. After any resigning Facility Agent’s resignation hereunder as the Facility Agent, the provisions of:
a)    this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and
b)    Section 11.3 and Section 11.4 shall continue to inure to its benefit.
If a Lender acting as the Facility Agent assigns its Loan to one of its Affiliates, such Facility Agent may, subject to the consent of the Borrower (such consent not to be unreasonably withheld or delayed) assign its rights and obligations as Facility Agent to such Affiliate.
SECTION 10.6. Loans by the Facility Agent. The Facility Agent shall have the same rights and powers with respect to the Loan made by it or any of its Affiliates. The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the Lenders. The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.
SECTION 10.7. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such

Lender’s review of the financial information of the Obligors, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.
SECTION 10.8. Copies, etc. Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement.
SECTION 10.9. The Agents’ Rights. Each Agent may (i) assume that all representations or warranties made or deemed repeated by the Obligors in or pursuant to this Agreement or any Loan Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary, (ii) assume that no Default has occurred unless, in its capacity as an Agent, it has acquired actual knowledge to the contrary, (iii) rely on any document or notice believed by it to be genuine, (iv) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it, (v) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower and (vi) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until such Agent has received from the Lenders any payment which such Agent may require on account of, or any security which such Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.
SECTION 10.10. The Facility Agent’s Duties. The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement or any Loan Document by the Borrower or as to the existence of an

Event of Default and (ii) inform the Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.
The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Obligors or actual knowledge of the occurrence of any Default unless a Lender or the Borrower shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent. Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.
The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s Subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.
SECTION 10.11. Employment of Agents. In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement or the Loan Documents, each Agent shall be entitled to employ and pay agents to do anything which such Agent is empowered to do under or pursuant to this Agreement or the Loan Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including without limitation Section 11.3, the employment of such agents shall be for such Agent’s account, and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by such Agent in good faith to be competent to give such opinion, advice or information.
SECTION 10.12. Distribution of Payments. The Facility Agent shall pay promptly to the order of each Lender that Lender’s Percentage Share of every sum of money received by the Facility Agent pursuant to this Agreement or the Loan Documents (with the exception of any amounts payable pursuant to the Fee Letter and any amounts which, by the terms of this Agreement or the Loan Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Lender.
SECTION 10.13. Reimbursement. The Facility Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum. If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Section 10.12 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within two (2) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the Loan Documents, that Lender will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the Loan Documents and ending on the date on which the Facility Agent receives reimbursement.
SECTION 10.14. Instructions. Where an Agent is authorized or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders each of the Lenders shall provide such Agent with instructions within three (3) Business Days of such Agent’s request (which request may be made orally or in writing). If a Lender does not provide such Agent with instructions within that period, that Lender shall be bound by the decision of such Agent. Nothing in this Section 10.14 shall limit the right of such Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders if such Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement or the Loan Documents. In that event, such Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Section 10.14.
SECTION 10.15. Payments. All amounts payable to a Lender under this Section 10 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.
SECTION 10.16. “Know your customer” Checks. Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Agreement or the Loan Documents.
SECTION 10.17. No Fiduciary Relationship. Except as provided in Section 10.12, no Agent shall have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in this Agreement or any Loan Document shall constitute a partnership between any two or more Lenders or between either Agent and any other person.
SECTION 10.18. Illegality. The Agent shall refrain from doing anything which it reasonably believes would be contrary to any law of any jurisdiction (including but not limited to England and Wales, the United States of America or any jurisdiction forming part of it) or any regulation or directive of any agency of such state or jurisdiction or which would or might render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.
ARTICLE XI
MISCELLANEOUS PROVISIONS
SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:
a)    contravene or be in breach of the terms of the BpiFAE Insurance Policy or the arrangements with Natixis DAI relating to the CIRR (if the Fixed Rate applies) shall be effective unless consented to by, as applicable, BpiFAE and/or Natixis DAI;
b)    modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;
c)    modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;
d)    increase the Commitment of any Lender shall be made without the consent of such Lender;
e)    reduce any fees described in Article III payable to any Lender shall be made without the consent of such Lender;
f)    extend the Commitment Termination Date of any Lender shall be made without the consent of such Lender;
g)    extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Loan (or reduce the principal amount of or rate of interest on the Loan) owed to any Lender shall be made without the consent of such Lender; or
h)    affect adversely the interests, rights or obligations of the Facility Agent in its capacity as such shall be made without consent of the Facility Agent.
No failure or delay on the part of the Facility Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any the Facility Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The Lenders hereby agree, at any time and from time to time that the Nordea Agreement or the Bank of Nova Scotia Agreement is amended or refinanced, to negotiate in good faith to amend this Agreement to conform any representations, warranties, covenants or events of default in this Agreement to the amendments made to any substantively comparable provisions in the Nordea Agreement or the Bank of Nova Scotia Agreement or any refinancing thereof.
Neither the Borrower’s rights nor its obligations under the Loan Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the BpiFAE Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Loan Documents in accordance with their terms.
SECTION 11.2. Notices.
a)    All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile or by electronic mail and addressed, delivered or transmitted to such party at its address, facsimile number or electronic mail address set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form; any notice, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient.
b)    So long as Citibank Europe plc, UK Branch is the Facility Agent, the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing advance or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any advance or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Facility Agent to such email address notified by the Facility Agent to the Borrower; provided that any Communication requested pursuant to Section 7.1.1.h) shall be in a format acceptable to the Borrower and the Facility Agent.
c)    The Borrower agrees that the Facility Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Borrower, on Intralinks or any similar such platform (the “Platform”) acceptable to the Borrower. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Facility Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Facility Agent or any of its Affiliates in connection with the Platform.
d)    The Facility Agent agrees that the receipt of Communications by the Facility Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Facility Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).
SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Facility Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Facility Agent and of local counsel, if any, who may be retained by counsel to the Facility Agent) in connection with any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated. The Borrower further agrees to pay, and to save the Facility Agent and the Lenders harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder or any other Loan Documents. The Borrower also agrees to reimburse the Facility Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Facility Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Facility Agent, each Lender and each of their respective Affiliates and their respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement, any other Loan Document, the BpiFAE Insurance Policy or Interest Stabilisation Agreement and which breach is not attributable to the Borrower’s own breach of the terms of this Agreement or any other Loan Document or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Loan Documents but for any exclusions applicable thereunder.
In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided that the Borrower shall reimburse such indemnified party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed). Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (iii) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense. The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 11.3 and 11.4 and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.
SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.
SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, as a novated and amended Agreement, shall become effective upon the occurrence of the Novation Effective Time under, and as defined in, the Novation Agreement.
SECTION 11.9. Third Party Rights. Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it with the exception of BpiFAE and Natixis.
SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:
a)    except to the extent permitted under Section 7.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender and BpiFAE; and
b)    the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.
SECTION 11.11. Sale and Transfer of the Loan; Participations in the Loan. Each Lender may assign its Percentage or portion of the Loan to one or more other Persons (a “New Lender”), or sell participations in its Percentage or portion of the Loan to one or more other Persons; provided that, in the case of assignments where the Fixed Rate applies, such New Lender enters into an Interest Stabilisation Agreement.
SECTION 11.11.1. Assignments
(i) Any Lender with the written consents of the Borrower and the Facility Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time (and from time to time) assign or transfer to one or more commercial banks or other financial institutions all or any fraction of such Lender’s portion of the Loan.

(ii) Any Lender, with notice to the Borrower and the Facility Agent, and, notwithstanding the foregoing clauses (i) and (ii), without the consent of the Borrower, or the Facility Agent may assign or transfer (A) to any of its Affiliates or (B) following the occurrence and during the continuance of an Event of Default under Sections 8.1.1, 8.1.4(a) or 8.1.5, to any other Person, in each case, all or any fraction of such Lender’s portion of the Loan.
(iii) Any Lender may (notwithstanding the foregoing clauses, and without notice to, or consent from, the Borrower or the Facility Agent) assign or charge all or any fraction of its portion of the Loan to any federal reserve or central bank as collateral security in connection with the extension of credit or support by such federal reserve or central bank to such Lender.
(iv) No Lender may (notwithstanding the foregoing clauses) assign or transfer any of its rights under this Agreement unless it has given prior written notification of the transfer to BpiFAE and (if any part of the Loan is accruing interest at the Fixed Rate) Natixis DAI and has obtained a prior written consent from BpiFAE and (where relevant) Natixis DAI and any Assignee Lender (other than BpiFAE) is, if the Fixed Rate applies, eligible to benefit from the CIRR stabilisation. Any assignment or transfer shall comply with the terms of the BpiFAE Insurance Policy.
(v) Nothing in this Section 11.11.1 shall prejudice the right of the Lender to assign its rights under this Agreement to BpiFAE, if such assignment is required to be made by that Lender to BpiFAE in accordance with the BpiFAE Insurance Policy.
Each Person described in the foregoing clauses as being the Person to whom such assignment or transfer is to be made, is hereinafter referred to as an “Assignee Lender”. Assignments in a minimum aggregate amount of $25,000,000 (or, if less, all of such Lender’s portion of the Loan and Commitment) (which assignment or transfer shall be of a constant, and not a varying, percentage of such Lender’s portion of the Loan) are permitted; provided that the Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned or transferred to an Assignee Lender until:
a)    written notice of such assignment or transfer, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Facility Agent by such Lender and such Assignee Lender;
b)    such Assignee Lender shall have executed and delivered to the Borrower and the Facility Agent a Lender Assignment Agreement, accepted by the Facility Agent and, if the applicable portion of the Loan is a Fixed Rate Loan, any other agreements required by the Facility Agent or Natixis in connection therewith; and
c)    the processing fees described below shall have been paid.
From and after the date that the Facility Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned or transferred to such

Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned or transferred by it, shall be released from its obligations hereunder and under the other Loan Documents, other than any obligations arising prior to the effective date of such assignment. Except to the extent resulting from a subsequent change in law, in no event shall the Borrower be required to pay to any Assignee Lender any amount under Sections 4.2.c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no such assignment been made. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Facility Agent upon delivery of any Lender Assignment Agreement in the amount of $5,000 (and shall also reimburse the Facility Agent and Natixis for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment).
SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in its Loan; provided that:
a)    no participation contemplated in this Section 11.11.2 shall relieve such Lender from its obligations hereunder;
b)    such Lender shall remain solely responsible for the performance of its obligations hereunder;
c)    the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;
d)    no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clauses (b) through (f) of Section 11.1;
e)    the Borrower shall not be required to pay any amount under Sections 4.2.c), 4.3, 4.4, 4.5, 4.6 and 4.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and
f)    each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each of the Participant’s interest in that Lender’s portion of the Loan, Commitments or other interests hereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.2.c), 4.3, 4.4, 4.5, 4.6 and clause (e) of 7.1.1, shall be considered a Lender.
SECTION 11.11.3. Register. The Facility Agent shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Loan owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
SECTION 11.12. Other Transactions. Nothing contained herein shall preclude the Facility Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
SECTION 11.13. BpiFAE Insurance Policy.
SECTION 11.13.1. Terms of BpiFAE Insurance Policy
a)    The BpiFAE Insurance Policy will cover 100% of the Loan.
b)    The BpiFAE Premium will equal 2.35% of the aggregate principal amount of the Loan as at the Actual Delivery Date.
c)    If, after the Actual Delivery Date, the Borrower prepays all or part of the Loan in accordance with this Agreement, BpiFAE shall reimburse to the ECA Agent for the account of the Borrower an amount equal to 80% of all or a corresponding proportion of the unexpired portion of the BpiFAE Premium (save in respect of the additional BpiFAE Premium payable in relation to the Deferred Tranche), having regard to the amount of the prepayment and the remaining term of the Loan, such amount to be calculated in accordance with the following formula:
R = P x (1 – (1 / (1+2.35%)) x (N / (12 * 365)) x 80%
where:
“R” means the amount of the refund;
“P” means the amount of the prepayment;
“N” means the number of days between the effective prepayment date and Final Maturity; and

P x (1 – (1 / (1+2.35%)) corresponds to the share of the financed BpiFAE Premium corresponding to P.
SECTION 11.13.2. Obligations of the Borrower. Provided that the BpiFAE Insurance Policy complies with Section 11.13.1 and remains in full force and effect, the Borrower shall pay the balance of the BpiFAE Premium calculated in accordance with Section 11.3.1.b) and still owing to BpiFAE on the Actual Delivery Date to BpiFAE on the Actual Delivery Date by directing the Agent in the Loan Request to pay the Additional Advance in respect of the BpiFAE Premium directly to BpiFAE.
SECTION 11.13.3. Obligations of the ECA Agent and the Lenders.
a)    Promptly upon receipt of the BpiFAE Insurance Policy from BpiFAE, the ECA Agent shall (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) send a copy thereof to the Borrower.
b)    The ECA Agent shall perform such acts or provide such information, which are, acting reasonably, within its power so to perform or so to provide, as required by BpiFAE under the BpiFAE Insurance Policy as necessary to ensure that the Lenders obtain the support of BpiFAE pursuant to the BpiFAE Insurance Policy.
c)    Each Lender will cooperate with the ECA Agent, the Facility Agent and each other Lender, and take such action and/or refrain from taking such action as may be reasonably necessary, to ensure that the BpiFAE Insurance Policy and each Interest Stabilisation Agreement continues in full force and effect and shall indemnify and hold harmless each other Lender in the event that the BpiFAE Insurance Policy or such Interest Stabilisation Agreement (as the case may be) does not continue in full force and effect due to its gross negligence or willful default or due to a voluntary change in status which results in it no longer being eligible for CIRR interest stabilisation.
d)    The ECA Agent shall:
(i)     make written requests to BpiFAE seeking a reimbursement of the BpiFAE Premium in the circumstances described in Section 11.13.1.c) promptly after the relevant cancellation or prepayment and (subject to any confidentiality undertakings given to BpiFAE by the ECA Agent pursuant to the terms of the BpiFAE Insurance Policy) provide a copy of the request to the Borrower;
(ii)    use its reasonable endeavours to maximize the amount of any reimbursement of the BpiFAE Premium to which the ECA Agent is entitled;
(iii)    pay to the Borrower (in the same currency as the refund received from BpiFAE) the full amount of any reimbursement of the BpiFAE Premium that the

ECA Agent receives from BpiFAE within two (2) Business Days of receipt with same day value; and
(iv)    relay the good faith concerns of the Borrower to BpiFAE regarding the amount of any reimbursement to which the ECA Agent is entitled, it being agreed that the ECA Agent’s obligation shall be no greater than simply to pass on to BpiFAE the Borrower’s concerns.
SECTION 11.14. Law and Jurisdiction
SECTION 11.14.1. Governing Law. This Agreement and any non-contractual obligations arising out of or in respect of this Agreement shall in all respects be governed by and interpreted in accordance with English Law.
SECTION 11.14.2. Jurisdiction. For the exclusive benefit of the Facility Agent and the Lenders, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Section, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.
SECTION 11.14.3. Alternative Jurisdiction. Nothing contained in this Section shall limit the right of the Facility Agent or the Lenders to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.
SECTION 11.14.4. Service of Process. Without prejudice to the right of the Facility Agent or the Lenders to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at Building 3, The Heights – Brooklands, Weybridge, Surrey, KT13 ONY, Attention: General Counsel, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 am on the third Business Day after posting by prepaid first class registered post.
SECTION 11.15. Confidentiality. Each of the Facility Agent and the Lenders agrees to maintain and to cause its Affiliates to maintain the confidentiality of all information provided to it by the Borrower or any Subsidiary of the Borrower, or by the Facility Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by it or its Affiliates or their respective directors, officers, employees and agents, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Borrower or any of its Affiliates; provided, however, that it may disclose such information (A) at the request or pursuant to any requirement of any self-regulatory body, governmental body, agency or official to which the Facility Agent, any Lender or any of their respective Affiliates is subject or in connection with an examination of the Facility Agent, such Lender or any of their respective Affiliates by any such authority or body, including without limitation the Republic of France and any French Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Facility Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder; (F) to the Facility Agent or such Lender’s independent auditors, counsel, and any other professional advisors of the Facility Agent or such Lender who are advised of the confidentiality of such information; (G) to any participant or assignee, provided that such Person agrees to keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (H) as to the Facility Agent, any Lender or their respective Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party with the Facility Agent, such Lender or such Affiliate; (I) to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the Facility Agent and the Lenders hereunder; (J) to any other party to the Agreement and (K) to the French Authorities and any Person to whom information is required to be disclosed by the French Authorities. Each of the Facility Agent and the Lenders shall be responsible for any breach of this Section 11.15 by any of its Affiliates or any of its or its Affiliates’ directors, officers, employees, professional advisors and agents.
SECTION 11.16. French Authority Requirements. The Borrower acknowledges that:
a)    the Republic of France and any French Authority or any authorised representatives specified by these bodies shall be authorised at any time to inspect and make or demand copies of the records, accounts, documents and other deeds of any or all of the Lenders relating to this Agreement;
b)    in the course of its activity as the Facility Agent, the Facility Agent may:
(i)    provide the Republic of France and any French Authority with information concerning the transactions to be handled by it under this Agreement; and
(ii)    disclose information concerning the subsidized transaction contemplated by this Agreement in the context of internationally agreed consultation/notification proceedings and statutory specifications, including information received from the Lenders relating to this Agreement.
SECTION 11.17. Waiver of immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its assets, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.
SECTION 11.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
a)    the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Symphony of the Seas (ex hull no. B34) Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
ROYAL CARIBBEAN CRUISES LTD.
By _________________________
Name:
Title:

Address:     1050 Caribbean Way
        Miami, Florida 33132
Facsimile No.: (305) 539-0562
Email:        agibson@rccl.com
        bstein@rccl.com
Attention:     Vice President, Treasurer
With a copy to: General Counsel

CITIBANK N.A., LONDON BRANCH as ECA Agent and a Lender

Commitment
9.27% of the Maximum Loan Amount	By__________________________ Name: Title:

Citigroup Centre
Canada Square
London E14 5LB
United Kingdom
Attention:    Wei-Fong Chan
        Kara Catt
        Romina Coates
        Antoine Paycha

Fax No:    +44 20 7986 4881
Tel No:    +44 20 7986 3036 /
        +44 20 7508 0344
        +44 20 7986 4824
    +44 20 7500 0907 /

E-mail:
weifong.chan@citi.com
kara.catt@citi.com
romina.coates@citi.com
antoine.paycha@citi.com

104

BANCO SANTANDER, S.A., as Lender

Commitment
14.25% of the Maximum Loan Amount	By__________________________ Name: Title:

Ciudad Financiera
Avenida de Cantabria s/n
Edificio Encinar 2a planta
28600 Boadilla del Monte
Spain
Fax No: +34 91 257 1682

Attention:           Elise Regnault
                          Julián Arroyo
                                Angela Rabanal
                                Ecaterina Mucuta
                                Vanessa Berrio Vélez
                                Ana Sanz Gómez

Tel No:  +34 912893722
                    +1 212-297-2919
                                +1 212-297-2942
                                +33 1 53 53 70 46
                                +34 91 289 10 28
                                +34 91 289 17 90

E-mail:
elise.regnault@gruposantander.com
Julian.Arroyo@santander.us
arabanal@santander.us
ecaterina.mucuta@gruposantander.com
vaberrio@gruposantander.com
anasanz@gruposantander.com

MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) as Lender

Commitment
7.42% of the Maximum Loan Amount	By__________________________ Name: Title:

Immeuble Le Centorial
16-18 rue du Quatre Septembre
75002 Paris
France
Tel No:    +44207 577 5803 / 5804
Email:     Eca.finance@uk.mufg.jp
with a copy to:
ECA Finance
Ropemaker Place
25 Ropemaker Street
London EC2Y 9AN
Great Britain
Fax No:    +44 207 577 1559
Tel No:    +44 207 577 5803 / 5804
Email:     Eca.finance@uk.mufg.jp

HSBC FRANCE as Lender

Commitment
27.82% of the Maximum Loan Amount	By__________________________ Name: Title:

HSBC France – Global Banking Agency Operations (GBAO) Transaction Manager Unit
103 avenue des Champs Elysées
75008 Paris
France

Attention:          Florencia Thomas
Alexandra Penda

Fax No: +33 1 40 70 28 80
Tel No: +33 1 49 52 22 60/
+33 1  41 02 67 50

Email:          florencia.thomas@hsbc.fr
                   alexandra.penda@hsbc.fr

Copy to:

HSBC France
103 avenue des Champs Elysées
75008 Paris
France

Attention:          Julie Bellais / Céline Karsenty

Tel No: +33 1 40 70 28 59 /
              +33 1 40 70 22 97

Email:
julie.bellais@hsbc.fr
celine.karsenty@hsbc.fr

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as Lender

Commitment
7.42% of the Maximum Loan Amount	By__________________________Name: Title:

Facility Office:

Kungsträdgårdsgatan 8
106 40 Stockholm
Sweden

Address for Notices:

One Carter Lane
London EC4V 5AN
United Kingdom

Attention:    Malcolm Stonehouse

Fax No: +44 20 7588 0929
Tel No: +44 20 7246 4310

E-mail:
malcolm.stonehouse@seb.co.uk

With a copy to:

One Carter Lane
London EC4V 5AN
United Kingdom

Attention:    Ina Kuliese

Fax No:     +44 20 7588 0929
Tel No:     +44 20 7246 4069

E-mail:    ina.kuliese@seb.co.uk

SOCIÉTÉ GÉNÉRALE as Lender

Commitment
13.91% of the Maximum Loan Amount	By__________________________Name: Title:

Société Générale Facility Office
29 Boulevard Haussmann
75009 Paris
France

For operational/servicing matters:

Bouchra BOUMEZOUED / Tatiana BYCHKOVA
Société Générale 189, rue d’Aubervilliers 75886
PARIS CEDEX 18
OPER/FIN/CAF/DMT6

Phone: +33 1 57 29 13 12 / +33 1 58 98 43 05

Email: bouchra.boumezoued@sgcib.com
           tatiana.bychkova@sgcib.com
           par-oper-caf-dmt6@sgcib.com

For credit matters:

Attention:    Tingting YU
        Patricia SACCO

Address:    189, rue d’Aubervilliers
        75886 Paris
        CEDEX 18
        OPER/FIN/SMO/EXT

Tel No:        +33 1 57 29 54 19 /
        +33 1 42 14 58 15

Email:        tingting.yu@sgcib.com patricia.sacco@sgcib.com

SMBC BANK INTERNATIONAL PLC
as Lender

Commitment
19.91% of the Maximum Loan Amount	By__________________________ Name: Title:

1/3/5 rue Paul Cézanne
75008 Paris
France
Attention:    Cedric le Duigou
        Guillaume Branco
        Herve Billi
        Claire Lucien
Fax No:     +33 1 44 90 48 01
Tel No:
Cedric le Duigou:     + 33 1 44 90 48 83
Guillaume Branco:     + 33 1 44 90 48 71
Herve Billi:     +33 1 44 90 48 48
Claire Lucien:     + 33 1 44 90 48 49
Helene Ly:      +33 1 44 90 48 76
E-mail:    cedric_leduigou@fr.smbcgroup.com
    guillaume_branco@fr.smbcgroup.com
    herve_billi@fr.smbcgroup.com
    claire_lucien@fr.smbcgroup.com
                helene_ly@fr.smbcgroup.com

CITIBANK EUROPE PLC, UK BRANCH
as Facility Agent

By__________________________ Name: Title:
5th Floor Citigroup Centre Mail drop CGC2 05-65 25 Canada Square Canary Wharf London E14 5LB U.K. Fax no.: +44 20 7492 3980 Attention: EMEA Loans Agency

Schedule 4
Form of Amendment Effective Date certificate
(Symphony of the Seas – ex hull no. B34)

Dear Sirs,
Hull No. B34 – Sixth Supplemental Agreement dated 30 October 2020 (the Sixth Supplemental Agreement)
We, CITIBANK EUROPE PLC, UK BRANCH, refer to the Sixth Supplemental Agreement and confirm that all conditions precedent referred to in clause 4 of the Sixth Supplemental Agreement have been satisfied and, accordingly, the “Amendment Effective Date” for the purposes of the Sixth Supplemental Agreement is [ ] 2020

Facility Agent
Signed by ………………………………………………………………..
For and on behalf of CITIBANK EUROPE PLC, UK BRANCH

Schedule 5
Form of First Priority Guarantee

[See attached]

_____________________________________________________________________

[FORM OF] FIRST PRIORITY GUARANTEE
dated as of
[•], 2020
between
CELEBRITY CRUISE LINES INC., as the Guarantor,
and
[INSERT], as the Agent

Page
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms    1
Section 1.03. Terms Generally.    2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee    2
Section 2.02. Guarantee of Payment.    2
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation    4
Section 2.06. Information.    4
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices    5
Section 4.02. Waivers; Amendment    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    6
Section 4.04. Successors and Assigns.    6
Section 4.05. Representations and Warranties    6
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    7
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.     7
Section 4.09. Obligations Absolute    8
Section 4.10. Termination or Release.     9
Section 4.11. Recourse; Limited Obligations.    9
Section 4.12. Judgment    9

This FIRST PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], 2020, is made by CELEBRITY CRUISE LINES INC., a company organized under the laws of the Cayman Islands, in favor of [INSERT], in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Lenders (as defined in the Agreement).
WHEREAS, reference is made to the [ECA AGREEMENT], dated as of [DATE] (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.
WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.
Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.
Section 1.02. Other Defined Terms.
As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:
“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.
“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.
“Guaranteed Obligations” means the Obligations of the Borrower, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.
“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantor).
“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.

“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.
The Guarantor irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. The Guarantor further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantor and that the Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, the Guarantor (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, the Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02. Guarantee of Payment.
The Guarantor further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed2

Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of the Guarantor hereunder are independent of the obligations of any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any Other Guarantor or the Borrower and whether or not any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by the Guarantor hereunder may be required by the Agent on any number of occasions.
Section 2.03. No Limitations.
(a)    Except for termination or release of the Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of the Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any [Loan] Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any [Loan] Document or any other agreement or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower or any Other Guarantor, the lack of legal existence of the Borrower or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower or any Other Guarantor; (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection with the Agreement, the other [Loan] Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, the Guarantor or any Other Guarantor or any other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of the Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.
3

(b)    To the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the Guarantor waives any defense based on or arising out of any defense of the Borrower or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, the Guarantor waives any and all suretyship defenses.
(c)    The Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the [Loan] Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
Section 2.04. Reinstatement.
Notwithstanding anything to contrary contained in this Guarantee, the Guarantor agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Guarantee.
Section 2.05. Agreement To Pay; Subrogation.
In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.
Section 2.06. Information.
The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.
Section 2.07. Limitation on Obligations Guaranteed.
(a)    Notwithstanding any other provision hereof, the right of recovery against the
Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed
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by the Guarantor without rendering the Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. For purposes of the foregoing, all guarantees of the Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. To the fullest extent permitted by applicable law, this Section 2.07 shall be for the benefit solely of creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any Equity Interest in the Guarantor.
(b)    The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION Section 3.01. Indemnity, Subrogation and Subordination.
Upon payment by the Guarantor of any Guaranteed Obligations, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other [Loan] Documents. No failure on the part of the Borrower to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations under this Guarantee, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.
All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to the Guarantor shall be given in care of the Borrower.
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Section 4.02. Waivers; Amendment.
(a)    No failure by the Agent or any other Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other [Loan] Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other [Loan] Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor, subject to any consent required in accordance with Section 11.1 of the Agreement.
Section 4.03. Agent’s Fees and Expenses; Indemnification.
(a)    The Guarantor agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor.”
(b)    The Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.
Section 4.04. Successors and Assigns.
Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.
Section 4.05. Representations and Warranties.
All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to the Guarantor, until the Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.

Section 4.06. Counterparts; Effectiveness; Several Agreement.
This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective when it shall have been executed by the Guarantor and the Agent and thereafter shall be binding upon and inure to the benefit of the Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.
Section 4.07. Severability.
If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.
(b)    Jurisdiction. Each of the Guarantor and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be
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conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Venue. Each of the Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each of the Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other [Loan] Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, the Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.
(e)    WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(e).
Section 4.09. Obligations Absolute.
To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other [Loan] Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other [Loan] Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations or this Guarantee.
Section 4.10. Termination or Release.
(a)    This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a First Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.
(b)    In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to the Guarantor, at the Guarantor’s expense, all documents or other instruments that the Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.
Section 4.11. Recourse; Limited Obligations.
This Guarantee is made with full recourse to the Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Guarantor contained herein, in the Agreement and the other [Loan] Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of the Guarantor and the Agent that this Guarantee shall be enforced against the Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.
Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), the Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date the Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the
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amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to the Guarantor such excess.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.
CELEBRITY CRUISE LINES INC., as the Guarantor
By:
Name:
Title:

[INSERT],
as the Agent
By:
Name:
Title:

Schedule 6
Form of Second Priority Guarantee

[See attached]

Notwithstanding anything contained herein to the contrary, the obligations of the Guarantors (as defined herein) under this Guarantee shall not become due or be paid or payable by any Guarantor pursuant hereto, except to the extent permitted under each Subordination Agreement that has been or may be executed, among [AGENT], [AGENT], RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd., RCI Holdings LLC, and the applicable agent or other representative in respect of obligations of Royal Caribbean Cruises Ltd., and each such Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantors under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the
Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved.

[FORM OF] SECOND PRIORITY GUARANTEE
dated as of
[•], 2020
between
THE GUARANTORS LISTED ON SCHEDULE I HERETO,
and
[INSERT], as Agent

Page
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms    1
Section 1.03. Terms Generally.     2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee    2
Section 2.02. Guarantee of Payment.    3
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation    4
Section 2.06. Information.    5
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices    6
Section 4.02. Waivers; Amendment    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    7
Section 4.04. Successors and Assigns.    7
Section 4.05. Representations and Warranties    7
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    8
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.     8
Section 4.09. Obligations Absolute    9
Section 4.10. Termination or Release.     10
Section 4.11. Recourse; Limited Obligations.    10
Section 4.12. Judgment    10
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This SECOND PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], 2020, is made by the Guarantors set forth on Schedule I hereto (the “Guarantors”) in favor of [INSERT], in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Lenders (as defined in the Agreement).
WHEREAS, reference is made to the [ECA AGREEMENT], dated as of [DATE] (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.
WHEREAS, each Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.
Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.
Section 1.02. Other Defined Terms.
As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:
“Accommodation Payment” has the meaning assigned to such term in Section 3.01. “Allocable Amount” has the meaning assigned to such term in Section 3.01.
“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.
“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.
“Guaranteed Obligations” means the Obligations of the Borrower and the other Guarantors, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.
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“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantors).
“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.
“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.
Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors party hereto and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, each of the Guarantors (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, such Guarantor, any other
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Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02. Guarantee of Payment.
Each of the Guarantors further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any other Guarantor party hereto, any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor party hereto, any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor party hereto, any Other Guarantor or the Borrower and whether or not any other Guarantor party hereto, any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Agent on any number of occasions.
Section 2.03. No Limitations.
(a)    Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of each Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any [Loan] Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any [Loan] Document or any other agreement, including with respect to any other Guarantor under this Guarantee or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor party hereto or any Other Guarantor, the lack of legal existence of the Borrower, any other Guarantor party hereto or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower, any other Guarantor party hereto or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower, any other Guarantor party hereto or any Other Guarantor; (v) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection
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with the Agreement, the other [Loan] Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor party hereto or any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, such Guarantor, any other Guarantor party hereto or any Other Guarantor or other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of each Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.
(b)    To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor party hereto or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, any other Guarantor party hereto or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, each Guarantor waives any and all suretyship defenses.
(c)    Each Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the [Loan] Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
Section 2.04. Reinstatement.
Notwithstanding anything to contrary contained in this Guarantee, each of the Guarantors agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any other Guarantor or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Guarantee.
Section 2.05. Agreement To Pay; Subrogation.
In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower or any
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other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.
Section 2.06. Information.
Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
Section 2.07. Limitation on Obligations Guaranteed.
(a)    Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed by such Guarantor without rendering such Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. If any payment shall be required to be made to the Agent under this Guarantee, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Borrower so as to maximize the aggregate amount paid to the Agent under or in connection with this Guarantee and the Agreement. To the fullest extent permitted by applicable law, this Section 2.07 shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.
(b)    Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION Section 3.01. Indemnity, Subrogation and Subordination.
Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the
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Borrower or any other Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other [Loan] Documents. Subject to the foregoing, to the extent that any Guarantor shall, under this Guarantee or the Agreement as a joint and several obligor, repay any of the Obligations (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors (including the other Guarantors); provided that such rights of contribution, subrogation, reimbursement and indemnification shall be subordinated to the prior payment of the Obligations until the Date of Full Satisfaction. As of any date of determination, the “Allocable Amount” of each Guarantor or any other Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Agreement or any other guarantee to which such other Guarantor is a party in connection therewith without (i) rendering such Guarantor or other Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the UFTA or Section 2 of the UFCA, (ii) leaving such Guarantor or other Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Guarantor or other Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA. No failure on the part of the Borrower, any Guarantor or any other Guarantor to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations under this Guarantee, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.
All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to a Guarantor shall be given in care of the Borrower.
Section 4.02. Waivers; Amendment.
(a)    No failure by the Agent or any other Person to exercise, and no delay by any such
Person in exercising, any right, remedy, power or privilege hereunder or under any other [Loan] Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and
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privileges herein provided, and provided under each other [Loan] Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Agreement.
Section 4.03. Agent’s Fees and Expenses; Indemnification.
(a)    Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “each Guarantor.”
(b)    Each Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.
Section 4.04. Successors and Assigns.
Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.
Section 4.05. Representations and Warranties.
All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to any individual Guarantor, until such Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.
Section 4.06. Counterparts; Effectiveness; Several Agreement.
This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective when it shall have been executed by the Guarantors and the Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a
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manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it. This Guarantee shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
Section 4.07. Severability.
If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.
(b)    Jurisdiction.    Each    Guarantor and the Agent hereby irrevocably and
unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Venue. Each Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating
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to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other [Loan] Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, each Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of such Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Process Agent, and each Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against each Guarantor or its property in the courts of other jurisdictions.
(e)    WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(E).
Section 4.09. Obligations Absolute.
To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other [Loan] Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other [Loan] Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might
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otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Guarantee.
Section 4.10. Termination or Release.
(a)    This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a Second Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.
(b)    In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents or other instruments that such Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.
Section 4.11. Recourse; Limited Obligations.
This Guarantee is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Agreement and the other [Loan] Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Guarantor and the Agent that this Guarantee shall be enforced against each Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.
Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), each Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date such Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to such Guarantor such excess.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.
RCL CRUISE HOLDINGS LLC, as a Guarantor
By:
Name:
Title:

TORCATT ENTERPRISES S.A.,
as a Guarantor
By:
Name:
Title:

RCL HOLDINGS COOPERATIEF UA, as a Guarantor
By:
Name:
Title: Director A
By: Intertrust (Netherlands) B.V.,
as Director B
By:
Name:
Title:
By:
Name:
Title:

RCL CRUISES LTD.,
as a Guarantor
By:
Name:
Title:

RCL INVESTMENTS LTD.,
as a Guarantor
By:
Name:
Title:

[INSERT],
as the Agent
By:
Name:
Title:

SCHEDULE I TO GUARANTEE
GUARANTORS

Entity Name	Jurisdiction of Organization	Type of Entity
RCL Cruise Holdings LLC	Liberia	Limited Liability Company
Torcatt Enterprises S.A.	Costa Rica	Sociedad Anónima
RCL Holdings Cooperatief UA	Netherlands	Excluded Liability Company
RCL Cruises Ltd.	England & Wales	Corporation
RCL Investments Ltd.	England & Wales	Limited Company

Schedule 7
Form of Third Priority Guarantee

[See attached]

Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor (as defined herein) under this Guarantee shall not become due or be paid or payable by the Guarantor pursuant hereto, except to the extent permitted under (A) the Subordination Agreement dated as of [•], 2020, among [AGENT], [AGENT], RCI Holdings LLC, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, and Morgan Stanley Senior Funding Inc., in its capacity as Administrative Agent, and (B) each Subordination Agreement that has been or may be executed, among [AGENT], [AGENT], RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd., RCI Holdings LLC, and the applicable agent or other representative in respect of obligations of Royal Caribbean Cruises Ltd., and each such Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantor under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved.

[FORM OF] THIRD PRIORITY GUARANTEE
dated as of
[•], 2020
among
RCI HOLDINGS LLC, as the Guarantor,
and
[INSERT], as the Agent

Page
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms    1
Section 1.03. Terms Generally.    2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee    2
Section 2.02. Guarantee of Payment.    2
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation    4
Section 2.06. Information.    4
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices    5
Section 4.02. Waivers; Amendment    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    6
Section 4.04. Successors and Assigns.    6
Section 4.05. Representations and Warranties    6
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    7
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.     7
Section 4.09. Obligations Absolute    8
Section 4.10. Termination or Release.     9
Section 4.11. Recourse; Limited Obligations.    9
Section 4.12. Judgment    9
i

This THIRD PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], 2020, is made by RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of the Republic of Liberia, in favor of [INSERT], in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Lenders (as defined in the Agreement).
WHEREAS, reference is made to the [ECA AGREEMENT], dated as of [DATE] (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.
WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.
Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.
Section 1.02. Other Defined Terms.
As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:
“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.
“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.
“Guaranteed Obligations” means the Obligations of the Borrower, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.
“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantor).

“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.
“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.
The Guarantor irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. The Guarantor further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantor and that the Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, the Guarantor (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, the Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02. Guarantee of Payment.
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The Guarantor further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of the Guarantor hereunder are independent of the obligations of any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any Other Guarantor or the Borrower and whether or not any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by the Guarantor hereunder may be required by the Agent on any number of occasions.
Section 2.03. No Limitations.
(a)    Except for termination or release of the Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of the Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any [Loan] Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any [Loan] Document or any other agreement or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower or any Other Guarantor, the lack of legal existence of the Borrower or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower or any Other Guarantor; (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection with the Agreement, the other [Loan] Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, the Guarantor or any Other Guarantor or any other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of the Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.
(b)    To the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the Guarantor waives any defense based on or arising out of any defense of the Borrower or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, the Guarantor waives any and all suretyship defenses.
(c)    The Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the [Loan] Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
Section 2.04. Reinstatement.
Notwithstanding anything to contrary contained in this Guarantee, the Guarantor agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Guarantee.
Section 2.05. Agreement To Pay; Subrogation.
In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.
Section 2.06. Information.
The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07. Limitation on Obligations Guaranteed.
(a)    Notwithstanding any other provision hereof, the right of recovery against the Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. For purposes of the foregoing, all guarantees of the Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. To the fullest extent permitted by applicable law, this Section 2.07 shall be for the benefit solely of creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any Equity Interest in the Guarantor.
(b)    The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION Section 3.01. Indemnity, Subrogation and Subordination.
Upon payment by the Guarantor of any Guaranteed Obligations, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other [Loan] Documents. No failure on the part of the Borrower to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations under this Guarantee, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.
5

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to the Guarantor shall be given in care of the Borrower.
Section 4.02. Waivers; Amendment.
(a)    No failure by the Agent or any other Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other [Loan] Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other [Loan] Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor, subject to any consent required in accordance with Section 11.1 of the Agreement.
Section 4.03. Agent’s Fees and Expenses; Indemnification.
(a)    The Guarantor agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor.”
(b)    The Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.
Section 4.04. Successors and Assigns.
Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.
Section 4.05. Representations and Warranties.
All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to the Guarantor, until the Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.

Section 4.06. Counterparts; Effectiveness; Several Agreement.
This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective when it shall have been executed by the Guarantor and the Agent and thereafter shall be binding upon and inure to the benefit of the Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.
Section 4.07. Severability.
If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.
(b)    Jurisdiction. Each of the Guarantor and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Venue. Each of the Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each of the Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other [Loan] Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, the Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.
(e)    WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(E).
Section 4.09. Obligations Absolute.
To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other [Loan] Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other [Loan] Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations or this Guarantee.
Section 4.10. Termination or Release.
(a)    This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a Third Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.
(b)    In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to the Guarantor, at the Guarantor’s expense, all documents or other instruments that the Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.
Section 4.11. Recourse; Limited Obligations.
This Guarantee is made with full recourse to the Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Guarantor contained herein, in the Agreement and the other [Loan] Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of the Guarantor and the Agent that this Guarantee shall be enforced against the Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.
Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), the Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date the Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to the Guarantor such excess.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.
RCI HOLDINGS LLC,
as the Guarantor
By:
Name:
Title:

[INSERT],
as the Agent
By:
Name:
Title:

Schedule 8
Form of Senior Parties Subordination Agreement

[See attached]

[FORM OF] SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT, dated as of [•], 2020 (this “Agreement”), by and among each Agent (as defined below), in its capacity as facility agent under the applicable ECA Agreement (as defined below), RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of Liberia (the “Guarantor”), ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee under the Indenture (as defined below) (the “Trustee”), for the benefit of the Holders (as defined in the Indenture) and, on and after the Joinder Date (as defined below), MORGAN STANLEY SENIOR FUNDING INC. (“MSSF”), in its capacity as administrative agent under the Credit Agreement (as defined below) (the “Administrative Agent”), for the benefit of the Lenders (as defined below).
Pursuant to that certain Indenture, dated as of June 9, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, as issuer, the Guarantor and the Trustee, the Company has issued $1,000,000,000 aggregate principal amount of its 9.125% Senior Notes due 2023 (collectively, the “Notes”).
Pursuant to that certain Commitment Letter, dated as of August 12, 2020, between the Company, and MSSF (the “Commitment Letter”), which attaches a form of 364-Day Term Loan Agreement (the “Draft Credit Agreement”), the Company may obtain Advances in a maximum aggregate principal amount not to exceed $1,000,000,000 pursuant to a definitive 364-Day Term Loan Agreement, which will be substantially consistent with the Draft Credit Agreement, with such changes as are agreed between the Company and MSSF (such definitive agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to each agreement listed in Schedule I hereto (collectively, the “ECA Agreements”, and each, an “ECA Agreement”), the Guarantor is required to execute and deliver to each facility agent listed (as listed in Schedule I hereto, the “Agents”, and each an “Agent”) for the benefit of the lenders under reach of the ECA Agreements to which that Agent is a party (the agent and the lenders under the ECA Agreements being the “ECA Parties”) a guarantee of the obligations of the Company under each such ECA Agreement, each of which guarantees are dated as of [•], 2020, but each such guarantee must be subordinated to the Senior Obligations (as defined below) (collectively, the “Subordinated Guarantees”, and each, a “Subordinated Guarantee”).
The Guarantor’s execution and delivery of each Subordinated Guarantee in favor of an Agent, for the benefit of the applicable ECA Parties, is conditioned upon the execution and delivery by the Company, the Guarantor and that Agent, for the benefit of the applicable ECA Parties, of this Agreement pursuant to which each of the Agents and the ECA Parties (each such Agent and all such ECA Parties, together with each of their respective successors and assigns, collectively, the “Subordinated Parties”) agree, and with respect to each ECA Agreement on a several basis, to subordinate their respective rights with respect to the Subordinated Obligations (as defined below) to the rights of the Trustee, the Holders and, on and after the Joinder Date, the Administrative Agent and the lenders from time to time party to the Credit Agreement (the “Lenders”) with respect to the Senior Obligations, all on the terms set forth herein. For purposes hereof, “Senior Parties” means (a) prior to the Joinder Date, the Trustee and the Holders, and (b) on and after the Joinder Date, the Trustee, the Holders, the Administrative Agent and the Lenders.
Accordingly, each Agent (on behalf of its Relevant Subordinated Parties (as defined below)), the Company, the Guarantor, the Trustee, on behalf of the Holders (and each of their respective successors or assigns), and, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders (and each of their respective successors or assigns), hereby agrees as follows:
SECTION 1. Subordination.
(a)    Each Agent (on behalf of itself and its other Relevant Subordinated Parties) hereby agrees, on a several basis, that all of their respective right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Parties in respect of the obligations of the Guarantor (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) arising under the Senior Debt Documents (as defined below), including the payment of principal, premium (if any), interest (including, without limitation, interest accruing on or after the filing of any Insolvency Proceeding (as defined below) relating to the Company or the Guarantor pursuant to the terms of the Senior Debt Documents, whether or not a claim for post-filing interest is allowed or allowable in any such Insolvency Proceeding), fees, charges, expenses, indemnities, reimbursement obligations and all other amounts payable thereunder or in respect thereof, in each case whether or not any of the foregoing is allowed or allowable as a claim in any Insolvency Proceeding (collectively, the “Senior Obligations”). For the avoidance of doubt, (1) “payment in full” (or similar term used herein) of the Senior Obligations will not be deemed to have occurred so long as any Obligations under and as defined in the Senior Debt Documents remain outstanding (other than any inchoate obligations for which no claim has been asserted) and (2) nothing herein shall or shall be deemed to affect, alter or impair the rights of the Subordinated Parties under the relevant ECA Agreement and the [Loan] Documents (as defined in the relevant ECA Agreement) other than with respect to the Subordinated Guarantees entered into in connection with that ECA Agreement.
For purposes hereof:
(i)    “Relevant Subordinated Parties” means, in respect of an Agent, the Subordinated Parties under or in connection with the ECA Agreement pursuant to which that Agent has been appointed in such capacity.
(ii)    “Senior Debt Documents” means the Indenture, the Notes, the Note Guarantee (as defined in the Indenture), the Credit Agreement and any related promissory notes and that certain Limited Guaranty, to be dated the date of the Credit Agreement, made by the Guarantor in favor of the Administrative Agent on behalf of the Lenders.
(iii)    “Subordinated Obligations” means, in respect of an ECA Agreement and the Relevant Subordinated Parties thereunder, all obligations of the Guarantor to those Relevant Subordinated Parties (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) under each Subordinated Guarantee in respect of that ECA Agreement.

(b)    Except to the extent expressly permitted hereunder, the Company, the Guarantor and each Agent (on behalf of its Relevant the applicable Subordinated Parties) agrees that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of the Guarantor under the applicable Subordinated Guarantee to which that Agent is a party or received or accepted, directly or indirectly, by or on behalf of any Subordinated Party under that Subordinated Guarantee, until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). In the event that any payment by, or on behalf of, or distribution of the assets or other property of, or any equity securities or debt securities issued by, the Guarantor of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, including without limitation, in connection with a plan of reorganization or other Insolvency Proceeding with respect to the Guarantor, shall be received on account of any Subordinated Obligations by or on behalf of any Subordinated Party or any Affiliate thereof at a time when such payment or distribution is prohibited by this Agreement, until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), then such payment or distribution that has been received by a Subordinated Party shall be held by that Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to, the Trustee, for the benefit of itself and the Holders, and, on and after the Joinder Date, to the Administrative Agent, for the benefit of itself and the Lenders, in each case, according to the pro rata share of the Senior Obligations held by the Trustee and the Holders, on the one hand, and the Administrative Agent and the Lenders, on the other hand. If the Trustee or the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Trustee or the Administrative Agent shall pay the excess over to the Administrative Agent, for the benefit of itself and the Lenders, or to the Trustee, for the benefit of itself and the Holders, as the case may be; provided that such payment shall not be payable until the Trustee or the Administrative Agent, as applicable, has been able to determine the outstanding amount of the respective pro rata share of the Trustee or the Administrative agent, as applicable (such determination to be made in reliance on either the information provided by the Company pursuant to the penultimate sentence of this clause 1(b) or such other evidence as the Administrative Agent reasonably deems satisfactory). For the avoidance of doubt, the subordination of the Subordinated Obligations to the Senior Obligations pursuant to the provisions of this Section 1 does not, and nothing contained in this Section 1 or elsewhere in this Subordination Agreement shall, limit or be deemed to limit the liability of the Company to make payments of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect of any ECA Agreement as and when due. For purposes hereof, the “pro rata share” of any Person as of any time shall be determined based upon the share of the sum of the total Senior Obligations held by such Person at such time. The Company agrees to advise the Trustee, the Administrative Agent or any Subordinated Party, as the case may be, promptly upon request as to the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations held by the Holders and the Lenders, in order to facilitate the Trustee, the Administrative Agent, or the relevant Subordinated Party receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable). Each Subordinated Party may conclusively rely on the aforementioned advice from the Company in complying with its obligations under this clause 1(b).
(c)    The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against the Guarantor or any of its properties or assets until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). Upon any distribution of the assets of the Guarantor or upon any dissolution, winding up, liquidation or reorganization of the Guarantor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor, or otherwise (any of the foregoing, an “Insolvency Proceeding”):
(i)    the Senior Parties shall first be entitled to receive payment in full in cash of the Senior Obligations (whenever arising, and including, without limitation, interest accruing after the commencement of any Insolvency Proceeding at the rate set forth in the applicable Senior Debt Documents, whether or not allowed or allowable as a claim in any such Insolvency Proceeding) (other than any inchoate obligations for which no claim has been asserted) before any Subordinated Party shall be entitled to receive any payment or distribution on account of the Subordinated Obligations, whether of principal, interest or otherwise; and
(ii)    until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), any payment by, or on behalf of, or distribution of the assets of, or any debt or equity securities issued by, the Guarantor of any kind or character, whether in cash, securities or other property, to which any Subordinated Party would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Trustee, for the benefit of itself and the Holders, and, on and after the Joinder Date, the Administrative Agent, for the benefit of itself and the Lenders, according to the pro rata share of the Senior Obligations held by the Trustee and the Holders, on the one hand, and the Administrative Agent and the Lenders, on the other hand. If the Trustee or the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Trustee or the Administrative Agent shall pay the excess over to the Administrative Agent, for the benefit of itself and the Lenders, or to the Trustee, for the benefit of itself and the Holders, as the case may be; provided that such payment shall not be payable until the Trustee or the Administrative Agent, as applicable, has been able to determine the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations represented by the Trustee or the Administrative Agent, as applicable (such determination to be made in reliance on either the information provided by the Company pursuant to the last sentence of this clause 1(c)(ii) or such other evidence as the Administrative Agent reasonably deems satisfactory). The Company agrees to advise the Trustee, the Administrative Agent or any Person making a payment or distribution pursuant to this clause, as the case may be, reasonably promptly upon request as to the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations held by the Holders and the Lenders, in order to facilitate the Trustee or the Administrative Agent receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable).
In addition, each Agent (in respect of its Relevant Subordinated Parties) agrees that in connection with any Insolvency Proceeding (i) each of the Trustee, on behalf of the Holders, and, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders, is irrevocably authorized and empowered (in its own name or in the name of the Relevant Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action as the Trustee or the Administrative Agent, as applicable, may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Trustee, the Holders, the Administrative Agent or the Lenders and (ii) to the extent that a claim has been, or is, made under a Subordinated Guarantee, each of the Relevant Subordinated Parties in respect of that Subordinated Guarantee shall duly and promptly take such action as the Trustee, on behalf of the Holders, or, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders, may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Trustee or the Administrative Agent, as applicable, such documents as the Trustee, on behalf of the Holders, or the Administrative Agent, on behalf of the Lenders, may reasonably request in order to enable the Trustee or the Administrative Agent, as applicable, to enforce any and all claims with respect to the applicable Subordinated Obligations for the account of the Senior Parties and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations for the account of the Senior Parties (provided that the Company hereby agrees that it shall pay on demand all reasonable and documented out-of-pocket costs and expenses of each Relevant Subordinated Party in connection with any of the foregoing actions (including the reasonable and documented fees and expenses of counsel for each such Subordinated Party)). A copy of this Agreement may be filed with any court as evidence of the Senior Parties’ right, power and authority hereunder.
(d)    The Guarantor and each Agent (on behalf of its Relevant Subordinated Parties)
agree that, prior to the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), no Relevant Subordinated Party may take any Enforcement Action against the Guarantor (it being understood that this Agreement shall not affect any Subordinated Party’s rights or remedies against any other obligor under or with respect to the applicable ECA Agreement and/or the other [Loan] Documents (as defined therein)) without the prior written consent of the Trustee (acting upon the direction of the Required Holders) and, on and after the Joinder Date, the Administrative Agent (acting upon the direction of the Required Lenders (as defined in the Credit Agreement)), unless any of the following apply in which case each Agent (on behalf of its Relevant Subordinated Parties) shall be permitted to take any such Enforcement Action without any requirement to obtain consent from the Trustee or the Administrative Agent:
(i)    the occurrence of, with respect to the Guarantor, an Insolvency Proceeding; or
(ii)    the holders of Senior Obligations have taken any Enforcement Action in relation to the Guarantor; or

(iii) a default has occurred under the applicable ECA Agreement (a “Subordinated Debt Default”); and
(A)    the Relevant Subordinated Parties have provided notice of the Subordinated Debt Default to the Senior Parties in accordance with Section 10 hereof; and
(B)    a period of not less than (i) 90 days (in the case of a payment default) or (ii) 179 days (in the case of a non-payment default) has passed from the date the Senior Parties were first notified of the Subordinated Debt Default (a “Standstill Period”); and
(C)    at the end of the Standstill Period, the Subordinated Debt Default is continuing and has not been waived.
For the purposes hereof, “Enforcement Action” means, any action taken by any Subordinated Party in relation to or with respect to the Guarantor under or in connection with the relevant Subordinated Guarantee granted in favor of that Subordinated Party (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to: (i) demand payment under that Subordinated Guarantee of all or any part of the applicable Subordinated Obligations, (ii) recover all or any part of the applicable Subordinated Obligations (including, by exercising any rights of set-off or combination of accounts), (iii) exercise or enforce any rights under or pursuant to that Subordinated Guarantee, (iv) commence legal proceedings against the Guarantor or (v) commence, or take any other steps which could lead to the commencement of, an Insolvency Proceeding concerning Guarantor. Notwithstanding the foregoing, each Agent (on behalf of its Relevant Subordinated Parties) agrees that no Relevant Subordinated Party may in any Insolvency Proceeding concerning Guarantor: (i) oppose any sale of assets (including bidding procedures relating thereto) with respect to the Guarantor, (ii) propose any debtor in possession financing or oppose any debtor in possession financing or use of cash collateral with respect to the Guarantor, in each case without the consent of the Trustee, acting on behalf of itself and the Holders, and, on and after the Joinder Date, the Administrative Agent, acting on behalf of itself and the Lenders, (iii) seek appointment of a trustee or examiner with respect to the Guarantor or (iv) propose, sponsor, vote in favor of, or otherwise support any plan of reorganization or liquidation with respect to the Guarantor unless such plan (a) provides for the payment in full in cash of all Senior Obligations on or before the effective date of such plan or (b) each of the Trustee, on behalf of the Holders, and, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders, has provided its prior written consent with respect to such plan.
(e)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights of subrogation it may have with respect to the Senior Parties on account of payments made to the Senior Parties by virtue of this Agreement that would otherwise have been made to the applicable Subordinated Obligations until all amounts owing on the Senior Obligations shall be paid in full in cash (other than any inchoate obligations for which no claim has been asserted). For the avoidance of doubt, upon the payment in cash of the Senior Obligations (other than any inchoate obligations for which no claim has been asserted), the Relevant Subordinated Parties shall be subrogated to the rights of the Senior Parties with respect to such payments. As between and among the Guarantor, its creditors (other than the Senior Parties) and the Subordinated Parties, no such payment or distribution made to the Senior Parties by virtue of this Agreement that otherwise would have been made to the Relevant Subordinated Parties shall be deemed to be a payment by the Guarantor on account of the applicable Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Relevant Subordinated Parties and the Senior Parties.
(f)    Each Agent (on behalf of its Relevant Subordinated Parties) and the Guarantor agree that any and all instruments or records (other than book entry records or other internal records) now or hereafter directly creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:
“Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor (as defined herein) under this Guarantee shall not become due or be paid or payable by the Guarantor pursuant hereto, except to the extent permitted under the Subordination Agreement, dated as of [•], 2020, among [AGENT], RCI Holdings LLC, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, and, on and after the Joinder Date (as defined therein), Morgan Stanley Senior Funding Inc., in its capacity as Administrative Agent, which Subordination Agreement is incorporated herein with the same effect as if fully set
forth herein.    For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantor under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantor under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved”;
or shall otherwise refer to and be subject in all respects to the terms of this Agreement.
SECTION 2. Waivers and Consents. (a) Each Agent (on behalf of its Relevant Subordinated Parties) waives the right to compel that any assets or property of the Guarantor be applied in any particular order to discharge the Senior Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives the right to require the Senior Parties to proceed against the Guarantor, or to pursue any other remedy in any Senior Party’s power which such Relevant Subordinated Parties cannot pursue and which would lighten the burden of those Relevant Subordinated Parties, notwithstanding that the failure of any Senior Party to do so may thereby prejudice each such Relevant Subordinated Party. Each Agent (on behalf of its Relevant Subordinated Parties) agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Parties reduced by any Senior Party’s delay in proceeding against or enforcing any remedy against the Guarantor, by any Senior Party releasing the Guarantor from any part (but not all) of the Senior Obligations, or by the discharge of the Guarantor by operation of law or otherwise, with or without the intervention or omission of a Senior Party. A Senior Party’s vote to accept or reject any plan of reorganization relating to the Guarantor, or a Senior Party’s receipt on account of the Senior Obligations other than the payment in full in cash thereof (other than any inchoate obligations for which no claim has been asserted) of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Party hereunder to the Senior Parties.

(b)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights and defenses arising out of an election of remedies by the Senior Parties, even though that election of remedies, including any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of each such Relevant Subordinated Party’s rights of subrogation, reimbursement or contribution against the Guarantor. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives any rights or defenses it may have by reason of protection afforded to the Guarantor with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property securing the Senior Obligations.
(c)    Each Agent (on behalf of its Relevant Subordinated Parties) agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Party may be rescinded in whole or in part by such Senior Party, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Guarantor or any other guarantor or any other party upon or for any part thereof or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Parties, in each case without notice to or further assent by any Relevant Subordinated Party (to the extent contemplated by the Subordinated Guarantee to which that Agent is a party), which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.
(d)    Each Agent (on behalf of its Relevant Subordinated Parties) waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Parties upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Guarantor in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between the Guarantor and the Senior Parties shall be deemed to have been consummated in reliance upon this Agreement. Each Agent (on behalf of its Relevant Subordinated Parties) acknowledges and agrees that the Senior Parties have relied upon the subordination and other agreements provided for herein in consenting to the applicable Subordinated Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.
SECTION 3.    Senior Obligations Unconditional. All rights and interests of the Senior Parties hereunder, and all agreements and obligations of each Subordinated Party and the Guarantor hereunder, shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of the Senior Debt Documents;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Senior Debt Documents; or

(c)    any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Senior Obligations, or of any Subordinated Party or the Guarantor in respect of this Agreement.
SECTION 4. Representations and Warranties. Each Agent represents and warrants on a several basis to the Administrative Agent and the Trustee for the benefit of the applicable Senior Parties that:
(a)    It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.
(b)    This Agreement has been duly executed and delivered by such Agent and constitutes a legal, valid and binding obligation of such Agent, enforceable against such Agent and its Relevant Subordinated Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement.
SECTION 5. Waiver of Claims. (a) To the maximum extent permitted by law, each Agent (on behalf of its Relevant Subordinated Parties) waives any claim it might have against the Senior Parties with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Parties or their directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Senior Debt Documents. Neither the Senior Parties nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon the Senior Debt Documents or for any delay in doing so.
(b)    Each Agent (on behalf of the applicable Subordinated Parties), for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Parties to marshal assets for the benefit of each such Relevant Subordinated Party, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Senior Obligations. The Senior Parties are under no duty or obligation, and each Agent (on behalf of the Relevant Subordinated Parties) hereby waives any right it may have to compel the Senior Parties, to pursue the Company or other Person who may be liable for the Obligations (as defined in the Indenture) or the Obligations (as defined in the Credit Agreement).
SECTION 6. Further Assurances. Each Agent and the Guarantor shall, at the expense of the Company and at any time from time to time, upon the written request of the Trustee or, on and after the Joinder Date, the Administrative Agent, promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee or, on and after the Joinder Date, the Administrative Agent, as applicable, reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Upon the written request of any other party hereto, the Company shall reasonably cooperate and provide such information as may be reasonably necessary to give full effect the provisions set forth in Section 1 of this Agreement.
SECTION 7. [Reserved].
SECTION 8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Parties on the one hand and the Subordinated Parties and the Guarantor on the other, and neither the Company nor any other Person shall have any right, benefit or other interest under this Agreement.
SECTION 9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full in cash.
SECTION 10. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:
if to the Company or the Guarantor:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: Jason T. Liberty, Executive Vice President and Chief Financial Officer
Antje M. Gibson, Vice President and Treasurer
with a copy to:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: General Counsel
if to the Trustee:
The Bank of New York Mellon Trust Company, N.A. 10161 Centurion Parkway North, 2nd Floor
Jacksonville, Florida 32256
Attn: Corporate Trust Administration
if to the Administrative Agent:
Morgan Stanley Senior Funding, Inc. 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231
Attention: Documentation Team
Telephone: 443-627-5900

Email: doc4secportfolio@morganstanley.com
if to the Agent, to the applicable address indicated in Schedule I hereto.
The Company, the Guarantor, the Trustee, the Administrative Agent or any Agent by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.
Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic .pdf delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 12. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 13. Integration. This Agreement represents the agreement of the Guarantor, the Company, the Subordinated Parties and the Senior Parties with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Company, the Subordinated Parties or the Senior Parties relative to the subject matter hereof not reflected herein.
SECTION 14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Trustee, the Administrative Agent (but only on and after the Joinder Date), the Guarantor, the Company and each Agent (on behalf of its Relevant Subordinated Parties).
(b)    No failure to exercise, nor any delay in exercising, on the part of the Senior Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)    The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Guarantor, the Company and the Subordinated Parties and shall inure to the benefit of the Senior Parties and their respective successors and assigns.
SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT
IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INDENTURE AND THE CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
SECTION 19. Termination; Survival. This Agreement and all of the covenants and other obligations of each of the parties hereto shall, except as otherwise expressly provided by the following sentence, terminate upon, and be of no further force or effect whatsoever after, the payment in full of all of the Senior Obligations. The agreements and obligations of each party hereto under Sections 17 and 18 hereof shall survive the termination of this Agreement and the payment in full of all Senior Obligations.
SECTION 20. Trustee’s Rights; Administrative Agent’s Rights; Agent’s Rights. In addition to its rights, protections, immunities reliances and indemnities set forth herein, (a) as between the Trustee, the Company and the Guarantor, the Trustee shall have all the rights, protections, immunities, reliances and indemnities as are provided to the Trustee under the Indenture and (b) on and after the Joinder Date, as between the Administrative Agent, the Company and the Guarantor, the Administrative Agent shall have all the rights, protections, immunities, reliances and indemnities as are provided to the Administrative Agent under the Credit Agreement and the other Loan Documents (as defined therein) (and this Agreement shall be deemed to be a Loan Document for the purposes therefore). In addition to any rights, protections, immunities, reliances and indemnities set forth herein, as between each Agent (and its Relevant Subordinated Parties), the Company and the Guarantor, each such Agent and its Relevant Subordinated Parties shall have all the rights, protections, immunities, reliances and indemnities (as the case may be) as are provided to such parties under the relevant ECA Agreement and the other [Loan] Documents (as defined therein) (and this Agreement shall be deemed to be a [Loan] Document for the purposes of each such ECA Agreement).
SECTION 21. Several Nature of Agent’s Rights and Obligations. The obligations of each Agent under this Agreement are several and apply only in respect of itself and its Relevant Subordinated Parties. Failure by an Agent or its Relevant Subordinated Parties does not affect the obligations of any other Agent or their respective Relevant Subordinated Parties under this Agreement. Accordingly, no Agent or its Relevant Subordinated Parties shall be responsible for the obligations, actions or omissions of any other Agent or their respective Relevant Subordinated Parties.
The rights of each Agent (and its Relevant Subordinated Parties) under or in connection with this Agreement are separate and independent rights. An Agent (on behalf of its Relevant Subordinated Parties) shall be entitled to enforce its rights independently and without any action of any of the other Agents or their respective Relevant Subordinated Parties.
SECTION 22. Subordination Agreement. This Agreement constitutes a “subordination agreement” within the meaning of such term as used in section 510(a) of Title 11 of the United States Code, as amended from time to time.
SECTION 23. Joinder. Upon the execution and delivery of a joinder agreement substantially in the form attached hereto as Exhibit A with such changes, or otherwise in form and substance, reasonably satisfactory to the Company, the Guarantor, each Agent and the Trustee (the “Joinder Agreement”) by the Administrative Agent on or prior to the date the Credit Agreement becomes effective (such date of delivery, the “Joinder Date”), the Administrative Agent shall automatically become a party to this Agreement and be subject to the terms and conditions hereof and receive the benefits hereunder as if originally a party to this Agreement. If requested by the Administrative Agent, each of the Company, the Guarantor, each Agent and the Trustee will acknowledge the Administrative Agent’s execution and delivery of the Joinder Agreement by its signature thereon. On and after the Joinder Date, each of the Administrative Agent and the Lenders shall be deemed a Senior Party and subject to all the rights and obligations of a Senior Party under this Agreement with the same rights as if each of the Administrative Agent and the Lenders were party to this Agreement on the date of this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
[AGENT], as Agent
By:
Name:
Title:
[AGENT], as Agent
By:
Name:
Title:

RCI HOLDINGS LLC, as the Guarantor
By:
Name:
Title:
ROYAL CARIBBEAN CRUISES LTD., as the Company
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Trustee
By:
Name:
Title:

Schedule I
ECA AGREEMENTS

ECA Facility	Agent	Address

Exhibit A
[FORM OF] JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of [•], 202[•] (this “Joinder”), to that certain SUBORDINATION AGREEMENT, dated as of [•], 2020 (the “Subordination Agreement”), by and each [AGENT], in its capacity as [agent] under the applicable ECA Agreement, RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of Liberia, ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee under the Indenture, for the benefit of the Holders (as defined in the Indenture), is being executed and delivered by MORGAN STANLEY SENIOR FUNDING INC., in its capacity as administrative agent under the Credit Agreement (the “Administrative Agent”), for the benefit of the Lenders, in accordance with the provisions of the Subordination Agreement.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement.
The Administrative Agent hereby agrees to become a party to the Subordination Agreement and be subject to the terms and conditions thereof and receive the benefits thereunder as if originally a party to the Subordination Agreement. On and after the Joinder Date, each of the Administrative Agent and the Lenders shall be deemed a Senior Party and subject to all the rights and obligations of a Senior Party under the Subordination Agreement.
The provisions of Sections 11, 17 and 18 of the Subordination Agreement are hereby incorporated mutatis mutandis as if fully set forth in this Joinder.
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed
and delivered as of    (the “Joinder Date”).
MORGAN STANLEY SENIOR
FUNDING, INC., as the Administrative Agent
By:
Name:
Title:
Exhibit A

ACKNOWLEDGED BY:
[AGENT], as Agent
By:
Name:
Title:
[AGENT], as Agent
By:
Name:
Title:

ACKNOWLEDGED BY:
RCI HOLDINGS LLC, as the Guarantor
By:
Name:
Title:
ROYAL CARIBBEAN CRUISES LTD., as the Company
By:
Name:
Title:

ACKNOWLEDGED BY:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Trustee
By:
Name:
Title:

Schedule 9
Form of Other Senior Parties Subordination Agreement

[See attached]

[FORM OF] SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT, dated as of [•], 2020 (this “Agreement”), by and among each Agent (as defined below), in its capacity as facility agent under the applicable ECA Agreement (as defined below), ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia (the “Company”), the subsidiaries of the Company listed in Schedule I hereto (each, a “Guarantor”, and collectively, the “Guarantors”) and [ADMINISTRATIVE AGENT], in its capacity as [administrative agent] under the Credit Agreement (as defined below) (the “Administrative Agent”), for the benefit of the Lenders (as defined below).
The Company, the Administrative Agent and certain lenders from time to time thereunder (the “Lenders” and referred to herein, collectively with the Administrative Agent, as the “Senior Parties”) are party to that certain [CREDIT AGREEMENT], dated as of [•] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to each agreement listed in Schedule III hereto (collectively, the “ECA Agreements”, and each an “ECA Agreement”), (a) RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd. are required to execute and deliver to each facility agent (as listed in Schedule III hereto, the “Agents”, and each an “Agent”) for the benefit of the lenders under each of the ECA Agreements to which that Agent is a party (the Agents and the lenders under the ECA Agreements being the “ECA Parties”) a guarantee of the obligations of the Company under each such ECA Agreement, each of which guarantees are dated as of [•], 2020, but each such guarantee must be subordinated to the Senior Obligations (as defined below) and (b) RCI Holdings LLC (“RCI”) is required to execute and deliver to each Agent for the benefit of the relevant ECA Parties a guarantee of the obligations of the Company under each relevant ECA Agreement, each of which guarantees are dated as of [•], 2020, but each such guarantee must be subordinated to the Senior Obligations (collectively, the “Subordinated Guarantees”, and each a “Subordinated Guarantee”).
The Guarantors’ execution and delivery of each Subordinated Guarantee in favor of an Agent, for the benefit of the applicable ECA Parties, is conditioned upon the execution and delivery by the Company, each Guarantor and that Agent, for the benefit of the applicable ECA Parties, of this Agreement pursuant to which each of the Agents and the ECA Parties (each such Agent and all such ECA Parties, together with each of their respective successors and assigns, collectively, the “Subordinated Parties”) agree, and with respect to each ECA Agreement on a several basis, to subordinate their respective rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Parties with respect to the Senior Obligations, all on the terms set forth herein.
Accordingly, each Agent (on behalf of its Relevant Subordinated Parties (as defined below)), the Company, each Guarantor and the Administrative Agent, on behalf of the Senior Parties (and each of their respective successors or assigns), hereby agrees as follows:

SECTION 1. Subordination.
(a)    Each Agent (on behalf of itself and its other Relevant Subordinated Parties)
hereby agrees, on a several basis, that all of their respective right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Parties in respect of the obligations of each Guarantor (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) arising under the Senior Debt Documents (as defined below), including the payment of principal, premium (if any), interest (including, without limitation, interest accruing on or after the filing of any Insolvency Proceeding (as defined below) relating to the Company or any Guarantor pursuant to the terms of the Senior Debt Documents, whether or not a claim for post-filing interest is allowed or allowable in any such Insolvency Proceeding), fees, charges, expenses, indemnities, reimbursement obligations and all other amounts payable thereunder or in respect thereof, in each case whether or not any of the foregoing is allowed or allowable as a claim in any Insolvency Proceeding (collectively, the “Senior Obligations”). For the avoidance of doubt, (1) “payment in full” (or similar term used herein) of the Senior Obligations will not be deemed to have occurred so long as any Obligations under and as defined in the Senior Debt Documents remain outstanding (other than any inchoate obligations for which no claim has been asserted) and (2) nothing herein shall or shall be deemed to affect, alter or impair the rights of the Subordinated Parties under the relevant ECA Agreement and the [Loan] Documents (as defined in the relevant ECA Agreement) other than with respect to the Subordinated Guarantees entered into in connection with that ECA Agreement.
For purposes hereof:
(i) “Relevant Subordinated Parties” means, in respect of an Agent, the Subordinated Parties under or in connection with the ECA Agreement pursuant to which that Agent has been appointed in such capacity.
(ii)“Senior Debt Documents” means the Credit Agreement, that certain Guaranty, dated as of [•], made by RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd. in favor of the Administrative Agent on behalf of the Lenders, and that certain Guaranty, dated as of [•], made by RCI in favor of the Administrative Agent on behalf of the Lenders, and any related promissory notes.
(iii) “Subordinated Obligations” means, in respect of an ECA Agreement and the Relevant Subordinated Parties thereunder, all obligations of the Guarantors to those Relevant Subordinated Parties (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) under each Subordinated Guarantee in respect of that ECA Agreement.
(b)    Except to the extent expressly permitted hereunder, the Company, each
Guarantor and each Agent (on behalf of its Relevant Subordinated Parties) agrees that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Guarantor under the applicable Subordinated Guarantee or received or accepted, directly or indirectly, by or on behalf of any Subordinated Party under that Subordinated Guarantee, until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). In the event that any payment by, or on behalf of, or distribution of the assets or other property of, or any equity securities or debt securities issued by, any Guarantor of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, including without limitation, in connection with a plan of reorganization or other Insolvency Proceeding with respect to any Guarantor, shall be received on account of any Subordinated Obligations by or on behalf of any Subordinated Party or any Affiliate thereof at a time when such payment or distribution is prohibited by this Agreement, then such payment or distribution that has been received by a Subordinated Party shall be held by that Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to the Administrative Agent as representative for the Senior Obligations and each agent, trustee or other representative for the Pari Passu Obligations, according to the pro rata share of the Senior Obligations represented by the Administrative Agent and the Pari Passu Obligations held by such agent, trustee or other representative and the other obligees under the applicable agreement until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted); provided, if the applicable Guarantor is RCI and RCI continues to guarantee any obligations outstanding under any of the Unsecured Note Indebtedness, the DDTL Indebtedness or any Permitted Refinancing (as each such term is defined in the ECA Agreement as in effect on the date hereof) in respect thereof (collectively, the “Senior RCI Obligations”), then such payment or distribution shall be held by such Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to, the relevant agent, trustee or other representative for the Senior RCI Obligations to the extent required under any other subordination agreement to which RCI is a party at such time. If the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Administrative Agent shall pay the excess over to the applicable agent, trustee or other representative for the Pari Passu Obligations; provided that such payment shall not be payable until the Administrative Agent has been able to determine the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held by each agent, trustee or other representative for the Pari Passu Obligations (such determination to be made in reliance on either the information provided by the Company pursuant to the penultimate sentence of this clause 1(b) or such other evidence as the Administrative Agent reasonably deems satisfactory). For the avoidance of doubt, the subordination of the Subordinated Obligations to the Senior Obligations pursuant to the provisions of this Section 1 does not, and nothing contained in this Section 1 or elsewhere in this Subordination Agreement shall, limit or be deemed to limit the liability of the Company to make payments of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect of any ECA Agreement as and when due. The Company agrees to advise the Administrative Agent or any Subordinated Party, as the case may be, promptly upon request as to the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held (or represented) by each agent, trustee or other representative for the Pari Passu Obligations, in order to facilitate the Administrative Agent, each agent, trustee or other representative for the Pari Passu Obligations or the relevant Subordinated Party receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable). Each Subordinated Party may conclusively rely on the aforementioned advice from the Company in complying with its obligations under this clause 1(b).
For purposes hereof:
(i)    “Pari Passu Obligations” means the obligations of the Company listed in Schedule II hereto (each such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time) and under credit card processing arrangements or other similar payment processing arrangements.
(ii)    the “pro rata share” of any Person as of any time shall be determined based upon the share of the sum of the total Pari Passu Obligations held by such Person at such time.
(c)    The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against any Guarantor or any of its properties or assets until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). Upon any distribution of the assets of any Guarantor or upon any dissolution, winding up, liquidation or reorganization of any Guarantor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Guarantor, or otherwise (any of the foregoing, an “Insolvency Proceeding”):
(i)    the Senior Parties shall first be entitled to receive payment in full in cash of the Senior Obligations (whenever arising, and including, without limitation, interest accruing after the commencement of any Insolvency Proceeding at the rate set forth in the applicable Senior Debt Documents whether or not allowed or allowable as a claim in any such Insolvency Proceeding) (other than any inchoate obligations for which no claim has been asserted) before any Subordinated Party shall be entitled to receive any payment or distribution on account of the Subordinated Obligations, whether of principal, interest or otherwise; and
(ii)    until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), any payment by, or on behalf of, or distribution of the assets of, or any debt or equity securities issued by, such Guarantor of any kind or character, whether in cash, securities or other property, to which any Subordinated Party would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent representing the Senior Obligations and each agent, trustee or other representative for the Pari Passu Obligations, according to the pro rata share of the Senior Obligations represented by the Administrative Agent and the Pari Passu Obligations held by such agent, trustee or other representative and the other obligees under the applicable agreement; provided, if the applicable Guarantor is RCI and RCI continues to guarantee any obligations outstanding under any of the Senior RCI Obligations, then such payment or distribution shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to, the relevant agent, trustee or other representative for the Senior RCI Obligations to the extent required under any other subordination agreement to which RCI is a party at such time. If the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Administrative Agent shall pay the excess over to the applicable agent, trustee or other representative for the Pari Passu Obligations; provided that such payment shall not be payable until the Administrative Agent has been able to determine the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held by each agent, trustee or other representative for the Pari Passu Obligations (such determination to be made in reliance on either the information provided by the Company pursuant to the last sentence of this clause 1(c)(ii) or such other evidence as the Administrative Agent reasonably deems satisfactory). The Company agrees to advise the Administrative Agent or any Person making a payment or distribution pursuant to this clause, as the case may be, reasonably promptly upon request as to the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held (or represented) by each agent, trustee or other representative for the Pari Passu Obligations, in order to facilitate the Administrative Agent, each agent, trustee or other representative for the Pari Passu Obligations receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable).
In addition, each Agent (in respect of its Relevant Subordinated Parties) agrees that in connection with any Insolvency Proceeding (i) the Administrative Agent, on behalf of the Senior Parties, is irrevocably authorized and empowered (in its own name or in the name of the Relevant Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Senior Parties and (ii) to the extent that a claim has been, or is, made under a Subordinated Guarantee, each of the Relevant Subordinated Parties in respect of that Subordinated Guarantee shall duly and promptly take such action as the Administrative Agent, on behalf of the Senior Parties, may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Administrative Agent such documents as the Administrative Agent, on behalf of the Senior Parties, may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to the applicable Subordinated Obligations for the account of the Senior Parties and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations for the account of the Senior Parties (provided that the Company hereby agrees that it shall pay on demand all reasonable and documented out-of-pocket costs and expenses of each Relevant Subordinated Party in connection with any of the foregoing actions (including the reasonable and documented fees and expenses of counsel for each such Subordinated Party)). A copy of this Agreement may be filed with any court as evidence of the Senior Parties’ right, power and authority hereunder.
(d)    Each Guarantor and each Agent (on behalf of its Relevant Subordinated Parties)
agrees that, prior to the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), no Relevant Subordinated Party may take any Enforcement Action against any Guarantor (it being understood that this Agreement shall not affect any Subordinated Party’s rights or remedies against any other obligor under or with respect to the applicable ECA Agreement and/or the other [Loan] Documents (as defined therein) without the prior written consent of the Administrative Agent (acting upon the direction of the Required Lenders (as defined in the Credit Agreement)), unless any of the following apply in which case each Agent (on behalf of its Relevant Subordinated Parties) shall be permitted to take any such Enforcement Action without any requirement to obtain consent from the Administrative Agent:
(i)    the occurrence of, with respect to such Guarantor, an Insolvency Proceeding; or
(ii)    the holders of Senior Obligations have taken any Enforcement Action in relation to such Guarantor; or
Iiii)    a default has occurred under the applicable ECA Agreement (a “Subordinated Debt Default”); and
(A)    the Relevant Subordinated Parties have provided notice of the Subordinated Debt Default to the Senior Parties in accordance with Section 10 hereof; and
(B)    a period of not less than (i) 90 days (in the case of a payment default) or (ii) 179 days (in the case of a non-payment default) has passed from the date the Senior Parties were first notified of the Subordinated Debt Default (a “Standstill Period”); and
(C)    at the end of the Standstill Period, the Subordinated Debt Default is continuing and has not been waived.
For the purposes hereof, “Enforcement Action” means, any action taken by any Subordinated Party in relation to or with respect to any Guarantor under or in connection with the relevant Subordinated Guarantee granted in favor of that Subordinated Party (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to: (i) demand payment under that Subordinated Guarantee of all or any part of the applicable Subordinated Obligations, (ii) recover all or any part of the applicable Subordinated Obligations (including, by exercising any rights of set-off or combination of accounts), (iii) exercise or enforce any rights under or pursuant to that Subordinated Guarantee, (iv) commence legal proceedings against such Guarantor or (v) commence, or take any other steps which could lead to the commencement of, an Insolvency Proceeding concerning such Guarantor. Notwithstanding the foregoing, each Agent (on behalf of its Relevant Subordinated Parties) agrees that it will not and no Relevant Subordinated Party may in any Insolvency Proceeding concerning any Guarantor: (i) oppose any sale of assets (including bidding procedures relating thereto) with respect to such Guarantor, (ii) propose any debtor in possession financing or oppose any debtor in possession financing or use of cash collateral with respect to such Guarantor, in each case without the consent of the Administrative Agent, acting on behalf of the Senior Parties, (iii) seek appointment of a trustee or examiner with respect to such Guarantor or (iv) propose, sponsor, vote in favor of, or otherwise support any plan of reorganization or liquidation with respect to such Guarantor unless such plan (a) provides for the payment in full in cash of all Senior Obligations on or before the effective date of such plan or (b)

the Administrative Agent, on behalf of the Lenders, has provided its prior written consent with respect to such plan.
(e)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights of subrogation it may have with respect to the Senior Parties on account of payments made to the Senior Parties by virtue of this Agreement that would otherwise have been made to the applicable Subordinated Obligations until all amounts owing on the Senior Obligations shall be paid in full in cash (other than any inchoate obligations for which no claim has been asserted). For the avoidance of doubt, upon the payment in cash of the Senior Obligations (other than any inchoate obligations for which no claim has been asserted), the Relevant Subordinated Parties shall be subrogated to the rights of the Senior Parties with respect to such payments. As between and among any Guarantor, its creditors (other than the Senior Parties) and the Subordinated Parties, no such payment or distribution made to the Senior Parties by virtue of this Agreement that otherwise would have been made to the Relevant Subordinated Parties shall be deemed to be a payment by such Guarantor on account of the applicable Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Relevant Subordinated Parties and the Senior Parties.
(f)    Each Agent (on behalf of its Relevant Subordinated Parties) and each Guarantor agree that any and all instruments or records (other than book entry records or other internal records) now or hereafter directly creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:
“Notwithstanding anything contained herein to the contrary, the obligations of the Guarantors (as defined herein) under this Guarantee shall not become due or be paid or payable by any Guarantor pursuant hereto, except to the extent permitted under the Subordination Agreement, dated as of [•], 2020, among [AGENT], RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., RCL Investments Ltd., RCI Holdings LLC, and [ADMINISTRATIVE AGENT], in its capacity as Administrative Agent, which Subordination Agreement is incorporated herein with the same effect as if fully set
forth herein.    For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantors under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved”;
or shall otherwise refer to and be subject in all respects to the terms of this Agreement.
SECTION 2. Waivers and Consents. (a) Each Agent (on behalf of its Relevant Subordinated Parties) waives the right to compel that any assets or property of any Guarantor be applied in any particular order to discharge the Senior Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives the right to require the Senior Parties to proceed against any Guarantor, or to pursue any other remedy in any Senior Party’s power which such Relevant Subordinated Parties cannot pursue and which would lighten the burden of those

Relevant Subordinated Parties, notwithstanding that the failure of any Senior Party to do so may thereby prejudice each such Relevant Subordinated Party. Each Agent (on behalf of its Relevant Subordinated Parties) agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Parties reduced by any Senior Party’s delay in proceeding against or enforcing any remedy against any Guarantor, by any Senior Party releasing any Guarantor from any part (but not all) of the Senior Obligations, or by the discharge of any Guarantor by operation of law or otherwise, with or without the intervention or omission of a Senior Party. A Senior Party’s vote to accept or reject any plan of reorganization relating to any Guarantor, or a Senior Party’s receipt on account of the Senior Obligations other than the payment in full in cash thereof (other than any inchoate obligations for which no claim has been asserted) of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Party hereunder to the Senior Parties.
(b)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights and defenses arising out of an election of remedies by the Senior Parties, even though that election of remedies, including any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of each such Relevant Subordinated Party’s rights of subrogation, reimbursement or contribution against any Guarantor. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives any rights or defenses it may have by reason of protection afforded to any Guarantor with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property securing the Senior Obligations.
(c)    Each Agent (on behalf of the Relevant Subordinated Parties) agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Party may be rescinded in whole or in part by such Senior Party, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Guarantor or any other guarantor or any other party upon or for any part thereof or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Parties, in each case without notice to or further assent by any Relevant Subordinated Party (to the extent contemplated by the Subordinated Guarantee to which that Agent is a party), which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.
(d)    Each Agent (on behalf of its Relevant Subordinated Parties) waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Parties upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of each Guarantor in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Guarantor and the Senior Parties shall be deemed to have been consummated in reliance upon this Agreement. Each Agent (on behalf of its Relevant Subordinated Parties) acknowledges and agrees that the Senior Parties have relied upon the subordination and other agreements provided for herein in consenting to the applicable Subordinated Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.
SECTION 3.    Senior Obligations Unconditional. All rights and interests of the Senior
Parties hereunder, and all agreements and obligations of each Subordinated Party and each Guarantor hereunder, shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of the Senior Debt Documents;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Senior Debt Documents; or
(c)    any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Senior Obligations, or of any Subordinated Party or any Guarantor in respect of this Agreement.
SECTION 4. Representations and Warranties. Each Agent represents and warrants on a several basis to the Administrative Agent for the benefit of the Senior Parties that:
(a)    It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.
(b)    This Agreement has been duly executed and delivered by such Agent and constitutes a legal, valid and binding obligation of such Agent, enforceable against such Agent and its Relevant Subordinated Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement.
SECTION 5. Waiver of Claims. (a) To the maximum extent permitted by law, each Agent (on behalf of its Relevant Subordinated Parties) waives any claim it might have against the Senior Parties with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Parties or their directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Senior Debt Documents. Neither the Senior Parties nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon the Senior Debt Documents or for any delay in doing so.
(b)    Each Agent (on behalf of its Relevant Subordinated Parties), for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Parties to marshal assets for the benefit of each such Relevant Subordinated Party, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Senior Obligations. The Senior Parties are under no duty or obligation, and each Agent (on behalf of the Relevant Subordinated Parties) hereby waives any right it may have to compel the Senior Parties, to pursue the Company or other Person who may be liable for the Obligations (as defined in the Credit Agreement).
SECTION 6. Further Assurances. Each Agent and each Guarantor shall, at the expense of the Company and at any time from time to time, upon the written request of the Administrative Agent, promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Upon the written request of any other party hereto, the Company shall reasonably cooperate and provide such information as may be reasonably necessary to give full effect the provisions set forth in Section 1 of this Agreement.
SECTION 7. [Reserved].
SECTION 8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Parties on the one hand and the Subordinated Parties and each Guarantor on the other, and neither the Company nor any other Person shall have any right, benefit or other interest under this Agreement.
SECTION 9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full in cash.
SECTION 10. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:
if to the Company or any Guarantor:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: Jason T. Liberty, Executive Vice President and Chief Financial Officer
Antje M. Gibson, Vice President and Treasurer
with a copy to:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: General Counsel
if to the Administrative Agent:
[ADMINISTRATIVE AGENT NOTICE INFORMATION]
if to the Agent, to the applicable address indicated in Schedule III hereto.

The Company, any Guarantor, the Administrative Agent or any Agent by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.
Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic .pdf delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 12. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 13. Integration. This Agreement represents the agreement of each Guarantor, the Company, the Subordinated Parties and the Senior Parties with respect to the subject matter hereof and there are no promises or representations by any Guarantor, the Company, the Subordinated Parties or the Senior Parties relative to the subject matter hereof not reflected herein.
SECTION 14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each Guarantor, the Company and each Agent (on behalf of its Relevant Subordinated Parties).
(b)    No failure to exercise, nor any delay in exercising, on the part of the Senior Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)    The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
SECTION 15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor, the Company and the Subordinated Parties and shall inure to the benefit of the Senior Parties and their respective successors and assigns.
SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT
IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY OTHER PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
SECTION 19. Termination; Survival. This Agreement and all of the covenants and other obligations of each of the parties hereto shall, except as otherwise expressly provided by the following sentence, terminate upon, and be of no further force or effect whatsoever after, the payment in full of all of the Senior Obligations. The agreements and obligations of each party hereto under Sections 17 and 18 hereof shall survive the termination of this Agreement and the payment in full of all Senior Obligations.
SECTION 20. Administrative Agent’s Rights; Agent’s Rights. In addition to its rights, protections, immunities reliances and indemnities set forth herein, as between the Administrative Agent, the Company and each Guarantor, the Administrative Agent shall have all the rights, protections, immunities, reliances and indemnities as are provided to the Administrative Agent under the Credit Agreement and the other Loan Documents (as defined therein) (and this Agreement shall be deemed to be a Loan Document for the purposes therefor). In addition to any rights, protections, immunities, reliances and indemnities set forth herein, as between each Agent (and its Relevant Subordinated Parties), the Company and each Guarantor, each such Agent and its Relevant Subordinated Parties shall have all the rights, protections, immunities, reliances and indemnities (as the case may be) as are provided to that Agent (and its Relevant Subordinated Parties) under the relevant ECA Agreement and the other Loan Documents (as defined therein) (and this Agreement shall be deemed to be a [Loan] Document for the purposes of each such ECA Agreement).
SECTION 21. Several Nature of Agent’s Rights and Obligations. The obligations of each Agent under this Agreement are several and apply only in respect of itself and its Relevant Subordinated Parties. Failure by an Agent or its Relevant Subordinated Parties does not affect the obligations of any other Agent or their respective Relevant Subordinated Parties under this Agreement. Accordingly, no Agent or its Relevant Subordinated Parties shall be responsible for the obligations, actions or omissions of any other Agent or their respective Relevant Subordinated Parties.
The rights of each Agent (and its Relevant Subordinated Parties) under or in connection with this Agreement are separate and independent rights. An Agent (on behalf of its Relevant Subordinated Parties) shall be entitled to enforce its rights independently and without any action of any of the other Agents or their respective Relevant Subordinated Parties.
SECTION 22. Subordination Agreement. This Agreement constitutes a “subordination agreement” within the meaning of such term as used in section 510(a) of Title 11 of the United States Code, as amended from time to time.
[Remainder of page intentionally left blank]

SCHEDULE I
GUARANTORS

Entity Name	Jurisdiction of Organization	Type of Entity
RCI Holdings LLC	Liberia	Limited Liability Company
RCL Cruise Holdings LLC	Liberia	Limited Liability Company
Torcatt Enterprises S.A.	Ecuador	Sociedad Anónima
RCL Holdings Cooperatief UA	Netherlands	Excluded Liability Company
RCL Cruises Ltd.	England & Wales	Corporation
RCL Investments Ltd.	England & Wales	Limited Company

SCHEDULE II
OTHER OBLIGATIONS OF THE COMPANY
1.    Term Loan Agreement, dated as of April 5, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and BANK OF AMERICA, N.A., as administrative agent
2.    Credit Agreement, as amended and restated on October 12, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent
3.    Amended and Restated Credit Agreement, dated as of April 5, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and THE BANK OF NOVA SCOTIA, as administrative agent
4.    Credit Agreement, dated as of May 11, 2010, among FALMOUTH JAMAICA LAND COMPANY LIMITED, a Jamaican corporation, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, and THE BANK OF NOVA SCOTIA, as lender
5.    Credit Agreement, dated as of February 2, 2018, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH, as administrative agent
6.    Credit Agreement, dated as of November 16, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as administrative agent
7.    Term Loan Agreement, as amended and restated on December 3, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SUMITOMO MITSUI BANKING CORPORATION, as administrative agent
8.    Credit Agreement, dated as of June 7, 2019, among SILVERSEA CRUISE HOLDING LTD., a private limited liability company incorporated under the laws of the Commonwealth of the Bahamas, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent
9.    Guarantee, dated as of July 18, 2016, by ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, in favor of the Beneficiaries (as defined therein)

SCHEDULE III
ECA AGREEMENTS

ECA Facility	Agent	Address

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
[AGENT], as Agent
By:
Name:
Title:
[AGENT], as Agent
By:
Name:
Title:

ROYAL CARIBBEAN CRUISES LTD., as the Company
By:
Name:
Title:

[Signature Page to Subordination Agreement]

RCI HOLDINGS LLC, as a Guarantor
By:
Name:
Title:

RCL CRUISE HOLDINGS LLC, as a Guarantor
By:
Name:
Title:

TORCATT ENTERPRISES S.A., as a Guarantor
By:
Name:
Title:

RCL HOLDINGS COOPERATIEF UA, as a Guarantor
By:
Name:
Title: Director A
By: Intertrust (Netherlands) B.V., as Director B
By:
Name:
Title:
By:
Name:
Title:

[Signature Page to Subordination Agreement]

1950887.10-NYCSR03A - MSW

RCL CRUISES LTD., as a Guarantor
By:
Name:
Title:

RCL INVESTMENTS LTD., as a Guarantor
By:
Name:
Title:

[ADMINISTRATIVE AGENT], as the Administrative Agent
By:
Name:
Title:

EXECUTION PAGE – SIXTH SUPPLEMENTAL AGREEMENT (HULL B34)

Borrower

SIGNED by Jason T. Liberty, Chief Financial Officer    )
for and on behalf of    ) /S/ JASON T. LIBERTY
ROYAL CARIBBEAN CRUISES LTD.    )
    )

ECA Agent

SIGNED by Christopher Conway, Managing Director    )
for and on behalf of    ) /S/ CHRISTOPHER CONWAY
Citibank N.A., LOndon Branch    )
    )

Facility Agent

SIGNED by Claire Crawford    )    /S/ CLAIRE CRAWFORD
for and on behalf of    )
Citibank Europe plc, UK Branch    )
    )

The Mandated Lead Arrangers

SIGNED by Vanessa Berrio and Elise Regnault    ) /S/ VANESSA BERRIO
for and on behalf of    ) /S/ ELISE REGNAULT
BANCO SANTANDER, S.A.    )
    )

SIGNED by Christopher Conway, Managing Director    )
for and on behalf of    ) /S/ CHRISTOPHER CONWAY
Citibank N.A., LOndon Branch    )
    )

SIGNED by Julie Bellais and Guy Woelfel    ) /S/ JULIE BELLAIS
for and on behalf of    ) /S/ GUY WOELFEL
HSBC FRANCE    )
    )

SIGNED by Isabelle Seneca, Director Export Finance    ) /S/ ISABELLE SENECA
for and on behalf of    )
SOCIÉTÉ GÉNÉRALE    )
    )

SIGNED by Masaki Hikihara and Kenji Yanagawa    ) /S/ MASAKI HIKIHARA
for and on behalf of    ) /S/ KENJI YANAGAWA
SMBC BANK INTERNATIONAL PLC    )
    )

SIGNED by    )
for and on behalf of Jean-Marie Le Fouest    )    /S/ JEAN-MARIE LE FOUEST
MUFG BANK, LTD. (formerly known as )
The Bank of Tokyo-Mitsubishi UFJ, Ltd.)    )
    )

SIGNED by Penny Neville-Park and Ina Kuliese    ) /S/ PENNY NEVILLE-PARK
for and on behalf of    ) /S/ INA KULIESE
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)    )
    )

The Lenders

SIGNED by Vanessa Berrio and Elise Regnault    ) /S/ VANESSA BERRIO
for and on behalf of    ) /S/ ELISE REGNAULT
BANCO SANTANDER, S.A.    )
    )

SIGNED by Christopher Conway, Managing Director    )
for and on behalf of    ) /S/ CHRISTOPHER CONWAY
Citibank N.A., LOndon Branch    )
    )

SIGNED by Julie Bellais and Guy Woelfel    ) /S/ JULIE BELLAIS
for and on behalf of    ) /S/ GUY WOELFEL
HSBC FRANCE    )
    )

SIGNED by Isabelle Seneca, Director Export Finance    ) /S/ ISABELLE SENECA
for and on behalf of    )
SOCIÉTÉ GÉNÉRALE    )
    )

SIGNED by Masaki Hikihara and Kenji Yanagawa    ) /S/ MASAKI HIKIHARA
for and on behalf of    ) /S/ KENJI YANAGAWA
SMBC BANK INTERNATIONAL PLC    )
    )

SIGNED by Laurent Ladrange, Director General Adjoint    )
for and on behalf of    ) /S/ LAURENT LADRANGE
MUFG BANK, LTD. (formerly known as )
The Bank of Tokyo-Mitsubishi UFJ, Ltd.)    )
    )

SIGNED by Penny Neville-Park and Ina Kuliese    ) /S/ PENNY NEVILLE-PARK
for and on behalf of    ) /S/ INA KULIESE
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)    )
    )